UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LOGAN COUNTY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
Common Stock
(2) Aggregate number of securities to which transaction applies:
16,158
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$50.00 (per share price to be paid in transaction)
(4) Proposed maximum aggregate value of transaction:
$807,900
(5) Total fee paid:
$161.58
☒ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

LOGAN COUNTY BANCSHARES, INC.
43 Washington Avenue, P.O. Box 597
Logan, West Virginia 25601

_________, 2005

Dear Fellow Shareholder:

You are cordially invited to attend the special meeting of shareholders of Logan County BancShares, Inc. (“Logan”).  The meeting will be held in the lobby of Logan Bank & Trust Company at 43 Washington Avenue, Logan, West Virginia, on, _______, _____, 2005, at 5:00 p.m.

At the special meeting you will be asked to consider and vote on a proposed transaction that would allow Logan to suspend its reporting obligations under the Securities Act of 1933 and eliminate significant burdens, risks and expense related to such obligations.  Referred to as “going private,” the proposed transaction is expected to reduce the number of our shareholders of record to fewer than 300 persons, as required for suspension of its reporting obligations.  The reduction in the number of shareholders would be accomplished by a merger of a newly-formed, wholly-owned subsidiary of Logan with and into Logan.

Under the terms of the Agreement and Plan of Merger, each share of common stock owned by a record holder of fewer than 200 shares immediately prior to the effective time of the merger would be converted into the right to receive $50.00 per share in cash, and each share of common stock owned by a record holder of 200 or more shares would remain outstanding as Logan common stock after the merger.  In general, a record shareholder is a shareholder who has paper stock certificates issued and registered in the shareholder’s name on Logan’s stock records.  Shareholders who hold shares in “street name” through banks and brokers are not record holders of those shares.  Shares held for customers by banks and brokers are typically held through a depository nominee which is the holder of record of more than 200 shares, and those shares are expected to remain outstanding after the merger.

At the special meeting, shareholders will also consider and vote on a proposed amendment to Logan’s Articles of Incorporation.  The amendment would prohibit certain future transfers of shares of Logan’s common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  This amendment is intended to slow the growth in the number of our shareholders in the future, thus avoiding or delaying the need to again comply with the periodic reporting requirements imposed on Logan pursuant to the Securities Act of 1933.  Approval of the amendment is contingent upon shareholder approval of the Agreement and Plan of Merger.  As a result, the amendment will not become effective unless the merger is approved and is effective.

A notice of the special meeting, a proxy for your use in connection with that meeting and a proxy statement providing detailed information about the special meeting and related matters are enclosed.  We urge you to read all of these documents carefully before deciding how to vote your shares.

Our Board of Directors has approved the going private transaction and the amendment and believes they are in the best interest of all Logan shareholders.  The board recommends that you vote FOR the proposed transaction and FOR the amendment.

Your vote is very important.  Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope.  You may revoke your proxy in the manner described in the proxy statement at any time before it is exercised.  If you attend the special meeting, you may vote in person if you wish even if you have previously returned your proxy card.

Sincerely,

/s/ Eddie Canterbury

Eddie Canterbury
Chief Executive Officer

/s/ Harvey Oakley

Harvey Oakley
Chairman of the Board of Directors

LOGAN COUNTY BANCSHARES, INC.
43 Washington Avenue, P.O. Box 597
Logan, West Virginia 25601

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ______, 2005

A special meeting of shareholders of Logan County BancShares, Inc. (“Logan”) will be held at 5:00 p.m. on _______, ______, 2005, at the lobby of Logan Bank & Trust Company, 43 Washington Avenue, Logan, West Virginia, for the purpose of considering and voting on the following matters:

(1)                                  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, attached as Appendix A to the enclosed proxy statement.  Pursuant to the terms of the Agreement and Plan of Merger:  (a) each share of Logan common stock owned by a record holder of fewer than 200 shares of common stock immediately before the effective time of the merger will be converted into the right to receive from Logan $50.00 cash per share; and (b) each share of Logan common stock owned by a record holder of 200 or more shares of common stock immediately before the effective time of the merger would continue to be one share of Logan common stock after the merger.  This proposal is not contingent on shareholder approval of the proposal to amend Logan’s Articles of Incorporation.

(2)                                  To consider and vote upon a proposal to approve an amendment to Logan’s Articles of Incorporation, the text of which can be found in Appendix B to the enclosed proxy statement.  This amendment would prohibit certain future transfers of shares of Logan’s common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The amendment is contingent on shareholder approval of the Agreement and Plan of Merger.

(3)                                  To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on _______, 2005, are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

Those shareholders who will receive cash if the merger is approved are entitled to dissent and be paid the fair value of their shares by complying with the procedures detailed in Article 13, Chapter 31D of the West Virginia Code, as amended (see pages 34-36).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the amendment, passed upon the fairness or merits of the merger or the amendment or passed upon the accuracy or adequacy of the information contained in this notice of special meeting of shareholders and the accompanying proxy statement.  Any representation to the contrary is unlawful.

By	Order of the Board of Directors,

/s/ Harvey Oakley

Harvey Oakley, Chairman

Date:          ________, 2005

Your Vote Is Important

You are cordially invited to attend the special meeting in person.  Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly.  If your shares are held in the name of a broker, trust or other nominee, you will need a proxy or letter from the broker, trustee or nominee in order to vote those shares personally at the special meeting.  Any proxy given pursuant to this solicitation may be revoked in the manner described in the accompanying proxy statement at any time before it is voted at the special meeting.  The enclosed, addressed envelope requires no postage if mailed in the United States.

The Board of Directors of Logan has carefully considered the terms of the Agreement and Plan of Merger and the amendment to Logan’s Articles of Incorporation and believes that the merger and the amendment are advisable and in the best interests of Logan and its shareholders.  The Board of Directors unanimously approved the merger and the amendment and unanimously recommends that you vote FOR the approval of the Agreement and Plan of Merger and the amendment to Logan’s Articles of Incorporation.

LOGAN COUNTY BANCSHARES, INC.
43 Washington Avenue, P.O. Box 597
Logan, West Virginia 25601

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To be held ________, 2005

GENERAL INFORMATION

This proxy statement and the accompanying notice to holders of common stock of Logan County BancShares, Inc., a West Virginia corporation, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors, to be voted at the special meeting of Logan’s shareholders to be held at 5:00 p.m. on ________, _______, 2005, in the lobby of Logan Bank & Trust Company, located at 43 Washington Avenue, Logan, West Virginia, or any adjournment of that meeting.  This proxy statement and accompanying proxy card were first sent or given to shareholders on _________, 2005.

Holders of record of common stock at the close of business on ______, 2005, will be entitled to vote at the special meeting on ______________, 2005, and any adjournment of that meeting.  The purpose of the meeting is to consider and vote on: (i) a proposal to approve the Agreement and Plan of Merger, dated as of April 15, 2005, which will result in the merger of Logan and LCB Merger Company, a newly-formed subsidiary of Logan organized for the sole purpose of facilitating this proposed transaction; (ii) a proposal to approve an amendment to Logan’s Articles of Incorporation; and (iii) any other business that may properly come before the meeting.  At this time no other business is expected to come before the meeting.  The Agreement and Plan of Merger is attached to this proxy statement as Appendix A.  The text of the proposed amendment to the Articles of Incorporation is attached to this proxy statement as Appendix B.  The proposed merger is not contingent on approval of the amendment to Logan’s Articles of Incorporation.

Pursuant to the Agreement and Plan of Merger, LCB Merger Company will merge with and into Logan, with Logan continuing as the surviving corporation after the merger.  If Logan’s shareholders approve the Agreement and Plan of Merger, each shareholder holding of record fewer than 200 shares of common stock immediately before the effective time of the merger will be entitled to receive $50.00 per share in cash, without interest, and each shareholder holding of record 200 or more shares immediately before the effective time of the merger will continue to hold the same number of shares after the merger and will not receive any cash.  The proposed amendment to Logan’s Articles of Incorporation would prohibit future transfers of common stock if, as a result of the transfer, the receiving shareholder in the transaction would own of record fewer than 200 shares of common stock.  The proposed amendment to Logan’s Articles of Incorporation is contingent on shareholder approval of the Agreement and Plan of Merger.

The merger will be effective when Logan files Articles of Merger with the West Virginia Secretary of State.  After the effective time of the merger, Logan anticipates it will have fewer than 300 shareholders of record.  As a result, Logan would be able to suspend its reporting obligations under the Securities Act of 1933 and eliminate significant related expenses.

This document provides you with detailed information about the special meeting, the proposed merger and the proposed amendment.  Please see “Where You Can Find More Information” on page 51 for additional information about Logan on file with the Securities and Exchange Commission.

TABLE OF CONTENTS

SUMMARY TERM SHEET

The Companies
The Special Meeting
Shares Entitled to Vote; Quorum and Vote Required
The Merger Transaction
What You will Receive in the Merger
Effects of the Merger
Conditions to the Consummation of the Merger
Termination of Merger Agreement
Material U.S. Federal Income Tax Consequences
Opinion of Financial Advisor
Reasons for the Merger
Appraisal Rights of Shareholders
Recommendation of the Logan Board and Determination of Fairness of the Going Private Transaction
Effective Time of the Merger
Financing of the Merger
Management After the Merger
Amendment to Logan’s Articles of Incorporation

QUESTIONS AND ANSWERS

PROPOSAL NUMBER 1 – APPROVAL OF AGREEMENT AND PLAN OF MERGER

SPECIAL FACTORS

Background of the Merger
Purpose and Reasons for the Merger
Effects of the Merger
Fairness; Recommendation of Board of Directors
Opinion of Financial Advisor

THE MERGER TRANSACTION

Material Terms
Regulatory Requirements
Certain Consequences of the Merger
Operations of the Company and LB&T Following the Merger
Financing the Merger
Anticipated Accounting Treatment
Suspension of Reporting Obligations Under the Securities Act

INTERESTS OF CERTAIN PERSONS

APPRAISAL RIGHTS

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF MERGER

PROPOSAL NUMBER 2 – AMENDMENT TO THE ARTICLES OF INCORPORATION

i

SPECIAL MEETING INFORMATION AND VOTING REQUIREMENTS

Introduction
Shareholders Entitled to Vote
Proxies
Vote By Mail
Voting at the Special Meeting
Voting on Other Matters
Required Vote
Cost of Proxy Solicitation

INFORMATION ABOUT LOGAN AND ITS AFFILIATES

General
LCB Merger Co.
Directors and Executive Officers
Past Contacts, Transactions, Negotiations and Agreements
Use of Securities Acquired and Plans or Proposals
Voting Securities and Principal Holders
Stock Repurchases
Market for Common Stock and Dividend Information
Description of Common Stock

FUTURE SHAREHOLDER PROPOSALS

WHERE YOU CAN FIND MORE INFORMATION

DOCUMENTS INCORPORATED BY REFERENCE

INDEX TO FINANCIAL STATEMENTS

SELECTED FINANCIAL DATA

Appendix A
Agreement and Plan of Merger

Appendix B
Proposed Amendment to Articles of Incorporation

Appendix C
Valuation of Common Stock of Logan County BancShares, Inc.

Appendix D
Fairness Opinion

Appendix E
Provisions of the Article 13, Chapter 31D of the West Virginia Code Relating to Appraisal Rights of Objecting Shareholders

ii

SUMMARY TERM SHEET

The following summary, together with the “Questions and Answers” following this summary, highlights selected information from this proxy statement and may not contain all of the information that is important to you.  We urge you to carefully read this entire document and the other documents that we refer to in this document.  These documents will give you a more complete description of the transaction that we are proposing.  We have included page references in this summary to direct you to other places in this proxy statement where you can find a more complete description of the documents that we have summarized.

•                                          The Companies

Logan County BancShares, Inc.

43 Washington Avenue

Post Office Box 597

Logan, West Virginia 25601

Logan County BancShares, Inc. (“Logan”) is a bank holding company registered under the Bank Holding Company Act of 1956, as amended.  Logan was organized under the laws of the State of West Virginia in 1985.  Through its wholly-owned subsidiary, Logan Bank & Trust Company (“LB&T”), Logan conducts a complete range of retail banking activities to individuals and small and medium size businesses.  LB&T’s services include checking, savings, NOW, certificates of deposit and money market deposit accounts, business loans, individual loans, mortgage loans, home equity loans, consumer loans for various other purposes, other consumer-oriented financial services including safety deposit box accounts, IRA accounts and night depository.  LB&T operates several automatic teller machines at four strategic locations in Logan County, which provide 24-hour working services to customers of LB&T.  LB&T’s lending activities include short and medium-term loans, letters of credit, inventory and accounts receivable financing and real estate construction lending.

LB&T was organized in 1963, and still operates at its original location at the corner of Washington and Main Streets in Logan, West Virginia.  LB&T has a separate drive-up facility and mini-bank which are also located on Main Street in Logan, and a full-service branch in the Man area.  In addition, LB&T operates a full-service branch located in the Fountain Place Mall in Logan, West Virginia, and full services branches on Route 10 North in Harts, West Virginia and Railroad Avenue in Chapmanville, West Virginia.  Logan Bank & Trust Company is a member of the Federal Reserve System and deposits are insured pursuant to the Federal Deposit Insurance Act.

At December 31, 2004, Logan had, on a consolidated basis, total assets of $181,668,080, total deposits of $161,211,199 and shareholders’ equity of $17,927,331.

LCB Merger Company

43 Washington Avenue, Post Office Box 597

Logan, West Virginia 25601

The merger subsidiary is called LCB Merger Company and is a newly-formed West Virginia corporation organized as a wholly-owned subsidiary of Logan for the sole purpose of facilitating the merger.  It has engaged in no business activities or operations other than those incident to its formation.

•                                          The Special Meeting (page 43)

The special meeting of Logan shareholders will be held on _______, 2005, at 5:00 p.m., in the lobby of Logan Bank & Trust Company, located at 43 Washington Avenue, Logan, West Virginia.  At the special meeting, you will be asked to consider the following two (2) proposals:

•                                          To consider and vote upon a proposal to approve the Agreement and Plan of Merger, attached as Appendix A to the enclosed proxy statement.  Pursuant to the terms of the Agreement and Plan of Merger: (a) each share of Logan common stock owned by a record holder of fewer than 200 shares of common stock immediately before the effective time of the merger will be converted into the right to receive from Logan $50.00 cash per share; and (b) each share of Logan common stock owned by a record holder of 200 or more shares of common stock immediately before the effective time of the merger would continue to be one share of Logan common stock after the merger.  This proposal is not contingent on shareholder approval of the proposal to amend Logan’s Articles of Incorporation.

•                                          To consider and vote upon a proposal to approve an amendment to Logan’s Articles of Incorporation, the text of which can be found in Appendix B to the enclosed proxy statement.  This amendment would prohibit certain future transfers of shares of Logan’s common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The amendment is contingent on shareholder approval of the Agreement and Plan of Merger.

•                                          Shares Entitled to Vote; Quorum and Vote Required (page 43)

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the special meeting is necessary to constitute a quorum.  As of the close of business on ________, 2005, there were 703,991 shares of Logan common stock entitled to notice of and to vote at the special meeting.  All holders of record of Logan common stock as of _______, 2005, will receive a copy of this proxy statement and are entitled to vote at the special meeting.

Approval of (i) the merger agreement, and (ii) the amendment to Logan’s Articles of Incorporation requires approval of the majority of the votes cast at the special meeting at which a quorum exists.

•                                          The Merger Transaction (page 31)

We have attached the merger agreement to this document as Appendix A.  Please read the merger agreement.  It is the legal document that governs the merger.

The first proposal at the special meeting is a merger whereby LCB Merger Company will merge with and into Logan.  After the merger, Logan expects its business and operations to continue as they are currently being conducted.  Logan will continue to operate as a bank holding company and the parent corporation for LB&T, but will no longer file reports with the SEC.  We expect to complete the merger in August of 2005.

•                                          What You will Receive in the Merger (page 31)

If the merger is completed, shareholders holding fewer than 200 shares of Logan common stock (other than objecting shareholders) will automatically be converted into the right to receive cash in an amount equal to $50.00 per share, without interest.  Shareholders holding 200 or more shares of Logan common stock will continue to hold their outstanding shares of Logan common stock and will not be entitled to receive any cash payment from Logan upon completion of the merger.

If you are the holder of less than 200 shares of Logan common stock, you will have to surrender your Logan stock certificates in order to receive the cash consideration for your shares.  Do not send in your certificates until you receive written instructions regarding the certificate exchange process on or after the completion of the merger.

•                                          Effects of the Merger (page 16)

As a result of the merger:

•                                          Logan will no longer be a reporting company and will suspend indefinitely its filing of annual and periodic reports with the SEC resulting in the elimination of the burdens, risks and expenses associated with its obligations as a reporting company;

•                                          cashed-out shareholders will no longer have an interest in or be a stockholder of Logan and, therefore, they will not be able to participate in Logan’s future earnings and growth, if any;

•                                          management anticipates that the number of record shareholders will be reduced from approximately 376 to approximately 225, and the number of outstanding shares of Logan common stock will decrease from 703,991 to approximately 687,833;

•                                          management anticipates that the percentage of ownership of common stock of Logan beneficially held by the current executive officers and directors of Logan and the Bank, as a group (10 persons), will increase from 27.47% to approximately 28.12%;

•                                          aggregate shareholders’ equity of Logan as of December 31, 2004 will be reduced from approximately $17,927,331 on a historical basis to approximately $16,768,331 on a pro forma basis, assuming 16,158 shares are cashed-out in the merger;

•                                          the book value per share of Logan common stock as of December 31, 2004 will be reduced from approximately $25.46 per share on a historical basis to approximately $24.51 per share on a pro forma basis, assuming 16,158 shares are cashed-out in the merger; and

•                                          the reduction in Logan’s shareholders’ equity described above will cause a corresponding decrease in Logan’s regulatory capital ratios.  Assuming 16,158 shares are cashed-out in the merger, Logan’s leverage capital ratio will decrease from 9.80% on a historical basis to approximately 9.17% on a pro forma basis; its tier 1 capital to risk-weighted assets ratio will be reduced from 19.08% on a historical basis to approximately 17.86% on a pro forma basis; and its total risk-based capital ratio will fall from 20.42% on a historical basis to approximately 19.20% on a pro forma basis.  Logan and LB&T will continue to be “well capitalized” for regulatory capital purposes after the merger.  See “Special Factors—Effects of the Merger.”

•                                          Conditions to the Consummation of the Merger (page 32)

The completion of the merger depends upon the satisfaction of a number of conditions, unless waived, including:

•                                          approval of the merger agreement by the majority of the votes cast at the special meeting at which a quorum exists.  The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the special meeting is necessary to constitute a quorum;

•                                          absence of pending or threatened litigation regarding the merger; and

•                                          approval of the merger by the West Virginia Division of Banking.

•                                          Termination of Merger Agreement (page 32)

Either Logan or LCB Merger Company may terminate the merger agreement at any time before the merger is effective.

•                                          Material U.S. Federal Income Tax Consequences (page 40)

The receipt of cash in the merger will be taxable for United States federal income tax purposes.  You will be treated as either having sold your shares of Logan common stock for the cash received or as having received the cash as a dividend.  In general, your receipt of cash in exchange for your shares of Logan common stock will be treated as a sale or exchange and you will recognize gain or loss in an amount equal to the cash received less your adjusted tax basis of your shares exchanged for such cash if you actually and constructively own no shares of Logan common stock immediately after the exchange.  If you actually or constructively own shares of Logan common stock after the exchange, your receipt of cash in exchange for your shares of Logan common stock may be taxed as a dividend.  You should consult your personal tax advisor for a full understanding of the merger’s tax consequences.  Shareholders who do not receive cash should not recognize any gain or loss on continuing to hold their shares of Logan common stock as a result of the merger.

For a more complete description of the federal income tax consequences to you as a result of the merger, please read the discussion under “Material U.S. Federal Income Tax Consequences of Merger on page 40.”

•                                          Opinion of Financial Advisor (page 23)

Southard Financial (“Southard”), financial advisor to the special committee of the Board of Directors of Logan, has delivered a written opinion to the special committee of the Board of Directors of Logan dated March 1, 2005, to the effect that as of the date of the opinion that, the price to be paid to the shareholders who will be cashed-out in the going-private transaction is fair from a financial point of view both to the shareholders who will be cashed-out in the going-private transaction and to the remaining shareholders of Logan.  We have attached this opinion to this proxy statement as Appendix D.  You should read this opinion and the section of this proxy statement entitled “Special Factors - Opinion of Financial Advisor” beginning on page 23 to understand the procedures followed, matters considered and limitations on the reviews undertaken by Southard in providing its opinion.

•                                          Reasons for the Merger (page 15)

Our primary reason for the merger is that the successful completion of the merger will enable us to suspend filing periodic and annual reports with the SEC and therefore no longer incur the significant costs of complying with the reporting requirements of the Exchange Act.  For more information on our reasons for the merger, please see “Special Factors - Purpose and Reasons for the Merger” on page 15 of this proxy statement.

•                                          Appraisal Rights of Shareholders (page  37)

As a stockholder of Logan, under the provisions of Article 13, Chapter 31D of the West Virginia Code, as amended, you have appraisal rights and the right to obtain payment of the fair value of your shares with respect to the merger.  If the merger is approved by the shareholders and consummated, any stockholder who properly perfects his right to object to the merger will be entitled to receive an amount of cash equal to the fair value of his shares rather than the consideration provided by the merger agreement.

•                                          Recommendation of the Logan Board and Determination of Fairness of the Going-Private Transaction (page  17)

Based on the reasons discussed elsewhere in this document, including the opinion of Southard, the Board of Directors of Logan believes that the going-private transaction is fair to and in the best interests of all of its shareholders, including the unaffiliated shareholders, and unanimously recommends that its shareholders vote FOR the proposal to approve the merger agreement.  In considering the recommendation of the Board of Directors, you should be aware that the members of the Board and the executive officers of Logan and LB&T (10 persons) control approximately 27.47% of the outstanding shares of Logan common stock and all of such persons are expected to continue as shareholders and control approximately 28.12% of the Logan common stock following the merger.  Also, the executive officers and directors of Logan will continue to be the executive officers and directors of Logan following the merger.  See “Interests of Certain Persons” on page 36 of this proxy statement.

•                                          Effective Time of the Merger (page 32)

The merger will become effective at the date and time specified in the Certificate of Merger to be issued by the West Virginia Secretary of State.  If Logan shareholders approve the merger at the special meeting, and if we obtain all required regulatory approvals and the other conditions to the parties’ obligations to effect the merger are met or waived by the party entitled to do so, we anticipate that the merger will be completed in August of 2005, although delays could occur.

We cannot assure you that we can obtain the necessary stockholder and regulatory approvals or that the other conditions to completion of the merger can or will be satisfied.

•                                          Financing of the Merger (page 33)

We estimate that the maximum total funds required to fund the payment of the consideration to be paid to cashed-out shareholders and to pay fees and expenses relating to the merger will not exceed approximately $1,000,000.  We will fund the purchase of the cashed-out shares and any objecting shares, as well as the fees and expenses relating to the merger, primarily with cash on hand and any excess with earnings generated from our operations.  Although it is not anticipated that Logan will need funds in excess of cash on hand to pay cash-out shareholders in the merger, if additional funds are required it is likely to be a small amount and will be funded inside Logan.

•                                          Management After the Merger (page 33)

The board of directors and executive officers of Logan and LB&T will not be changed by the merger.

•                                          Amendment to Logan’s Articles of Incorporation (page 42)

The second proposal at the Special Meeting is the amendment to Logan’s Articles of Incorporation to prohibit certain future transfers of shares of Logan common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The text of the proposed amendment is attached to this proxy statement as Appendix B.  The proposed amendment is expected to help slow the growth in the number of shareholders, thus avoiding or delaying the need to again comply with the periodic reporting requirements imposed on Logan pursuant to the Securities Act of 1933 (the “Securities Act”) .  The amendment would be effective when Logan files Articles of Amendment to its Articles of Incorporation with the West Virginia Secretary of State promptly following shareholder approval of the amendment proposal.  The amendment is contingent on shareholder approval of the Agreement and Plan of Merger.  Information regarding the proposed amendment appears in this proxy statement under the heading “Proposal Number 2 – Amendment to the Articles of Incorporation.”

This proxy statement contains forward-looking statements.

The forward-looking statements are based on management’s beliefs, assumptions, current expectations, estimates and projections about the merger, the Agreement and Plan of Merger, the proposed amendment, Logan itself, the economy and the banking industry generally.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence.  Actual results and outcomes may materially differ from what may be expressed or forecasted.  Risk factors include, but are not limited to, changes in banking laws and regulations; changes in securities and tax laws; changes in governmental and regulatory policy; changes in the national and local economy; changes in costs and other assumptions used in forecasting management’s expectations concerning the costs and cost savings associated with the merger; the ability of Logan to effectively implement the merger; and the ability to and speed with which Logan may achieve all cost savings anticipated from the merger.  These are representative of the risk factors that could cause a difference between an ultimate actual outcome and a forward-looking statement.

QUESTIONS AND ANSWERS

The questions and answers below are a summary of items described in this proxy statement.  To fully understand the merger and the amendment, you are encouraged to read carefully the entire proxy statement.

When and where is the special meeting?

The special meeting of Logan shareholders will be held on ________, 2005, at 5:00 p.m., in the lobby of Logan Bank & Trust Company, located at 43 Washington Avenue, Logan, West Virginia.

What am I to vote on?

The following two (2) proposals are to be voted on by Logan’s shareholders of record as of ______, 2005:  (i) a proposal to approve the Agreement and Plan of Merger, dated as of April 15, 2005, which will result in the merger of Logan and LCB Merger Company, a newly-formed subsidiary of Logan organized for the sole purpose of facilitating this proposed transaction; and (ii) a proposal to approve an amendment to Logan’s Articles of Incorporation.

Once I have voted, may I change my vote or revoke my proxy?

Yes, you may change your vote or revoke your proxy up to the time your shares are voted at the special meeting.  You may do this in any of three ways: (1) by giving written notice of revocation to the Secretary of Logan at our principal executive offices; (2) by executing and delivering a later-dated proxy or (3) by attending the special meeting and voting your shares in person.  Additional information on these procedures appears on page 40 of this proxy statement.

What is a merger?

A merger is a mechanism by which two companies are effectively combined into a single, surviving company.  One company “survives” (i.e., exists following) a merger.  Logan will be the company that survives the proposed merger.

When will this happen?

If the shareholders approve the merger and the amendment, the effective time of the merger and the amendment is expected to be in August of 2005.

What is “going private?”

Logan’s common stock is currently registered under the Securities Act of 1933 (the “Securities Act”).  Registration under the Securities Act requires Logan to file detailed periodic reports with the SEC and to comply with other requirements under the Securities and Exchange Act of 1934 (the “Exchange Act”).  The term “going private” is used within this proxy statement to mean the transformation of Logan from a company that is obligated to file detailed, periodic reports and comply with other requirements under the Securities Act and the Exchange Act (a “reporting company”) to a company with less than 300 shareholders that is no longer subject to those requirements.  This transformation will take place after the effective time of the merger.  Logan has decided to go private to eliminate the burdens, risks and expense associated with being a reporting company.

Why has the Board of Directors chosen to go private?

The Board of Directors has recommended the merger so that Logan will no longer incur the burdens, risks and expense associated with its obligations as a reporting company under the Securities Act of 1933.

What will happen if I own fewer than 200 shares?

Shareholders who hold of record fewer than 200 shares immediately prior to the effective time of the merger will, as a result of the merger, no longer be shareholders of Logan.  This means that they will no longer have voting rights or the right to receive dividends or distributions from Logan.  They will be paid $50.00 in cash for each pre-merger share they held.

What if I own 200 or more shares?

Shareholders who hold of record 200 or more shares immediately prior to the effective time of the merger will continue to hold the same number of shares following the effective time of the merger.  These shareholders will not receive cash in connection with the merger.

What if my shares are held in an account at a bank or brokerage firm?

If your shares are held with a bank, brokerage firm or other investment institution and such accounts are registered in the name of the bank, broker, investment institution, or in the name of its depository or nominee (referred to a shares held in “street name”), then the right to retain stock or receive cash as a result of the merger will be determined with reference to the size of the stock holding as it appears on the company’s list of record shareholders as of the effective time.  Thus, the rights of a beneficial owner of shares held in “street name” will be determined with reference to the size of the aggregate record holding of their bank, broker, financial institution or its depository or nominee as that holding appears on the stock records of the Company, and not with reference to the number of shares in the beneficial owner’s street name account.  It is likely that shares held in “street name” will be registered in the name of a nominee that is a record holder of more than 200 shares.  Therefore, it is likely that those shares will remain outstanding following the effective time.  Shareholders holding Common Stock in “street name” should contact their nominees to determine how they will be affected by the merger.

How will I receive my cash following the merger?

After the effective time of the merger, Logan will send transmittal documents to former shareholders entitled to receive cash.  These documents explain how you should turn in your old share certificates in exchange for cash.  If applicable, Logan will pay you for your old shares after you have surrendered your old share certificates.

Should I send in my share certificates now?

No.  After the merger is complete, Logan will send written transmittal materials for surrendering share certificates to persons who held of record fewer than 200 shares of common stock immediately before the effective time of the merger.

What is the purpose of the amendment?

The amendment will allow Logan to slow the future growth of its shareholder base by not allowing transfers of shares to “odd lot” shareholders (i.e., those holding fewer than 200 shares).

Will the Merger affect Logan Bank & Trust Company?

No.  Logan Bank & Trust Company will continue to operate as a wholly owned subsidiary of Logan following the merger.

What will happen to LCB Merger Company after the merger?

LCB Merger Company will be merged with and into Logan and will no longer exist after the merger.

If I have additional questions, who can I contact?

If you have additional questions regarding the proxy, this proxy statement, the merger, the amendment or related matters, you should contact: Eddie Canterbury, CEO of Logan at (304) 752-1166.

PROPOSAL NUMBER 1
APPROVAL OF AGREEMENT AND PLAN OF MERGER

SPECIAL FACTORS

This portion of the proxy statement presents a detailed discussion of the proposed merger, beginning with an explanation of the background and reasons for the merger.  Following that discussion are sections describing, among other things, the following:

•                               the process by which the merger and the terms of the merger agreement were developed;

•                               the role and conclusion reached by the financial advisor to the Special Committee of our Board of Directors;

•                               analysis of the fairness of the merger;

•                               interests of our directors and executive officers in the merger, which in some cases are in addition to, or different from, those of unaffiliated shareholders;

•                               federal income tax consequences of the merger;

•                               your appraisal rights under West Virginia law;

•                               a description of the material terms of the merger.

We encourage you to read the entire discussion, as well as the appendices, to obtain a complete understanding of the merger.

Background of the Merger

In 1984 Logan formed a multi-bank holding company with two subsidiary banks, the Bank of Chapmanville and LB&T.  This transaction required Logan to register with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”).  As a result of that transaction, Logan has been subject to the disclosure and reporting requirements of the SEC under the Securities Act and the Securities and Exchange Act of 1934 (the “Exchange Act”) for the past 19 years.  As an SEC reporting company, Logan is required to prepare and file with the SEC, among other items, the following:

•                               Annual Reports on Form 10-K

•                               Quarterly Reports on Form 10-Q

•                               Periodic Reports on 8-K

The costs associated with these reports and other filing obligations comprise a significant corporate expense.  These costs include counsel fees, auditor fees, cost of printing and mailing the SEC documents and the word processing, specialized software and filing costs associated with the SEC reports and other filings.  These SEC registration-related expenses have been increasing over the years, and the Company believes that they will continue to increase.

In July, 2004, Logan working with its outside auditors and specially retained securities counsel learned that it was subject to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).  Although Logan had been filing periodic reports with the SEC since 1984, Logan believed that it was not subject to Sarbanes-Oxley because it had fewer than 500 shareholders, which is the threshold number of shareholders necessary for registration to be required under Section 12 of the Securities and Exchange Act of 1934 (the “Exchange Act”).  Moreover, Logan is a small, community bank holding company, the stock of which is thinly-traded and not listed on any exchange.  The Board and management of Logan believed that Logan was not “publicly held” within the meaning of such terms for purposes of Sarbanes-Oxley and that its filing periodic reports with the SEC was on a voluntary basis.  Logan, with the assistance of special securities counsel, determined that Logan is registered with the SEC under the Securities Act of 1933 and is therefore an “issuer” as that term is defined under Sarbanes-Oxley.  Logan meets this definition only because it filed a registration statement in connection with the simultaneous formation of a bank holding company and the acquisition of the Bank of Chapmanville, Chapmanville, West Virginia in 1984.

On July 28, 2004, McNeal, Williamson & Co. (“McNeal Williamson”), the independent auditor of Logan, notified Logan that it had received a letter from the SEC concerning McNeal Williamson not being registered with the Public Company Accounting Oversight Board (“PCAOB”).  Among other things, McNeal Williamson indicated that because it was not registered with PCAOB, the activities it could perform for SEC reporting companies, including Logan, were limited.  These limitations included:

•                               An inability to issue audit reports for the Company; and

•                               An inability to perform interim reviews in accordance with SAS 100 for the Company.

McNeal Williamson also advised Logan that it should obtain independent accountants registered with the PCAOB to perform these functions.  As a result of these limitations, McNeal Williamson resigned its position as the Company’s certifying accountant on July 28, 2004.

On August 10, 2004, Logan engaged S.R. Snodgrass, A.C., as its new independent certifying public accountant.  S.R. Snodgrass, A.C. is registered with the PCAOB.  S.R. Snodgrass, A.C. reviewed all interim periods that were reviewed by McNeal Williamson after the adoption of the Sarbanes-Oxley Act and re-audited the audit report for the period ended December 31, 2003, and reviewed the audit report for the period ended December 31, 2002.

With the help of Bowles Rice McDavid Graff & Love LLP, specially retained securities counsel, Logan amended its filings on Form 10-K for the years ending December 31, 2002, and December 31, 2003 and its filings on Form 10-Q for the quarters ending September 30, 2002, March 31, 2003, June 30, 2003, September 30, 2003 and March 31, 2004 to bring these filings into compliance with Sarbanes-Oxley and to revise the financial statements to reflect adjustments made as a result of the re-audit and reviews conducted by S.R. Snodgrass A.C.  There were no restatements of earnings for these periods.

At the meeting of Logan’s Board of Directors in November, 2004, the Board discussed the possibility of going private due to the significant burdens imposed by Sarbanes-Oxley.  This Board meeting included a discussion of Section 404 of Sarbanes-Oxley and the level of management time that would be needed for compliance (no specific estimates of management time were offered, however), the need for external “experts” to help implement the requirements of Section 404 and the likely cost that would need to be incurred.  Bowles Rice McDavid Graff & Love LLP was asked to attend a Board meeting held on November 1, 2004, to review and evaluate the possibility of going private and the various alternative means of effectuating a going-private transaction.  Securities counsel reviewed the alternative means of effectuating a going private transaction as well as the fiduciary duties of the Board of Directors.  Securities counsel also discussed applicable corporate and securities law matters applicable to a going private transaction, including the appraisal rights of shareholders.  At this Board Meeting, the Board considered the following alternative means of reducing the number of shareholders to a level which would permit it to suspend its SEC reporting obligations: a cash-out merger, reverse stock split and tender offer.  The Board also considered the direct and indirect costs to the Company of remaining a reporting company.  The Board agreed that the burden on management and the expense of the SEC reporting and other filing obligations outweighed any benefit from the SEC reporting.  After consideration of these matters, the Board of Directors determined that if it were to go forward with the going-private transaction, it would be in the form of a cash-out merger.  The Board then reviewed the shareholder records and determined that shares held of record by shareholders owning fewer than 200 shares should be converted to the right to receive cash in the merger.  The Board selected 200 shares as the minimum number of shares required to remain as stockholder, because this number ensured that, after completion of the merger, the number of record shareholders would be less than the 300 stockholder limit necessary to suspend Logan’s reporting requirements under the Securities Act with the SEC.  In addition, by setting the minimum number of shares at 200, a relatively small number of shares (estimated at approximately 20,000, or 2.8%, of Logan’s outstanding shares at the time of the meeting) would be cashed-out in the proposed merger.

At the regular Board meeting in January, 2005, in order to ensure the going private transaction was substantively and procedurally fair to the Company’s shareholders, including the Company’s unaffiliated shareholders as a group, the Board of Directors created a special committee of independent members to engage in the following activities related to the going private transaction:

•                               retain an investment banking firm to provide a fairness opinion on the going private transaction from a financial point of view and retain such other financial advisors as it deems necessary at the Company’s expense;

•                               consider various procedures to structure the going private transaction;

•                               review and negotiate the terms of the going private transaction and consider all proposals and possible alternatives;

•                               seek all relevant operating, financial and analytical information affecting its decision;

•                               retain such advisors at the Company’s expense as is deemed necessary by the special committee; and

•                               determine whether the going private transaction is fair and in the best interest of the shareholders of the Company, including the unaffiliated shareholders of the Company as a group.

The Special Committee was required to meet on an as needed basis, but in no event less than once a month and more often if necessary to accomplish its duties and obligations.  The Special Committee was required to report its progress to the full Board of Directors of the Company at each monthly meeting of the Board of Directors of the Company and to make a report and recommendation of its conclusions to the Board of Directors of the Company for later action by the Board of Directors on the going private transaction.

The Company solicited proposals from three firms to provide it with a valuation of the Common Stock of the Company and a fairness opinion.  Following a discussion of the proposals made by the three firms at the January, 2005 meeting of the Special Committee, the Special Committee approved the engagement of Southard Financial to render the Board of Directors a valuation of Logan Common Stock and a fairness opinion.

Southard Financial provided a valuation report to the Special Committee dated February 21, 2005, which was considered at the Special Committee meeting on February 22, 2005.  Southard Financial’s valuation report indicated that the fair value of the Logan’s Common Stock as of January 31, 2005, was $47.00 per share, a price higher than the average share price sold over the previous two (2) years of $44.50 per share.  A representative of Southard Financial explained the detailed procedures performed and the financial analyses supporting the value.  The members of the Special Committee discussed the different factors involved in these procedures, and a representative of Southard Financial described the sources of information, the assumptions utilized, and the weight assigned to each valuation approach described in the valuation report.  The Special Committee discussed in detail the different valuation approaches described in the valuation report and the weights assigned to each approach.  After a lengthy discussion, the Special Committee unanimously approved the going private transaction by means of the merger pursuant to which shareholders holding less than 200 shares would receive $50.00 per share for their shares of Logan Common Stock.  The per share price of $50.00 represents a $3.00 premium over the value contained in the valuation report that was presented to the Special Committee by Southard Financial.  The purpose of the $3.00 premium is to compensate small shareholders for having their shares purchased against their wishes.  The Special Committee unanimously approved presenting the valuation report of Southard Financial to the Board of Directors and recommending to the Board of Directors a price of $50.00 per share as the fair value of Logan’s Common Stock.

The Special Committee presented the valuation of Southard Financial and its conclusion to the full Board of Directors at its meeting on February 22, 2005.  A representative of Southard Financial explained the procedures performed and the financial analyses supporting Southard Financial’s valuation of Logan’s Common Stock at $47.00 per share.  The Board of Directors discussed the risks associated with the going private transaction, including the risk of a third party offer to acquire Logan.  The Board also discussed the minimum number of shares required to remain as a stockholder (200).  The Board of Directors determined that $50.00 per share would be paid for the shares of Common Stock converted to the right to receive cash in the merger.

On February 28, 2005, the Special Committee and the Board of Directors received the opinion of Southard Financial that the $50.00 per share price was fair, from a financial point of view, to the shareholders who would be cashed out in the merger and to the remaining shareholders of Logan.  This opinion is presented in Appendix D to this proxy statement.  Southard Financial did not provide an opinion on whether the $50.00 per share price was fair to the unaffiliated shareholders as a distinct group.  However, it should be noted that all of the shareholders who would be cashed out in the merger are unaffiliated shareholders.

At a meeting on March 15, 2005, the Special Committee agreed by unanimous vote that $50.00 per share was a fair value to be paid to shareholders who would receive cash in the merger and that the merger transaction was fair to all shareholders of Logan, including the unaffiliated shareholders as a distinct group.  Although the fairness opinion of Southard Financial did not distinguish between the unaffiliated shareholders and the affiliated shareholders, the Special Committee considered the fairness opinion of Southard Financial as one of the material factors in concluding that the going private transaction was fair to unaffiliated shareholders.  Some of the other factors considered by the Special Committee were:

•                                          the historical market prices of Logan’s common stock;

•                                          the lack of market trades in Logan’s common stock;

•                                          Logan’s net book value per share;

•                                          the going concern value of Logan’s shares as determined by Southard Financial;

•                                          Logan’s earnings for the past three years; and

•                                          the fact that the cash consideration provides liquidity for unaffiliated shareholders who are cashed-out.

These factors as well as the other factors considered by the Special Committee are described in more detail under the Section entitled Fairness; Recommendation of the Board of Directors on pages 17-23.

For several reasons, the Special Committee determined that the $3.00 premium over the $47.00 valuation price was sufficient to compensate small shareholders for having their shares purchased against their wishes.  First, the $47.00 valuation price represented a 6.82% premium over the most recent trading price known to the Special Committee of $44.00.  By increasing the amount paid to cashed-out shareholders to $50.00 per share, Logan will pay them a premium of 13.6% over the last known trade.  The Special Committee also believed that the $47.00 per share valuation was sufficient because it was based on a valuation analysis typically used in determining the value of shares owned by a controlling shareholder.  The Special Committee concluded that using the controlling shareholder valuation analysis when valuing the unaffiliated minority interests was a conservative approach that would fairly compensate the minority shareholders.  The Special Committee also believed that the $3.00 premium over the $47.00 valuation price would take into account the possibility that if the consummation of the going-private transaction were delayed, Logan’s earnings during this time could cause the value of Logan’s stock to increase.

At a meeting on March 22, 2005, the Board of Directors unanimously agreed that $50.00 per share was a fair value to be paid to shareholders who would receive cash in the merger and that the merger transaction was fair to all shareholders of Logan, including the unaffiliated shareholders as a distinct group.  The Board considered the same factors considered by the Special Committee in determining that the going private transaction was fair to the unaffiliated shareholders as a distinct group.  These factors are described in more detail under the Section entitled Fairness; Recommendation of the Board of Directors on pages 18-21.  The Board also reviewed a proposed Agreement and Plan of Merger and a proposed amendment to Logan’s Articles of Incorporation that would prohibit certain future transfers of shares of Logan’s Common Stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The Board unanimously approved resolutions adopting the Agreement and Plan of Merger and the amendment to Logan’s Articles of Incorporation, authorizing management to proceed with the merger transaction and to seek shareholder approval of the merger proposal and the amendment to Logan’s Articles of Incorporation.

At the Board of Director’s meeting on April 26, 2005, Bowles Rice McDavid Graff & Love LLP presented a draft proxy statement, a transaction statement on Schedule 13E-3, regulatory filings, and discussed the necessary SEC disclosures.  The Board approved the form of proxy statement, the Schedule 13E-3, and the regulatory filings and authorized management to make all necessary filings with the SEC and the banking regulators or otherwise to consummate the proposed going private transaction.  Each director indicated his or her intent to vote as a shareholder in favor of the Agreement and Plan of Merger.

Your Board of Directors unanimously recommends that you vote “FOR” approval of the Agreement and Plan of Merger.

Purpose and Reasons for the Merger

The Board of Directors believes that the benefits derived by Logan County BancShares, Inc. (the “Company” or “Logan”) and its shareholders from being a reporting company are outweighed by the substantial burdens, risks and expense associated with being a reporting company.  The reason for undertaking the proposed going private transaction pursuant to a cash-out merger (the “Merger”) with LCB Merger Company (“LCB Merger Co.”) at this time in the Company’s operating history is to suspend its reporting and other obligations applicable to Logan under Securities Act and the Exchange Act.  The Merger is expected to make that possible by causing the Company to have fewer than 300 shareholders of record.

Management estimates that being subject to the reporting obligations of the Securities Act and the Exchange Act presently causes the Company to incur incremental expense for legal, accounting and other direct and indirect costs.  Anticipated external expenses and internal costs for 2005 and 2006 associated with being a reporting company are expected to be approximately $168,300 in 2005 and $206,000 in 2006.  Bases for these estimated costs include management projections and information provided by Logan’s accountants.  Management’s estimates were based on its own assessment of anticipated costs and the information from accountants, which was general in nature.  Costs for 2004 were approximately $157,500.  See “The Merger Transaction - Suspension of Reporting Obligations Under the Securities Act” (pages 34-35).

Passage of the Sarbanes-Oxley Act of 2002 has subjected, and will subject, the Company and its directors and officers to additional burdens and expense that are substantial in scope.  The new corporate governance, accounting, internal control and liability provisions of the Sarbanes-Oxley Act, while arguably appropriate for large public companies such as Enron and WorldCom, are believed by the Board of Directors to place a disproportionately high burden on the management and financial resources of relatively small companies such as Logan.  Bank holding companies and banks, such as Logan and LB&T, are already subject to a comparatively high degree of supervision, regulation and examination by state and federal bank regulatory agencies.  Some of these requirements are intended to achieve objectives similar to those of the Sarbanes-Oxley Act.  However, the Sarbanes-Oxley Act imposes additional requirements on Logan that neither Logan nor LB&T are subjected to under banking regulations.  One additional requirement that is very costly under the Sarbanes-Oxley Act is management certification and external auditor attestation of internal control functions under Rule 404 of the Sarbanes-Oxley Act.

The Company would be able to suspend its reporting obligations under the Securities Act and the Exchange Act and relieve itself of some of the legal duties, risks and expense associated with its reporting obligations if it had fewer than 300 shareholders of record.  See “The Merger Transaction-Suspension of Reporting Obligations Under the Securities Act (pages 34-35).  As of December 1, 2004, the Company had 401 shareholders of record.  Of those shareholders, approximately 185 shareholders held fewer than 200 shares.  Those numbers changed after the going private transaction was made public.  As of March 29, 2005, the Company had 376 shareholders of record.  Of those shareholders, approximately 151 shareholders held fewer than 200 shares.  The shares held by holders of fewer than 200 shares represent in the aggregate approximately 16,158 shares, or 2.3% of the Company’s outstanding shares.  Ownership of the 97.7% of the Company’s shares held by holders of 200 or more shares is well dispersed, with one shareholder beneficially owning 5.42% of the shares, one shareholder owning 8.05% of the shares, one shareholder owning 13.24% of the shares, one shareholder owning 16.57% of the shares, and no other single shareholder beneficially owning more than 5% of the shares.

If Logan ever had 300 or more shareholders at the end of any calendar year, it will again become subject to the SEC’s reporting requirements under the Securities Act.  Therefore, Logan’s Board of Directors believes that it is necessary to reduce Logan’s total number of record shareholders to a number substantially under 300 so that Logan does not become subject to the SEC’s reporting requirements as a result of future small transactions which would expand the number of Logan’s shareholders.

The Board of Directors recognizes and has carefully considered the possibility that some holders of fewer than 200 shares would prefer to keep their shares.  The Board of Directors is mindful of the fact that some of its smaller shareholders are both shareholders and Logan Bank & Trust Company (the “Bank”) customers of long standing.  It is expected that some holders of fewer than 200 shares will be able to retain their shares by acquiring additional shares or consolidating family holdings so that they hold of record 200 or more shares.  The Board of Directors sincerely regrets the fact that some smaller shareholders who would prefer to retain their shares will be paid cash for their shares.  The Board of Directors selected the price to be paid for shares in the Merger, which represents a $3.00 premium over Southard Financial’s valuation of Logan’s common stock, in part with the intention of compensating small shareholders for having their shares purchased against their wishes.

LCB Merger Co. is a wholly owned subsidiary of the Company and was organized solely for the purpose of facilitating the Merger.  As a result, LCB Merger Co.’s purpose and reasons for engaging in the merger transaction are the same as those set forth above.

Effects of the Merger

The Merger is a going private transaction because it is intended to and, if completed, will likely enable the Company to suspend the Company’s reporting requirements and the other burdens, risks and expenses associated with being a reporting company under the Securities Act and the Exchange Act.  As a result of the Merger, it is expected that the Company will no longer be subject to the provisions of the Sarbanes-Oxley Act of 2002 or the liability provisions of the Exchange Act that are applicable to Logan because of its registration under the Securities Act.  For more information regarding this registration termination and associated effects, see “The Merger Transaction-Suspension of Reporting Obligations Under the Securities Act” (pages 34-35).  The Merger has been structured with the expectation that upon consummation of the Merger the Company will have fewer than 300 record holders of its shares of Common Stock.  The Company organized LCB Merger Co. solely to facilitate the Merger.  LCB Merger Co. will be merged with and into the Company pursuant to the terms of the Agreement and Plan of Merger (the “Plan of Merger”).  The Company will be the surviving corporation to the Merger.  LCB Merger Co. will cease to exist following the Merger and its outstanding shares of common stock (all of which are held by the Company) will be cancelled for no consideration.  The Merger will be effective when Logan files Articles of Merger with the West Virginia Secretary of State or as otherwise specified in the Articles of Merger (the “Effective Time”).

The Merger is expected to benefit the Company by reducing the burdens, risks and expenses associated with being a reporting company.  However, the Merger is also expected to have adverse effects.  Following suspension of the Company’s reporting obligations, shareholders would have decreased access to information about the Company.  In addition, those shareholders being cashed-out may not wish to do so and would not have the opportunity to participate in the Company’s future growth and earnings (if any).  The Merger may negatively affect the goodwill of some of the Bank’s customers.  See “Special Factors - Fairness; Recommendation of Board of Directors” (pages 17-23).

If completed, the Merger will have the following effects.

Shareholders Owning Fewer than 200 Shares.  Each share of Common Stock owned of record by a holder of fewer than 200 shares immediately prior to the Effective Time will be converted, pursuant to the terms of the Plan of Merger, into the right to receive a cash payment of $50.00 per share.  As of the Effective Time, holders of these shares will have no further interest in the Company.  These shareholders will not have to pay any service charges or brokerage commissions in connection with the Merger or the cash payments to them, unless a bond is required in the event of a lost stock certificate.  The cash payment will be subject to applicable federal, state and local income taxes.

Shareholders Owning 200 or More Shares.  Each share of Common Stock owned of record by a holder of 200 or more shares immediately prior to the Effective Time will remain outstanding and continue to represent one share of Common Stock following the Merger.

Beneficial owners of shares held in “street name.”  Some beneficial owners of shares hold shares in accounts with banks, brokerage firms and other investment institutions.  Typically, shares held in such accounts are registered in the name of the bank, broker, investment institution, or in the name of its depository or nominee.  Shares held in this way are referred to as shares held in “street name”.  Typically, these institutions co-mingle the shares held for multiple customers and hold all of them registered in the name of a depository nominee.  The right to retain stock or receive cash as a result of the Merger will be determined with reference to the size of the stock holding as it appears on the company’s list of record shareholders as of the Effective Time.  Thus, the rights of a beneficial owner of shares held in street name will be determined with reference to the size of the aggregate record holding of their bank, broker, financial institution or its depository or nominee as that holding appears on the stock records of the Company, and not with reference to the number of shares in the beneficial owner’s street name account.  It is likely that shares held in “street name” will be registered in the name of a nominee that is a record holder of more than 200 shares.  Therefore, it is likely that those shares will remain outstanding following the Effective Time.  Shareholders holding Common Stock in “street name” should contact their nominees to determine how they will be affected by the Merger.

If you want to continue to remain a shareholder of Logan after the Merger, you may do so by purchasing a sufficient number of shares of Common Stock from other shareholders prior to the Effective Time of the merger so that you hold at least 200 shares at the Effective Time of the Merger.  If you hold Common Stock in “street name” you should contact your nominee to determine if your shares will remain outstanding following the Effective Time of the Merger.

Fairness; Recommendation of Board of Directors

The structure and terms of the going private transaction were determined by the Special Committee of the Board of Directors and the Board of Directors.  The Special Committee consists of three independent directors.  The Special Committee retained Southard Financial, an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to value the Common Stock.  The cash consideration to be paid for the Common Stock under the Merger was determined by the Board of Directors, in part, based on the recommendation of the Special Committee and Southard Financial’s valuation report.

Based in part on the valuation report and fairness opinion prepared by Southard Financial and the considerations set forth below, the Board of Directors has determined and reasonably believes that the going private transaction pursuant to a cash-out merger is in the best interests of, and substantively and procedurally fair to, the Company and its unaffiliated shareholders and that the Merger consideration of $50.00 per share payable to the shareholders who will receive the cash in the Merger is fair to those shareholders.  The Board and LCB Merger Co.’s board believe the going private transaction pursuant to a cash-out merger is substantively and procedurally fair both to unaffiliated shareholders who will retain their interest in the Company and to those who will be cashed out in the Merger.  The fairness opinion of Southard Financial did not distinguish between the unaffiliated shareholders and the affiliated shareholders.  Southard Financial’s fairness opinion addressed whether the cash paid to the cashed-out shareholders was fair from a financial point of view to the cashed-out shareholders and the shareholders of Logan remaining after the going private transaction.  The Board considered Southard Financial’s fairness opinion relating to cashed-out shareholders and to the remaining shareholders as one of various material factors in concluding that the proposed going-private transaction pursuant to a cash-out merger was fair to the unaffiliated shareholders as a group.  All of the factors considered by the Board are described below on pages 18-21.

All directors of LCB Merger Co. are also directors of the Company.  The LCB Merger Co. Board of Directors specifically adopted Logan’s Board of Director’s analyses and conclusions underlying its fairness determination.  Accordingly, the Company’s Board of Directors, including all of the directors who are not employees of the Company or the Bank, unanimously approved the going private transaction pursuant to a cash-out merger, and recommends that the shareholders vote in favor of the Merger and the Agreement and Plan of Merger.  All of the members of the Board of Directors have expressed an intention to vote in favor of the Agreement and Plan of Merger, including all of the board members who are not employees of either the Company or the Bank.

In reaching its decision to approve the going private transaction pursuant to a cash-out merger and in making its recommendation, the Board of Directors considered a number of material factors as described below. These factors were also considered by the Special Committee in making its recommendation to the Board of Directors.

Positive Factors for Shareholders who Receive Cash in the Merger.  The factors that the Board and the Special Committee considered positive for the unaffiliated shareholders who receive cash in the Merger included:

•                                          The cash price per share of $50.00 offered in the Merger represents a premium of $24.26 per share (94.3%) over the January 31, 2005, book value per share of $25.74, a premium of $6.00 (13.6%) over the most recent trading price known to the Company immediately before the board action of $44.00 and a premium of $3.00 per share (6.4%) over the $47.00 fair market value determined in the valuation opinion of Southard Financial.

•                                          The Merger consideration is all cash, which provides certainty of value to those shareholders and immediate liquidity for the unaffiliated shareholders who receive cash in the Merger.

•                                          No brokerage or other transaction costs are to be incurred by unaffiliated shareholders who receive cash in the Merger, unless a bond is required in the event of a lost stock certificate.

Positive Factors for Remaining Shareholders.  The factors that the Board and the Special Committee considered as positive for the unaffiliated shareholders who will remain shareholders following the Merger included:

•                                          Remaining unaffiliated shareholders would realize the potential benefits of the suspension of the Company’s reporting obligations under the Securities Act, including reduced expenses as a result of suspension of such reporting obligations.

•                                          Remaining unaffiliated shareholders would have the opportunity to participate in the Company’s future growth and earnings, if any.

•                                          The Merger is expected to result in accretion to net income, earnings per share and return on equity; this is a function of the decrease in the number of shares of Common Stock as a result of the Merger as well as cost savings.

•                                          Remaining unaffiliated shareholders would not be required to pay income taxes as a result of the Merger.

Negative Factors for Shareholders Receiving Cash in the Merger.  The factors that the Board and the Special Committee considered negative for the unaffiliated shareholders who would receive cash in the Merger included:

•                                          These unaffiliated shareholders would not have the opportunity to participate in the Company’s future growth and earnings, if any.

•                                          These unaffiliated shareholders will not be able to sell their shares at a time and for a price of their choosing.

•                                          These unaffiliated shareholders may be required to pay income tax on the receipt of cash in the Merger.

Negative Factors for Remaining Shareholders.  The factors that the Board and the Special Committee considered negative for the unaffiliated shareholders who will retain their shares in the Merger included:

•                                          The Merger may negatively affect good will of certain of LB&T’s customers.

•                                          After the suspension of the Company’s reporting obligations, the unaffiliated shareholders will have decreased access to information about the Company.

Although the Board of Directors and the Special Committee considered the negative factors described above, it concluded that the benefits of the positive factors outweighed the detriments of the negative factors and that the proposed transaction was substantively and procedurally fair to and in the best interest of the Company’s unaffiliated shareholders.

Fair Price Considerations.  The Special Committee and the Board of Directors selected a price of $50.00 per share as the amount to be paid to shareholders who receive cash for their shares of Common Stock as a result of the Merger.  The Special Committee and the Board of Directors selected a price that it believed to be in excess of the fair market value of the shares, intending to at least partially compensate shareholders who receive cash for the fact that they are being required to dispose of their shares when some would probably prefer to keep their shares and that shareholders who receive cash would probably incur some tax as a result of the Merger.

The Special Committee and the Board of Directors considered numerous factors, discussed below, in reaching its conclusion as to the fairness of the going private transaction pursuant to a cash-out merger to all of Logan’s shareholders, including its determinations as to the fairness of the going private transaction pursuant to a cash-out merger to unaffiliated shareholders who will receive cash in the Merger as well as those who will retain their shares of Logan common stock after the Merger.  The Special Committee and the Board of Directors did not assign any specific weights to the factors listed below.  Moreover, in their considerations individual directors may have given differing weights to different factors.

•                                          Historical Market Prices of Logan Common Stock.  Logan is not listed or quoted on any exchange and has minimal trading activity.  During the 12 months prior to the public announcement of the proposed merger, based on trades known to management of Logan, the stock traded very infrequently.  The Special Committee and the Board of Directors reviewed high and low sales prices for Logan common stock from January 1, 2004 to December 14, 2004, which ranged from $44.00 to $47.00 per share.  You should read the discussion under “Information About Logan and Its Affiliates – Market for Common Stock and Dividend Information” for more information about our stock prices.  The last sale price of Logan common stock known to management that occurred prior to the public announcement of the merger agreement was $44.00 on September 13, 2004.

•                                          Net Book Value.  As of January 31, 2005, Logan’s book value per share was $27.83.  In Southard Financial’s valuation report, Southard Financial adjusted Logan’s reported book value of $27.83 per share on January 31, 2005, to derive the market value of Logan’s assets and liabilities.  The objective was to arrive at a net asset value, defined as the difference between the adjusted valuation of all assets and liabilities.  The net asset value reflects the valuation of assets in the context of a going concern.  Southard Financial calculated Logan’s net asset value at $46.53 per share.  This price was a factor that was considered by the Board, among others, in determining the consideration to be paid to cashed-out shareholders in the merger.  The per share cash price of $50.00 payable in the merger reflected a multiple of 1.80 times Logan’s book value per share as of January 31, 2005, and a multiple of 1.07 times Logan’s net asset value per share as of January 31, 2005.

•                                          Going Concern Value.  In reviewing the going concern value of Logan’s shares, the Special Committee and the Board considered the analyses and conclusions of Southard Financial, which are described under “Opinion of Financial Advisor” below.  The going concern value determined by Southard Financial was $47.00 per share.

•                                        Earnings.  The Special Committee and the Board reviewed the earnings of Logan for the previous three years.  For the three years ended December 31, 2002, 2003 and 2004, Logan reported net income of approximately $1,842,000, $1,901,000 and $1,558,173, respectively.  The Special Committee and the Board believe that Logan’s earnings over the last three years provide a basis for a reasonable expectation of future performance and an expectation of future benefits.

•                                        Opinion of Financial Advisor.  The Special Committee and the Board considered the valuation report prepared by Southard Financial dated February 21, 2005, as well as the written fairness opinion, dated March 1, 2005, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the cash consideration to be paid in the Merger is fair, from a financial point of view, to Logan’s shareholders, including shareholders who will receive cash in the merger as well as those who will retain their shares after the Merger.  The fairness opinion of Southard Financial did not distinguish between the unaffiliated shareholders and the affiliated shareholders.  The fairness opinion addressed whether the cash paid to the cashed-out shareholders was fair from a financial point of view to the cashed-out shareholders and the shareholders of Logan remaining after the going private transaction.

The shareholders being cashed-out will consist solely of unaffiliated shareholders.  There will be no affiliated shareholders who will be cashed-out as a result of the going private transaction; however, there will be unaffiliated shareholders who will remain shareholders of Logan after the going private transaction.  Accordingly, the Special Committee and the Board considered Southard Financial’s fairness opinion as to the cashed-out shareholders and the remaining shareholders in concluding that the going private transaction was fair to the unaffiliated shareholders from a financial point of view.  The Special Committee and the Board also reviewed and considered the financial analyses supporting the opinion of the financial advisor.  You should read the discussion under “Opinion of the Financial Advisor” below and a copy of the opinion of Southard Financial which is attached as Appendix D to this proxy statement.

•                                        Liquidity Event.  The Special Committee and the Board considered the opportunity that the Merger presents for shareholders owning fewer than 200 shares to liquidate their holdings without incurring brokerage costs and/or costs for odd lot transfers, particularly given the relatively illiquid market for shares of Logan common stock at a price that represents a premium over historical sales prices.

The Special Committee and the Board also recognized that the merger consideration to be paid to the cashed-out shareholders in the merger reflected a premium over the trading prices for the Logan common stock prior to the announcement of the Merger, which trading prices the Board did not find to reflect accurately the fair value of such stock.

The Special Committee and the Board did not consider historical prices paid by Logan for its shares because Logan has not purchased shares of its common stock from shareholders in the last two (2) years.  Also, the Special Committee and the Board did not consider transactions in the Logan common stock which occurred following the announcement of the transaction.  Additionally, certain directors and executive officers of Logan have been involved in the purchase of shares of the Logan common stock in the open market in the two years prior to the announcement of the going private transaction.  While the Special Committee and the Board did consider these trades in general terms in its review of the historical prices of the Logan common stock, the Special Committee and the Board did not distinguish between transactions in Logan’s common stock involving directors and officers and those not involving such persons.

Although it is quite rare for an insured depository institution to go into voluntary liquidation, the base valuation technique that relates to Logan’s book value is, for the most part, an assumed liquidation value.  Since the price to be paid to the cash-out shareholders in the Merger is in excess of Logan’s book value and because Logan will continue to operate its business following completion of the Merger, the Special Committee and the Board did not consider Logan’s liquidation value an important factor in determining the fairness of the going private transaction pursuant to a cash-out merger.

No firm offers have been made by an unaffiliated person during the preceding two years for (i) the merger or consolidation of Logan into or with such person, (ii) the sale or other transfer of all or any substantial part of the assets of Logan, or (iii) the purchase of a number of shares of common stock that would enable the holder thereof to exercise control of Logan.

Your Board of Directors has unanimously determined that the purchase price of $50.00 per share is a fair price.

The Board of Directors delegated to the Special Committee, which consists entirely of independent directors authority to (i) investigate the feasibility of going private transactions and (ii) select, engage and incur expenses by financial advisors, accountants and legal professionals (and authorize management to do the same) in order to develop a presentation for the entire Board of Directors and present specific proposals.  The proposal to engage in a going private transaction pursuant to a cash-out merger has been approved by the unanimous consent of the members of the Special Committee and the Board of Directors and is recommended by the independent Special Committee as well as the entire Board of Directors.

Alternatives Considered.  The 200 share level was chosen by management and recommended to the Board of Directors based on an analysis of the Company’s shareholder list as of September 30, 2004.  Shareholders are free to buy or transfer shares until the Effective Time.  It is expected that some shareholders will acquire additional shares before the Effective Time through market purchases or other transactions in order to be a holder of more than the threshold number of shares and thus remain a shareholder after the Merger.  Because the number of shareholders above the threshold could increase before the Effective Time, it was necessary to select a threshold sufficiently high to make reasonable allowance for changes in the composition of the shareholder list without defeating the purpose of the proposed transaction.  Other lower numbers were considered and rejected as it was believed they would have resulted in an unacceptably high risk that the transaction would not yield the desired result of having less than 300 record shareholders.

The Special Committee and the Board of Directors considered the following alternatives to the Merger format:

•                                          Reverse Stock Split.  The Special Committee and the Board of Directors considered the use of a process known as a reverse stock split as an alternative to the Merger.  A reverse stock split would have involved a mechanism that proportionately decreased the number of shares of stock held by shareholders.  In a reverse stock split, shareholders receive one share of stock for every 200 (for example) shares owned; those shareholders holding only fractional share interests following the split are cashed out.  As a result, there are fewer shareholders.  The Special Committee did not choose this alternative because it would have resulted in a post-split stock price that would be undesirably high.  The Special Committee and the Board of directors also believed that the cash-out merger was easier for shareholders to understand.

•                                          Tender Offer.  The Special Committee and the Board of Directors also considered making a tender offer to purchase outstanding shares of Common Stock from the Company’s shareholders.  This alternative could have reduced the number of shareholders through their sale of Common Stock.  However, it is uncertain whether this process would result in the Company having fewer than 300 shareholders - a threshold that the Company must meet in order to go private and reduce the burdens associated with being a reporting company.  For this reason, the Special Committee and the Board of Directors decided not to use this alternative.

The Board of Directors did not consider other methods to reduce expenses other than going private.  Nor did the Board consider the possibility of a third party buy-out.  The Board did not consider these options because (i) it relied in part upon the assessment and recommendation of independent directors; (ii) it was not aware of other methods of achieving expense reductions that were comparable with those reductions possible through the Merger and (iii) no third party expression of interest in acquiring the Company is presently before the Board.

Approval of the going private transaction pursuant to a cash-out merger was recommended by the Special Committee of the Board of Directors.  The Special Committee based its independent analyses on the same information and analyses provided to the Board of Directors, and considered the same factors as the Board when making its recommendation.  The Special Committee is comprised entirely of independent directors.  Shareholders who are expected to receive cash in the Merger represent approximately 2.3% of the Common Stock.  The Merger requires approval by shareholders holding a majority of the votes cast at a meeting of shareholders at which a quorum is present.  Directors and officers as a group beneficially own approximately 27.47% of the outstanding common stock of Logan.  Because (i) the shares held by directors and officers represent a relatively small percentage of votes required to approve the transaction, (ii) the small percentage of shareholders receiving cash in the Merger, and (iii) the Board’s reliance in part upon the assessment and recommendation of independent directors, the Board concluded that having an unaffiliated representative act solely on behalf of shareholders who are not directors or officers of Logan and requiring a majority of unaffiliated shareholders to approve the transaction were not necessary to assure fairness.  The only appraisal the Company sought in connection with the going private transaction was the valuation report provided by Southard Financial.  Neither the Company nor LCB Merger Co. has made any provision in connection with the going private transaction to grant unaffiliated shareholders access to the Company’s or LCB Merger Co.’s corporate files or to obtain counsel or appraisal services for such shareholders at the Company’s or LCB Merger Co.’s expense.

Other Considerations.  It could be argued that directors may have, or appear to have, a conflict of interest in approving and recommending the proposed Merger transaction.  The transaction will result in a slight increase in the percentage of ownership of all directors and officers.  As a group, directors and officers own approximately 27.47% of the outstanding shares of Common Stock; following the Effective Time, the directors and officers would own approximately 28.12% of the shares.  However, this benefit is shared proportionally by all remaining shareholders.

The foregoing discussion of the factors considered by the Board of Directors is intended to discuss in reasonable detail the material factors on which the Board of Directors relied; it does not necessarily reflect all factors involved in the process.  In view of the variety of factors considered in connection with their evaluation of the going private transaction pursuant to a cash-out m, the Board of Directors did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.  The Board considered all the factors as a whole in reaching its determination.  In addition, individual members of the Board of Directors may have given different weights to different factors.

Opinion of Financial Advisor

On January 25, 2005, the Board engaged Southard Financial (“Southard”) to provide a valuation opinion of Logan’s common stock as of January 31, 2005 and a fairness opinion relating to the price to be paid to shareholders receiving cash in the Transaction.

Independent Valuation

The Board engaged Southard to render a valuation of Logan’s common stock.  Southard’s valuation, presented to the Board on February 21, 2005, indicated that as of January 31, 2005, the cash fair value of Logan’s common stock was $47.00 per share (the “Valuation”).  The Board reviewed the basis for and the methodology used in Southard’s valuation.  The directors determined, after giving careful consideration to a number of factors, to utilize a price of $50.00 per share in the transaction, subject to receipt of a fairness opinion from Southard, and that the Transaction was fair to, and in the best interests of, Logan and its shareholders, including both affiliated and unaffiliated shareholders, and approved the Transaction.  Southard did not recommend the amount of consideration to be paid in the Transaction.

Fairness Opinion

On February 28, 2005, Southard rendered to the Board, its opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the cash consideration of $50.00 per share to be paid in the Transaction was fair, from a financial point of view, to Logan’s shareholders, including unaffiliated shareholders and both shareholders who will receive cash in the Transaction and those who will retain their shares after the Transaction (the “Fairness Opinion”).  You should read the discussions below under “Valuation Opinion” and “Fairness Opinion” for more information relating to these opinions and the related financial analyses.

The full text of the written Fairness Opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix D hereto and is incorporated herein by reference.  Southard’s opinion is directed to the Board, addresses only the fairness of the cash consideration to be paid in the Transaction from a financial point of view, and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special shareholders’ meeting.  The summary of the opinion of Southard set forth herein is qualified in its entirety by reference to the full text of such opinion.

In connection with the Valuation and its opinion, Southard reviewed and analyzed certain publicly available financial information and other information concerning Logan and certain internal analyses and other information furnished to Southard by Logan.  Southard also held discussions with members of senior management of Logan regarding the business and prospects of Logan.  In addition, Southard performed such other studies and analyses and considered such other factors as Southard deemed appropriate.

Opinions of Southard Financial

As described in its opinions, Southard assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with Southard for purposes of their opinion.  With respect to the information relating to the prospects of Logan, Southard assumed that such information reflected the best currently available judgments and estimates of the management of Logan as to the likely future financial performance of Logan.  Southard did not verify through independent inspection or examination the specific assets or liabilities of Logan.  Southard did not make nor were they provided with an independent evaluation or appraisal of the assets or liabilities of Logan.  The following is a summary of the material analyses and factors considered by Southard in connection with the Valuation and the Fairness Opinion presented to the Board:

Logan’s Board of Directors retained Southard to render its independent determination as to the fair value of the Logan common stock for use in connection with the Board’s consideration of the proposed going-private transaction.  Subsequently, the Board engaged Southard to render a written opinion as to the fairness, from a financial point of view, to all of the shareholders of Logan of the cash consideration to be paid to shareholders who will receive cash in connection with the proposed Transaction.  No limitations were imposed by the Board upon Southard with respect to the investigations made or procedures followed in rendering either the Valuation or its Fairness Opinion.

Southard is a specialized consulting and valuation firm focusing on providing stock valuations to companies and financial institutions located throughout the United States, or to groups of individuals associated with U.S.-based companies and financial institutions.  As part of its line of professional services, Southard specializes in rendering valuation opinions of banks and bank holding companies nationwide.  Logan selected Southard to render the Valuation and to serve as its financial advisor based on Southard’s reputation, expertise and familiarity with West Virginia-based financial institutions.

In connection with providing the Valuation, the Logan Board provided no specific instructions to Southard, other than to provide the Board with a fair value appraisal of Logan stock.  With the concurrence of Logan and Logan’s counsel, Southard determined that fair value of the Logan stock for the purposes presented would be based on the value of a pro rata share of Logan as a going concern and that no minority, marketability or liquidity discounts would be applied.  In addition, Southard determined it appropriate, in determining the fair value of the Logan stock, to consider all usual and customary approaches to value, including net asset value, investment value and market value.

As described above, in addition to providing the Valuation, Logan authorized the engagement of Southard to render its Fairness Opinion.  Southard rendered to Logan’s legal counsel its written opinion dated February 28, 2005, to the effect that, as of such date and based upon and subject to certain matters stated in the Fairness Opinion, the cash consideration to be paid to cashed-out shareholders in the Transaction is fair, from a financial point of view, to the shareholders of Logan, including both the cashed-out shareholders and the shareholders who would not receive cash in the Transaction.

A copy of the Fairness Opinion, which sets forth certain assumptions made, matters considered and limits on the review undertaken by Southard is attached as Appendix D to this proxy statement.  You are urged to read the Fairness Opinion in its entirety.  A copy of the Valuation is attached as Appendix C to this proxy statement.  You are urged to read the Valuation in its entirety.  The Fairness Opinion and the Valuation will also be made available for inspection and copying at Logan’s principal executive offices at 43 Washington Avenue, Logan, West Virginia, during regular business hours by any interested shareholder up to the time of the special meeting of shareholders.

The following summary of the procedures and analyses performed, and assumptions used, by Southard is qualified in its entirety by reference to the text of the Fairness Opinion and the Valuation.  The Fairness Opinion is directed only to the financial terms of the Transaction, and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special shareholders’ meeting.

In arriving at the Valuation and the Fairness Opinion, Southard reviewed and analyzed, among other things, the following: (i) the financial statements of Logan and its subsidiaries; (ii) certain other publicly available financial and other information concerning Logan and its subsidiaries; (iii) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other transactions relevant to Southard’s inquiry; (iv) the competitive and economic outlook for Logan’s trade area; (v) the book value and financial condition of Logan and its subsidiaries; (vi) the future earnings and dividend paying capacity of Logan and its subsidiaries; (vii) previous sales of Logan stock; and (viii) the prevailing market prices for selected banking organizations in West Virginia and the United States.  Southard held discussions with senior management of Logan concerning Logan’s past and current operations, financial condition and prospects, as well as the results of recent bank regulatory examinations.

In conducting its review and in arriving at the Valuation and the Fairness Opinion, Southard relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the same.  Southard did not make or obtain any evaluations or appraisals of the properties of Logan, nor did it examine any individual loan credit files.  For purposes of the Fairness Opinion, Southard assumed that the Transaction will have the tax, accounting and legal effects described in the proxy statement and assumed that the transaction would be consummated on a timely basis in the manner presented by Logan and in compliance with applicable laws and regulations.

As more fully discussed below, Southard considered such financial and other factors as it deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Logan, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders’ equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Logan and its subsidiaries; and, (ii) the assets and liabilities of Logan and its subsidiaries, including the loan investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity.  Southard also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally.  The Valuation and the Fairness Opinion are necessarily based upon conditions as they existed and can be evaluated on the respective dates thereof and the information made available to Southard through such dates.

In connection with rendering the Valuation and the Fairness Opinion, Southard performed certain financial analyses, which are summarized below.  Southard believes that its analysis must be considered as a whole, and that selecting portions of such analysis and the factors considered therein, without considering all factors and analysis, could create an incomplete view of the analysis and the processes underlying the Valuation and the Fairness Opinion.  The preparation of a valuation or fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.  In its analyses, Southard made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Logan.  Any estimates contained in Southard’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.  Estimates of values of companies do not purport to be appraisals of such companies or necessarily reflect the prices at which such companies or their securities may actually be sold.

Valuation Opinion

In order to determine the fair value of Logan common stock, and as explained below, Southard utilized the following approaches in its Valuation: net asset value, market value and income value.

Asset Based Approach.  Net asset value is the value of the net equity of a corporation, including every kind of property and value.  This approach normally assumes liquidation on the date of appraisal with recognition of securities gains or losses, real estate appreciation or depreciation and any adjustments to the loan loss reserve, discounts to the loan portfolio or changes in the net value of other assets.  As such, it is not the best approach to use when valuing a going concern, because it is based on historical costs and varying accounting methods.  Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), it still results in a liquidation value for the concern.  Furthermore, since this method does not take into account the values attributable to the going concern such as the interrelationship among the corporation’s assets, liabilities, customer relations, market presence, image and reputation, and staff expertise and depth, little or no weight is given to the net asset value method of valuation.

In utilizing the asset-based approach, Southard adjusted Logan’s reported book value at January 31, 2005 to reflect a deposit premium of 8.0% on non-brokered deposits and the appreciation in the held-to-maturity securities portfolio, net of taxes at 38%.  Utilizing the asset based approach, Southard valued Logan under the asset based method at $31,281,522, or $44.43 per share as of January 31, 2005.

Market Approach.  Market value is defined as the price at which property would change hands between a willing seller and a willing buyer when both parties have the same information and neither party is acting under compulsion.  This definition of value produces a result that could be achieved if the property were to be sold in an arm’s-length transaction.  The market value method is frequently used to determine the price of smaller blocks of stock when both the quantity and the quality of the “comparable” data are deemed sufficient.

The fair value for Logan using the market value method is based upon a comparison with recent transactions involving the sale of banks and bank holding companies in West Virginia and surrounding states, as well as throughout the United States.  Specifically, Southard developed a list of reasonably comparable whole bank transactions and applied those multiples to Logan.  The focus of the review was banks of similar size, performance, and capitalization (equity/asset ratio).  A complete list of the transactions, as well as selected summary information, is contained in the Valuation.

Considering these factors, the base capitalization rates were (a) price/earnings of 18.80x, (b) price/book value of 214.6%, and (c) price/assets of 21.69%, based on the median in 2004 for banks with assets under $1 billion, ROA of 0.90%-1.25%, ROE of 10%-14%, and located in a non-metropolitan area.  Often it is necessary to apply a fundamental discount to the base capitalization factors to reflect the relative attractiveness of LB&T and its market area, as well as its earnings history.  In Southard’s opinion, based upon all of the available data, no discount was necessary.  As a result, the risk adjusted capitalization factors were 18.8 times earnings, 215% of book value, and 21.65% of assets (all rounded).  The average multiples were applied to the appropriate benchmarks for Logan.  The results of the three methods were then assigned weights of 40% for price/earnings, 40% for price/book, and 20% for price/assets.  The analysis is presented in detail in the Valuation.

In using the market value method using control transactions, Southard reached a valuation of Logan of $36,829,200, or $52.31 per share, under the price to earnings method, $38,952,844, or $55.33 per share under the price to book value method, and $39,634,439, or $56.30 per share under the price to assets method as of January 31, 2005.  The weighted average of the three methods was $54.32 per share.

The fair value for Logan using the market value method is also based upon a comparison with recent “go-private” transactions involving banks and bank holding companies throughout the United States.  Specifically, Southard developed a list of reasonably comparable go-private transactions and applied those multiples to Logan.  A complete list of the transactions, as well as selected summary information, is contained in the Valuation.

In determining base capitalization rates for the go-private transactions method, Southard reviewed go-private transactions throughout the United States.  The resulting median multiples are 20.30 times earnings, 149% of book value, and a 17.6% premium over the recent trading price.  The median multiples were applied to the appropriate benchmarks for Logan.  The results of the three methods were then assigned weights of 40% for price/earnings, 40% for price/book, and 20% for price/trades.  The analysis is presented in detail in the Valuation.

In using the market value method using go-private transactions, Southard reached a valuation of Logan of $39,767,700, or $56.49 per share, under the price to earnings method, $26,995,227, or $38.35 per share under the price to book value method, and $51.74 per share under the price to trades method as of January 31, 2005.  The weighted average of the three methods was $48.28 per share.

The fair value for Logan using the market value method is also based upon a comparison with market transactions involving banks and bank holding companies throughout the United States.  Specifically, Southard developed a list of reasonably comparable market transactions and applied those multiples to Logan.  The focus of the review was banks of similar size, performance, and capitalization (equity/asset ratio).  A complete list of the transactions, as well as selected summary information, is contained in the Valuation.

Considering these factors, the base capitalization rates were (a) price/earnings of 17.21x, and (b) price/book value of 177.50% based on the average in 2004 for banks with positive ROE and market capitalization under $100 million.  Often it is necessary to apply a fundamental discount to the base capitalization factors to reflect the relative attractiveness of LB&T and its market area, as well as its earnings history.  In Southard’s opinion, based upon all of the available data, no discount was necessary.  As a result, the risk adjusted capitalization factors were 17.0 times earnings and 177% of book value (both rounded).  The average multiples were applied to the appropriate benchmarks for Logan.  The analysis is presented in detail in the Valuation.

In using the market value method using market transactions, Southard reached a valuation of Logan of $33,303,000, or $47.31 per share, under the price to earnings method, and $31,705,804, or $45.05 per share under the price to book value method as of January 31, 2005.  The average of the two methods was $46.18 per share.

Income Approach.  The income approach is sometimes referred to as the investment value or the earnings value.  The investment value is frequently defined as an estimate of the present value of future benefits.  Another popular investment value method is to determine the level of the current annual benefits and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield.  Southard determined the net present value of the projected future benefits to shareholders using a discount rate of 14.3% (within an acceptable range considering the risk-return relationship Southard has observed most investors would demand for an investment of this type, i.e., small to medium-sized community banking companies).

In utilizing the income approach, Southard took into account the earnings of LB&T over the 2000-04 period.  Adjustments to the weighted average of reported earnings were made to reflect a peer level loan loss provision, adjusted for LB&T’s loans/assets ratio, as well as the ongoing expenses of the parent company.  Southard also developed an estimate of the anticipated economies (savings) to a potential acquiror of Logan (synergistic earnings approach).  Based upon Southard’s review, the estimated savings approximated 0.25% of average assets, or $454 thousand (pre-tax).  This analysis is presented in the Valuation.  As a result of the analysis, the ongoing earning power of Logan was estimated at $1,959,000, or $2,240,000 adjusted for anticipated savings.

Utilizing the income approaches to value Logan’s stock, Southard determined that the value of Logan’s stock as of January 31, 2005 under the synergistic price/earnings method was $34,720,000, or $49.32 per share and that the value under the discounted future earnings method was $27,316,976, or $38.80 per share.

Combined Value.  The various methodologies were assigned weights in arriving at a combined value of Logan as of January 31, 2005.  Southard assigned weights as follows to the methodologies considered above: 15% to the asset based value; 15% to the market approach with control transactions; 20% to the market approach with market transactions; 20% to the market approach with go-private transactions; 15% to the income approach synergistic earnings method; and 15% to the income approach-discounted future earnings method.  Southard believes that the weight assigned to each valuation approach properly reflects the relative importance of that approach for purposes of the Valuation opinion.  Based on the analysis presented above, the combined valuation of Logan was $46.93 per share as of January 31, 2005.

As a result of all the analyses performed, Southard determined that the fair value of Logan common stock was $47.00 per share (rounded) as of January 31, 2005.

Fairness Opinion

On February 28, 2005, Southard issued a Fairness Opinion relative to the proposed Transaction.  The Fairness Opinion was based on financial information through January 31, 2005.  In preparing the Fairness Opinion, Southard determined that the $50.00 per share price being paid to the cashed-out shareholders represented the following pricing ratios:

Price/Book Value ($25.74 per share at 1/31/05)	194.3%
Price/Earnings ($2.21 per share in 2004)	22.62	x
Price/Assets at January 31, 2005	19.23%
Premium to Recent Market Trade ($44.00 per share)	13.6%

Comparison with Recent Control, Go-Private, and Market Transactions.  The price/book ratio is below the median price/book value ratio for the selected whole-bank transactions during 2004, but is above the median price/book value ratio for selected go-private transactions, and above the average price/book value of market transactions.

The price/earnings ratio is above the median price/earnings ratio for the selected whole-bank transactions during 2004; above the median price/earnings ratio for selected go-private transactions; and above the average price/earnings ratio for market transactions.

The price/asset ratio is slightly below the average ratio for the selected whole-bank transactions during 2004.  The transaction price also represents a lower premium to recent transactions than the median of selected go-private transactions; however, this difference is due, at least partially, to differences in trading volume.

On balance, the implied pricing ratios are near or above observed market pricing for whole-bank transactions, and not inconsistent with the valuation premise of enterprise value.

Analysis of Liquidity.  The Transaction price of $50.00 per share represents a premium of 13.6% to the most recent traded price for Logan common stock ($44.00 per share in the fourth quarter of 2004).  There is no active market for the shares of Logan, and trading volume was very light during 2004.  Thus, the ability to sell a significant block of shares is very limited and would likely result in an adverse impact on the market value of the shares.  Therefore, the proposed transaction price represents, in our opinion, a reasonable premium to the recent trading range.

Subsequent to the issuance of Southard’s Fairness Opinion, Southard was made aware of one or two small transactions in Logan common stock at $50.00 per share.  These transactions took place after the terms of the Transaction were made public, and are thus not out of the ordinary.  Further, Logan management believes that the intent of the buying shareholders was to increase their ownership to above the 200-share threshold of the Transaction and thus avoid being cashed-out in the Transaction.

Discounted Cash Flow Analysis.  Southard also prepared a pro forma discounted cash flow analysis utilizing the present value of the estimated future dividend stream that Logan would be expected to generate over the next five to 10 year period (including the present value of the value of Logan’s common stock at the end of the five to 10 year period).  To determine a projected dividend stream, Southard Financial used an estimate of ongoing earnings for 2005, assumed annual growth in earnings and assets of between 5% (management’s estimate) and 8% (the high end).  The analysis was performed under two dividend assumptions: (i) that Logan maintains a dividend payout ratio of 60% (the average of the past five years); and, (ii) that Logan pays dividends sufficient to maintain an equity/assets ratio of 8% (a normal level).  The “terminal value” of Logan common stock at the end of the projection period was determined by applying price/earnings multiples of 18-20 (the current range) times projected net income in the final year of the analysis.  The dividend stream and terminal value were discounted to the present using discount rates between 12% and 15%, which Southard Financial viewed as the appropriate discount rate range for a company with Logan’s risk characteristics.  Using this analysis, the implied value of Logan was consistently at or below the proposed Transaction price.

Finally, from the perspective of those shareholders of Logan who will remain shareholders of Logan after the Transaction, Southard has concluded, after analysis and conversations with Logan senior management, that those shareholders are forecast to experience earnings per share appreciation, and incur equity per share dilution, on an immediate post-Transaction basis.  Further, going forward the shareholders should see an increase in earnings per share after the transaction, due to there being fewer shares outstanding, and due to lower expenses relative to SEC registration and related costs.

Based on all factors that Southard deemed relevant and assuming the accuracy and completeness of the information and data provided, Southard concluded that the cash consideration of $50.00 per share that the cashed-out shareholders are entitled to receive in connection with the Transaction, is fair, from a financial standpoint, to all shareholders of Logan, including those shareholders receiving the cash consideration as well as those shareholders of Logan who will remain shareholders of Logan after the Transaction.

Prior to its engagement to assist the Logan Board and management in connection with their analysis of a potential going-private transaction, Southard had not previously provided valuation or other professional services to Logan.  Southard has not previously served as a market maker for Logan’s common stock.  Southard and its employees have no past, present, or future contemplated interest (financial or otherwise) in Logan or its subsidiary.

Logan has agreed to pay Southard $9,500 for rendering the Valuation and the Fairness Opinion.  Logan has also agreed to reimburse Southard for its reasonable out-of-pocket expenses and to indemnify Southard against certain liabilities, including liabilities under the federal securities laws, to the extent permitted by applicable law.

THE MERGER TRANSACTION

Material Terms

The following is a summary of certain provisions of the Agreement and Plan of Merger (the “Plan of Merger”) and certain matters relating to the Merger.  The following summary does not purport to be complete and is qualified in its entirety by reference to the Plan of Merger which is attached as Appendix A to this proxy statement and is incorporated into this proxy statement by reference.  You are urged to read the Plan of Merger in its entirety and to consider it carefully.

Brief Description of Merger.  If and when the Merger takes effect, any shareholder who holds of record 200 or fewer shares of Common Stock immediately prior to the Effective Time will no longer be a shareholder of the Company.  These shareholders will instead receive cash for their shares.  All other shareholders will continue to be shareholders of the surviving company, Logan.

To implement the Merger fully and achieve the desired goal of decreasing the burdens, risks and expense associated with reporting companies by suspending the Company’s reporting obligations, the following events must occur:  (i) the shareholders must approve the Plan of Merger; (ii) the Company must receive approval from the applicable banking regulators; (iii) Articles of Merger must be filed with the West Virginia Secretary of State; (iv) the Company must file a final amendment to its going private Schedule 13E-3 with the SEC; and (v) the Company must suspend its filing obligations under the Exchange Act by filing a Form 15 with the SEC.

Consideration; Conversion and Exchange of Stock Certificates.  Each shareholder holding of record fewer than 200 shares of Common Stock immediately before the Effective Time will be entitled to receive $50.00 in cash, without interest, and each shareholder holding of record 200 or more shares immediately before the Effective Time will continue to hold the same number of shares after the Merger and will not receive any cash.  As soon as practicable after the Merger is completed, the Company will mail to each shareholder who is to receive cash a letter of transmittal and instructions for surrendering their stock certificates.  When the Merger is completed, the shares of Common Stock owned by each shareholder receiving cash will automatically be converted into the right to receive cash.  To receive the cash, however, such shareholders must deliver to Logan their stock certificates along with a letter of transmittal and any other required documents.  No service charge will be payable by shareholders in connection with the cash payments, and all expenses will be borne by the Company, except that a bond may be required for a lost certificate.  PLEASE DO NOT SEND US YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

Dividends and Distributions.  A shareholder will not be entitled to any further dividends or distributions that are declared after the Merger is completed on any shares of Common Stock that are automatically converted into cash as a result of the Merger, regardless of whether the shareholder has or has not surrendered his or her stock certificates to the Company.  Each shareholder will be entitled to dividends and distributions on his or her Common Stock declared with record dates prior to the Effective Time.

Reasons for Engaging in Merger.  See “Special Factors—Purpose and Reasons for the Merger” (pages 15-16).

Vote Required.  The Plan of Merger must be approved by holders of a majority of the votes cast at a meeting of shareholders in which a quorum is present.  The presence in person or by properly executed proxy of the holders of a majority of all issued and outstanding shares of Common Stock entitled to vote at the meeting is necessary for a quorum.  As of March 29, 2005, 703,991 shares of Common Stock were issued and outstanding.  Of these shares, the Company’s officers and directors beneficially owned approximately 193,404 (27.47%) of such outstanding shares.

Effective Time of the Merger.  The Company expects to complete the Merger during August, 2005.  However, the Company cannot guarantee that the Merger will be effective by the end of August, 2005.

The Effective Time will be the time of the filing with and acceptance for record of the Articles of Merger by the West Virginia Secretary of State, or a later time specified in the Articles of Merger.  The Company presently intends to file the Articles of Merger as soon as practicable after the approval of the Plan of Merger proposal by the shareholders at the Special Meeting is obtained and the other conditions precedent to the consummation of the Merger have been satisfied or waived.

Conditions to Consummation of the Merger.  The Boards of Directors of the Company and LCB Merger Co. have adopted the Plan of Merger and authorized the consummation of the Merger.  As the sole shareholder of LCB Merger Co., the Company has approved the Merger and the Plan of Merger.  The completion of the Merger depends upon a number of events, including:

•                  The approval of the Plan of Merger by the Company’s shareholders.

•                   The filing and acceptance of the Articles of Merger with the West Virginia Secretary of State.

•                  The receipt of all regulatory approvals.

The Merger and Plan of Merger are not contingent on shareholder approval of the amendment to the Company’s Articles of Incorporation (the “Amendment.”).  Therefore, if the shareholders approve the Plan of Merger, the Company and LCB Merger Co. will proceed with the completion of the Merger regardless of whether the shareholders approved the Amendment.

Amendment or Termination of the Plan of Merger.  The Plan of Merger may be amended by a written agreement approved by the Boards of Directors of the Company and LCB Merger Co., generally without the necessity of further action by shareholders.  However, shareholder approval is required for any modification or amendment that is made after the shareholder vote and that has any of the following effects:

•                  Changes the amount or kind of consideration that you will receive for your shares of Common Stock;

•                  Changes any provision of the Company’s Articles of Incorporation; or

•                  Adversely affects your rights as a shareholder.

No amendments or modifications to the Plan of Merger are presently contemplated.  However, if there is any material amendment to the Plan of Merger before the Special meeting, the Company will notify you and provide you with information relating to the amendments prior to the meeting.

The Merger may be abandoned and the Plan of Merger terminated by the mutual written consent of the Company and LCB Merger Co. as provided in the Plan of Merger.  At this time, the Company has no intention of abandoning the Plan of Merger.

Regulatory Requirements

The regulatory requirements that must be complied with or approval that must be obtained to complete the Merger are:

•                  compliance with federal and state securities laws;

•                  approval of the Merger by the West Virginia Division of Banking and Financial Institutions;

•                  filing of the Articles of Merger with the West Virginia Secretary of State upon the approval of the Merger by the Company’s shareholders.

Certain Consequences of the Merger

Pursuant to the terms of the Plan of Merger, following shareholder approval of the Plan of Merger proposal and subject to the fulfillment or waiver of certain conditions, LCB Merger Co. will be merged with and into Logan, and Logan will continue as the surviving company in the Merger.  The Merger is expected to cause a reduction in the number of Logan’s shareholders of record to under 300.  This would permit the Company to suspend its reporting obligations under the Securities Act.  Various advantages and disadvantages of the Merger are discussed above.  See “Special Factors-Fairness; Recommendation of the Board of Directors” (pages 17-23).  The effects of the suspension of the Company’s reporting obligations are discussed below.  See “The Merger Transaction-Suspension of Reporting Obligations Under the Securities Act” (pages 34-35).

Operations of the Company and LB&T Following the Merger

Following the Merger, the Company and LB&T intend to continue to conduct their existing operations in substantially the same manner as now conducted.  The executive officers and directors immediately prior to the Merger will be the executive officers and directors immediately after the Merger.  Except for the change that would result from the Amendment (if approved by the shareholders), the Company’s and LB&T’s Articles of Incorporation and Bylaws will remain in effect and unchanged by the Merger.  The deposits of LB&T will continue to be insured by the FDIC.  The corporate existence of neither the Company nor LB&T will be affected by the Merger.  The Company and LB&T will continue to be regulated by the same agencies that regulated each entity before the Merger.

Financing of the Merger

The Company estimates that it will apply approximately $1,000,000 for payment to shareholders whose shares of Common Stock are eliminated in the Merger.  These funds will come from working capital and will reduce shareholders’ equity.

The Company will pay all of the expenses related to the Merger.  The Company estimates that these expenses will be as follows:

Legal Fees	$125,000.00
Accounting Fees	7,000.00
Financial Advisor Fees	10,000.00
Printing, Solicitation and Mailing	7,000.00
Miscellaneous (filing fees, etc.)	1,000.00

Total	$150,000.00

Anticipated Accounting Treatment

The Company anticipates that it will account for the purchase of outstanding Logan Common Stock in the merger from shareholders as a purchase and retirement of stock.

Suspension of Reporting Obligations Under the Securities Act

The Common Stock is currently registered under the Securities Act.  However, the shares of Logan’s Common Stock are infrequently traded in the local over-the-counter market and are not listed on any exchange or national association.  The Company will be permitted to suspend its reporting obligations under the Securities Act and the Exchange Act if there are fewer than 300 record holders of outstanding shares of Common Stock.  Upon the completion of the Merger, the Company expects to have fewer than 300 shareholders of record.  The Company intends to suspend its reporting obligations as promptly as possible after the Effective Time.

Suspension of its reporting obligations under the Securities Act and the Exchange Act will substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC, and would decrease greatly burdens placed upon the Company.  For example:

•                                        Certain provisions of the Exchange Act would no longer apply to the Company.  These provisions include the requirements to file Forms 10-K, 10-Q and similar reports with the SEC.

•                                        The Sarbanes-Oxley Act of 2002 also contains obligations that the Company would no longer need to comply with following deregistration.  Examples of these obligations include CEO and CFO certification of certain matters in periodic reports filed with the SEC, Section 404 compliance (see “Special Factors-Background of the Merger Proposal”) (pages 10-15), Audit Committee requirements (including director independence and financial expert requirements) and expanded reporting obligations.

The Company estimates that suspension of its reporting obligations under the Securities Act and the Exchange Act will save the Company’s approximately $150,000 per year in legal, accounting, printing, management time and other expenses.  The following chart provides a breakdown of our historical and estimated external expenses and internal costs related to our SEC reporting obligations:

	2001	2002	2003		2004	Estimated 2005(b)	Estimated 2006
Audit fees	$32,000	$32,000	$36,500	(a)	$37,500	$39,500	$60,000
Legal counsel					90,000	25,000	25,000
Certification of controls program	—	—	—		5,000	53,800	71,100
Total External Expenses	32,000	32,000	36,500		132,500	118,300	138,100
Internal Costs	10,000	10,000	15,000		25,000	50,000	50,000
Total Expenses and Costs	$42,000	$42,000	$51,500		$157,500	$168,300	$206,100

(a)                    For purposes of comparison, the audit and related fees for 2003 exclude costs paid to McNeal Williamson & Co. for the original audit of the 2003 consolidated financial statements which was subsequently reperformed by S. R. Snodgrass, A.C.

(b)                   The fees estimated for 2005 do not include the legal and accounting costs in connection with the proposed going-private transaction.

The bases for the estimates are informal cost estimates provided by Logan’s accountants and internal management assessments.  Management’s estimates were based on its own assessment of anticipated costs and information provided by accountants (which was primarily oral and informal).  Internal costs estimated for 2005 and 2006 securities law compliance amounts to approximately $50,000 per year, the cost to hire another employee to perform the required compliance.  Compliance with the Sarbanes-Oxley Act of 2002 has subjected, and will subject, the Company and its directors and officers to substantial additional burdens and expenses.  A portion of the anticipated expenses associated with being a reporting company in 2005 and 2006 includes one-time costs of $124,900 relating to compliance with the Sarbanes-Oxley Act of 2002.  These projected costs are included in the costs of certification of controls program above and itemized as follows:

	External Auditors	Consultants and Internal Auditors
Phase I - establish of timeline, map general ledger to financial statements, assertions and processes	$1,000	$52,800
Phase II - validating corporate governance processes and preparing pilot	—	13,200
Phase III - pilot (small-scale) testing of processes and agreement on adequacy	2,000	12,000
Phase IV - initial bank-wide testing	5,000	26,400
Program software	—	12,500
Totals	$8,000	$116,900

The figures in this table were based in part on input from S.R. Snodgrass, A.C. as a general, informal estimate.

INTERESTS OF CERTAIN PERSONS

The executive officers and directors of Logan and LB&T who are also shareholders will participate in the Merger in the same manner and to the same extent as all of the other shareholders of Logan.  If the Merger is completed, the respective ownership percentages of each of the directors and executive officers who retains shares will increase slightly, as will the ownership interests of every other shareholder who retains his or her shares.  As a result of the Merger, the collective ownership interest of the directors and officers is expected to increase from approximately 27.47% to approximately 28.12%.  In addition, it is expected that the transaction will, after it is concluded, reduce the exposure of directors and officers to the risk of litigation and liability to which directors and officers of public companies are exposed.  See “Information About Logan and Its Affiliates-Voting Securities and Principal Holders” (pages 48-50).

The executive officers and directors of Logan are not aware of any other benefits or additional compensation in connection with this transaction that will not be shared by the Company’s unaffiliated shareholders generally.  The proposed transaction does not constitute a “change of control” for purposes of any existing employment agreement with the Chief Executive Officer of the Company.  The Company has not and does not anticipate entering into any new employment or other compensation agreements with its executive officers as a result of the Merger.  All of the directors of Logan and LB&T and all of the executive officers have advised the Company that they intend at this time to vote their shares in favor of the proposal to approve the Plan of Merger for the same reasons underlying the Board’s decision to adopt the Agreement and Plan of Merger and approve the going private transaction.

APPRAISAL RIGHTS

A shareholder of the Company who owns less than 200 shares and who will receive cash for his or her shares in the Merger has appraisal rights and the right to obtain payment of the fair value of the shareholder’s shares under Article 13 of Chapter 31D of the West Virginia Code.  The following is a summary of the procedures to be followed by such shareholders desiring to exercise their rights of appraisal.  The following is not a complete summary and is qualified in its entirety by reference to the provisions of Article 13 of Chapter 31D of the West Virginia code, the full text of which is attached hereto as Appendix E to this proxy statement.  Since the exercise of appraisal rights requires adherence to the provisions of these laws, each shareholder who desires to exercise such rights should review the laws and strictly follow their requirements.  Shareholders electing to exercise appraisal rights may want to consult an attorney or other advisor regarding the exercise of appraisal rights.  Any shareholder of Logan who fails to strictly comply with the following requirements will result in the loss of appraisal rights and will be bound to the terms of the Merger.

(a)                                  Shareholder’s Notice of Intent to Assert Appraisal Rights.  In order for a shareholder to assert his appraisal rights, the shareholder must deliver to the Company prior to the vote on the Merger, written notice of the shareholder’s intent to demand payment if the proposed Merger is consummated.  In addition, the shareholder must not vote or cause or permit to be voted, any shares in favor of the proposed Merger.

(b)                                 Appraisal Notice and Form.  The Company will send a written appraisal and form within ten (10) days of the Effective Time of the Merger to all the shareholders that complied with the notice and voting requirements set forth in above.  The form will:

•                               specify the date of the first announcement to shareholders of the terms of the Merger;

•                               require the shareholders asserting appraisal rights to certify (i) that their shares were acquired before the date of the first announcement to shareholders of the terms of the Merger; and (ii) that the shareholder did not vote for the Merger;

•                               inform the shareholders of the address where the shareholders must return the completed form, the date by which the Company must receive the form (not less than forty (40) days and not more than sixty (60) days after the date the form was mailed to the shareholders), the address where the certificates for shares must be deposited, the date by which the certificates must be deposited and the date by which the Company must receive any notice to withdraw;

•                               inform the shareholder that the shareholder is deemed to have waived the shareholder’ appraisal rights if the shareholder fails to return the form to the Company by the date set forth in the form; and

•                               contain the Company’s estimate of the fair value of the shares.  A copy of Article 13, Chapter 31D of the West Virginia Code regarding appraisal rights will be mailed to the shareholders along with the form.

(c)                                  Shareholder’s Exercise of Appraisal Rights; Right to Withdraw.  In order for a shareholder to exercise his appraisal rights and obtain payment for the shareholder’s shares, the shareholder must return the form to the Company and deposit the shareholder’s certificates in accordance with the terms of the notice and the date referred to in the notice.  Once a shareholder takes these steps, the shareholder loses all rights as a shareholder unless the shareholder withdraws.  A shareholder may decline to exercise the shareholder’s appraisal rights and withdraw from the appraisal process by providing the Company with written notice of the shareholder’s intent to withdraw within the time set forth in the notice.  If the shareholder fails to withdraw from the appraisal process by the date set forth in the notice, the shareholder may not withdraw without the Company’s written consent.

(d)                                 Payment.  The Company will pay cash to the shareholders who have returned their form to the Company and who have deposited their certificates in accordance with the terms of the notice and the date referred to in the notice.  The amount paid to the shareholders will be the amount the Company estimates to be the fair value of their shares, plus interest.  The payment to each shareholder will be accompanied by:

(i)                                     financial statements of the Company, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

(ii)                                  a statement of the Company s estimate of the fair value of the shares, which estimate must equal or exceed the Company ‘s estimate set forth in the form provided to the shareholders; and

(iii)                               a statement that shareholders have the right to demand further payment and that if any shareholder does not make a demand for further payment within the time period specified, then the shareholder is deemed to have accepted the payment in full satisfaction of the Company ‘s obligations.

(e)                                  After-Acquired Shares.  If a shareholder does not certify that the shareholder’s shares were acquired before the date of the first announcement to shareholders of the terms of the corporate action, the Company will withhold the payment described in subparagraph (f).  The Company will provide any such shareholders within thirty days (30) after the date the form is due with the following:

(i)                                     financial statements of the Company, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

(ii)                                  a statement of the Company ‘s estimate of the fair value of the shares, which estimate must equal or exceed the Company ‘s estimate set forth in the form provided to the shareholders; and

(iii)                               a statement that they may accept the Company’s estimate of fair value, plus interest, in full satisfaction of their demands, or demand payment of the shareholder’s estimate of the fair value of the shares pursuant to subparagraph (h).

The shareholders who desire to accept the offer must notify the Company of their acceptance of the Company’s offer within thirty (30) days after receiving the offer.  The Company will pay the full amount of the Company’s offer in cash to each shareholder who agrees to accept the Company’s offer in full satisfaction of the shareholder’s demand, within ten (10) days after receiving the shareholder’s acceptance.

(f)                                    Procedure if Shareholder Dissatisfied with Payment or Offer.  If a shareholder is dissatisfied with the amount of payment, the shareholder must notify the Company in writing of the shareholder’s estimate of the fair value of the shares and demand payment of such estimate (plus interest less any amount already paid by the Company).  If the shareholder did not certify that he acquired his shares prior to the date of the first announcement to shareholders of the terms of the corporate action, and the shareholder was offered payment in accordance with subparagraph (e), the shareholder may reject the offer and demand payment of the shareholder’s estimate of the fair value of the shares plus interest.  If the shareholder fails to notify the Company in writing of the shareholder’s demand to be paid the shareholder’s estimate of the fair value within thirty (30) days after receiving the Company’s payment under paragraph (d) or the Company’s offer under the aforementioned subparagraph (e), then the shareholder waives the right to demand payment and is entitled only to the payment made or offered pursuant to the aforementioned subparagraphs (d) and (e).

(g)                                 Judicial Appraisal.  If a shareholder makes a demand on the Company pursuant to paragraph (f) above, which remains unsettled, the Company will commence a proceeding in the circuit court of Logan County, within sixty (60) days after receiving the payment demand, and petition the court to determine the fair value of the shares and accrued interest.  If the Company does not commence the proceeding within the sixty (60) day period, it will pay in cash to each shareholder the amount the shareholder demanded pursuant to subparagraph (f) above, plus interest.

All shareholders, whether or not residents of the state of West Virginia, whose demands remain unsettled, will be parties to the proceeding and all parties will be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

Each shareholder made a party to the proceeding is entitled to judgment:

(i)                                     for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the Company to the shareholder for the shares; or

(ii)                                  for the fair value, plus interest, of the shareholder’s shares for which the Company elected to withhold payment pursuant to subparagraph (e).

Pursuing appraisal rights may result in the shareholders receiving MORE OR LESS than the price offered by the Company and may cause the shareholder to incur substantial legal and other expenses.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF MERGER

The following discussion summarizes the material U.S. federal income tax consequences of the Merger.  The discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, applicable Treasury regulations, existing administrative interpretations and court decisions currently in effect.  Any of these authorities could be repealed, overruled or modified at any time after the date of this proxy statement, and any such change could be applied retroactively.  This discussion does not address any tax consequences under state, local or foreign laws.

The discussion that follows neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this proxy statement, and the Company cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the positions were litigated.  The Company does not intend to obtain a ruling from the IRS with respect to the U.S. federal income tax consequences of the Merger.  In addition, the Company does not intend to obtain an opinion from tax counsel with respect to the federal income tax consequences of the Merger.

This discussion assumes that you hold your shares of Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.  This discussion does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to certain rules, such as those rules relating to:

•                                          shareholders who are not citizens or residents of the United States;

•                                          financial institutions;

•                                          tax-exempt organizations and entities, including IRAs;

•                                          insurance companies;

•                                          dealers in securities; and

•                                          shareholders who acquired their shares of Common Stock through the exercise of employee stock options or similar securities or otherwise as compensation.

Tax Consequences to Shareholders Who Retain Their Shares.  If you are a shareholder who retains your shares of Common Stock in the Merger and you do not receive any cash or property (including stock) as part of the Merger, you will not recognize gain or loss for U.S. federal income tax purposes as a result of the Merger.  The Merger will not affect the adjusted tax basis or holding period of any shares of Common Stock that you continue to own following the Merger.

Tax Consequences to Shareholders Who Receive Cash For Their Shares.  If you are a shareholder who receives cash for your shares of Common Stock in the Merger, you should be treated for federal income tax purposes as having had your shares redeemed by the Company under Section 302 of the Internal Revenue Code.  Unless the cash received is treated as a dividend under Section 301 of the Internal Revenue Code (as discussed below), you will recognize gain or loss for U.S. federal income tax purposes with respect to the cash received for your shares of Common Stock.  The gain or loss will be measured by the difference between the amount of cash received, $50.00 per share, and the adjusted tax basis of your shares of Common Stock.  The gain or loss will be capital gain or loss and will be long-term capital gain or loss if you will have owned your shares of Common Stock for more than one year at the time the Merger is completed.

Section 302 of the Internal Revenue Code provides that the cash distribution will not be treated as a dividend if the distribution is (i) “not essentially equivalent to a dividend,” (ii) “substantially disproportionate” with respect to the shareholder, or (iii) completely terminates the shareholder’s interest in the entity.  The constructive ownership rules of Section 318 of the Internal Revenue Code apply in comparing a shareholder’s percentage interest in the Company immediately before and immediately after the Merger.  Generally, the constructive ownership rules under Section 318 treat a shareholder as owning (i) shares of Common Stock owned by certain relatives, related corporations, partnership, estates or trusts, and (ii) shares of Common Stock the shareholder has an option to acquire.  If you receive cash for your Common Stock in the Merger and completely terminate your direct and constructive ownership interest in the Company, you should recognize capital gain or loss as a result of the Merger, and the cash distribution should not be treated as a dividend.  Capital gains and dividends are each taxed at a maximum rate of 15% for federal income tax purposes, but in the case of cash received in the Merger, if taxed as a dividend, you would not be able to offset the amount received by your adjusted tax basis in your shares of Common Stock.

Tax Consequences to the Company, LCB Merger Co. and the Bank.  Neither the Company, LCB Merger Co. nor the Bank will recognize gain or loss for U.S. income tax purposes as a result of the Merger.

Backup Withholding.  Certain shareholders of the Company may be subject to backup withholding on the cash payments received for their shares of Common Stock.  Backup withholding will not apply, however, if you furnish to the Company a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of completion of the Merger (nonresidents should contact their tax advisers).

Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding.  If backup withholding results in an overpayment of a taxpayer’s federal income taxes, that taxpayer may obtain a refund from the IRS.

This discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger.  In addition, this discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances.  Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the Merger.  Accordingly, you are strongly encouraged to consult with your own tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the Merger that are applicable to you.

PROPOSAL NUMBER 2- AMENDMENT TO ARTICLES OF INCORPORATION

The Company’s Board of Directors has unanimously approved, and recommends that shareholders vote for the proposal to approve the Amendment.  The following discussion summarizes the change to the Company’s existing articles of incorporation that would be effected by the approval and adoption of this proposal.  This summary is qualified in its entirety by reference to the text of proposed new Article Thirteenth, which is included as Appendix B to this proxy statement.

Proposed Article Thirteenth would limit the size of the Company’s shareholder base by restricting certain transfers of shares that would create “odd lot” shareholders (i.e., those holding fewer than 200 shares).  As a result of this change, shareholders of the Company following the filing of the Amendment would not be able to transfer shares of Common Stock if, following the transfer, the shareholder receiving the shares would own of record fewer than 200 shares of Common Stock.  The proposed amendment would not generally limit transfers to or among “street name” accounts, as shares held for beneficial owners by banks or brokers are typically held of record by a depository nominee which is the record holder of more than 200 shares.  The restriction imposed by the Amendment would not be binding with respect to shares issued before shareholder approval of the Amendment unless the shareholder voted for the Amendment proposal.

Shareholder approval of the Amendment is contingent on shareholder approval of the Plan of Merger and the implementation of the Merger.  As a result, the Amendment will not become effective unless the Plan of Merger is approved and the Merger is carried out, even if shareholders approve the Amendment.  (However, the Merger is not contingent on shareholder approval of the Amendment.)

If Logan ever had 300 or more shareholders at the end of any calendar year, it will again become subject to the SEC’s reporting requirements under the Securities Act.  The Amendment, if approved by shareholders, is expected to enable the Company to slow the future growth in the number of its shareholders of record.  This would decrease the likelihood that the Company would become subject to the SEC’s reporting requirements and incur all of the associated burdens, risks and expenses described throughout this proxy statement.  However, the Amendment could have a negative impact on the liquidity of the Common Stock.  The Amendment would also limit the ability of shareholders to make future gifts or sales of fewer than 200 shares of Common Stock.  Therefore, shareholders would not have the same level of flexibility in share transfers that they currently enjoy.

Logan’s Board of Directors believes that the Amendment is in the best interest of the Company and its shareholders because it is expected to slow the growth in the number of shareholders in the future, and thus enable the Company to avoid or delay the becoming subject to the SEC’s reporting obligations (which would be required if the number of shareholders of record exceeded 300).

Your Board of Directors recommends that you vote FOR the Amendment proposal, which would add Article Thirteenth to the Company’s Articles of Incorporation.

SPECIAL MEETING INFORMATION AND VOTING REQUIREMENTS

Introduction

This Proxy Statement is furnished by Logan County BancShares, Inc. (“Logan”) in conjunction with the solicitation by its Board of Directors of proxies to be voted at the Special Meeting of Logan’s shareholders and at any adjournment or postponement thereof.  This Proxy Statement, form of proxy and voting instructions are being mailed starting on or about May 27, 2005.

You are invited to attend Logan’s Special Meeting of Shareholders on _______, 2005, beginning at 5:00 p.m.  The meeting will be held at Logan Bank & Trust Company (“LB&T”) located at 43 Washington Avenue, Logan, West Virginia 25601.  At the meeting, the Logan Bank & Trust Company shareholders will consider and vote upon:

•                                          a proposal to approve the Agreement and Plan of Merger, attached as Appendix A to the enclosed proxy statement.  Pursuant to the terms of the Agreement and Plan of Merger:  (a) each share of Logan common stock owned by a record holder of fewer than 200 shares of common stock immediately before the effective time of the merger will be converted into the right to receive from Logan $50.00 cash per share; and (b) each share of Logan common stock owned by a record holder of 200 or more shares of common stock immediately before the effective time of the merger would continue to be one share of Logan common stock after the merger.  This proposal is not contingent on shareholder approval of the proposal to amend Logan’s Articles of Incorporation;

•                                          a proposal to approve an amendment to Logan’s Articles of Incorporation, the text of which can be found in Appendix B to the enclosed proxy statement.  This amendment would prohibit certain future transfers of shares of Logan’s common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The amendment is contingent on shareholder approval of the Agreement and Plan of Merger; and

•                                          any other business which may properly come before the Special meeting or any adjournment thereof.  The Board of Directors at present know of no other business to come before the meeting.

Shareholders Entitled to Vote

Holders of record of Logan common shares at the close of business on ________, 2005, are entitled to receive this notice and to vote their shares at the Special Meeting.  As of that date, there were 703,991 common shares outstanding.  Each common shares is entitled to one vote one each matter properly brought before the Special Meeting.

Proxies

Your vote is important.  Shareholders of record may vote their proxies by mail.  If you choose to vote by mail, a postage-paid envelope is provided.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of Logan, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Special Meeting.

You may save us the expense of a second mailing by voting promptly.  Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Voting at the Special Meeting

The method by which you vote now will in no way limit your right to vote at the Special Meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

All shares that have been properly voted and not revoked will be voted at the Special Meeting in accordance with your instructions.  If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented at the Special Meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you.  At the date this proxy statement went to press, we do not know of any other matter to be raised at the Special Meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Special Meeting is necessary to constitute a quorum.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

On the record date, there were 703,991 shares of common stock outstanding which are held by approximately           shareholders of record.  A majority of the outstanding shares of Logan common stock will constitute a quorum at the meeting.

The affirmative vote of a majority of the votes cast is required to approve (i) the Agreement and Plan of Merger; and (ii) the amendment to Logan’s the Articles of Incorporation.  Abstentions and broker “non-votes” are not counted for purposes of approving these matters.

Cost of Proxy Solicitation

The Company will pay the expenses of soliciting proxies.  Proxies may be solicited on the Company’s behalf by Directors, officers or employees, without additional compensation, in person or by telephone, electronic transmission, or facsimile transmission.  Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Logan’s common stock.  Upon request we will reimburse these entities for their reasonable expenses.

INFORMATION ABOUT LOGAN AND ITS AFFILIATES

General

The Company is a bank holding company which was organized under the laws of the State of West Virginia in 1985.  On May 17, 1985, the Corporation acquired all the outstanding capital stock of Logan Bank & Trust Company (LB&T) and also all of the outstanding stock of Bank of Chapmanville (BC).  Both of these subsidiaries are banking corporations organized under the laws of the State of West Virginia.  On May 28, 1996, the subsidiary banks, Logan Bank & Trust Company and Bank of Chapmanville entered into a merger agreement whereby they would be merged into Logan Bank & Trust Company.  The merger was completed after proper regulatory approval and was accounted for under the pooling of interest method of accounting.

Logan Bank & Trust Company was organized in 1963, and still operates at its original location at the corner of Washington and Main Streets in Logan, West Virginia.  LB&T also has a separate drive-up facility and mini-bank also located on Main Street in Logan, and in early February 1996, opened a new full-service branch in the Man area.  In November 1996, the bank acquired a branch facility from another financial institution located at Harts, West Virginia.  In December, 1999, the Fountain Place Branch was opened.  The facility at Route 10 North, Harts, is operated as a full service branch of the bank.  Logan Bank & Trust Company is a member of the Federal Reserve System and deposits are insured pursuant to the Federal Deposit Insurance Act.

Logan Bank & Trust Company provides a complete range of retail banking services to individuals and small and medium size businesses.  Their services include checking, savings, NOW, certificates of deposit and money market deposit accounts, business loans, individual loans, mortgage loans, home equity loans, consumer loans for various other purposes, other consumer-oriented financial services including safety deposit box accounts, IRA accounts and night depository.  LB&T also operates several automatic teller machines at four strategic locations in Logan County, which provide 24-hour working services to customers of Logan Bank & trust Company.  LB&T is a member of the Cirrus ATM network which has over 100 locations in West Virginia and more than 10,000 locations in 47 states.

Logan Bank & Trust Company provides depository lending and related financial services to commercial, retail, industrial, financial and governmental customers.  The lending function includes short and medium-term loans, letters of credit, inventory and accounts receivable financing and real estate construction lending.

The Company’s address and principal executive offices are located at 43 Washington Avenue, P. O. Box 597, Logan, West Virginia 25601.  Its telephone number is (304) 752-0280.

The Company has not been convicted in a criminal proceeding, excluding traffic violations and similar misdemeanors, during the past five years, nor has it been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities law, or finding any violation of federal or state securities laws.

LCB Merger Co.

LCB Merger Co. is a newly-formed West Virginia corporation, and is a wholly-owned subsidiary of the Company.  LCB Merger Co. was organized solely for the purpose of facilitating the Merger.  It is controlled by the Company and its directors are Harvey Oakley and Eddie Canterbury and officers are as follows: Harvey Oakley is the Chairman of LCB Merger Co., Eddie Canterbury is the President of LCB Merger Co. and Mark Mareske is the Treasurer and Secretary of LCB Merger Co.  It expressly adopts the disclosures, conclusions and analyses of the Company and its Board of Directors.  LCB Merger Co. will merge into the Company and will cease to exist after the Merger.  LCB Merger Co. has not conducted any activities other than those incident to its formation, its execution of the Plan of Merger and its assistance in preparing various SEC filings related to the proposed going private transaction.  LCB Merger Co. has no significant assets, liabilities or shareholders’ equity.  The address and telephone number of LCB Merger Co.’s business and principal executive offices are the same as those of the Company.

LCB Merger Co. has not been convicted in a criminal proceeding, excluding traffic violations and similar misdemeanors, during the past five years, nor has it been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities law, or finding any violation of federal or state securities laws.

Directors and Executive Officers

The following sets forth certain information with respect to the Company’s directors and executive officers as of March 29, 2005.

Name	Age	Positions with the Company and Logan Bank & Trust Company (“LB&T”)	Name and Address of Current Employer	Business Experience During Last Five Years and Directorships
Harvey Oakley	84	Director of the Company since 1985 and Director of LB&T since 1964; President and Chairman of the Board of Directors of Company since 1985 and Chairman of the Board of LB&T since 1964	Logan County BancShares 43 Washington Avenue Logan, WV 25601	Licensed Attorney at Law; President of the Company since 1985
Clell Peyton	68	Director of the Company since 1985 and Director of LB&T since 1996	Retired	Nationwide Insurance Company from 1966 to 1998; Retired in 1998
Earle B. Queen	77	Director of the Company since 1985 and Director of LB&T since 1964	James Funeral Home P. O. Box 299 Logan, WV 25601	President, James Funeral Home since 1980; Director of West Logan Water Co. since 1956; Queen Brothers, Inc. since 1953 and Funeral Services, Inc.
LaVeta Jean Ray	73	Director of the Company since 1985	Retired	Retired in June, 1995; Counselor, Chapmanville High School from 1966 to 1995
William W. Wagner	72	Director of the Company since 1985 and Director of LB&T since 1976	Retired	Retired in 1996; Former Director and Executive Comm. Of United Bankshares, Inc. from 1994 to 1996; and Former Chairman of Eagle Bancorp. Inc. from 1987 to 1994

Name	Age	Positions with the Company and Logan Bank & Trust Company (“LB&T”)	Name and Address of Current Employer	Business Experience During Last Five Years and Directorships
Eddie Canterbury	56	Director and Executive Vice-President and CEO of the Company since 1985; Director of LB&T since 1980; CEO of LB&T since 1982 and President of LB&T since 2000	Logan County BancShares 43 Washington Avenue Logan, WV 25601

Executive Vice President and CEO of the Company and President and CEO of LB&T since 1970; Director of KY/WV Cable, Inc., Greentree Cable of KY, Inc., Louisa Cable & TV, Inc. and Logan County Cable, Inc.

Walter D. Vance	54	Director and Vice President of the Company since 1985	Aracoma Drug Company P. O. Box 1570 Chapmanville, WV 25508	Vice President of the Company; Pharmacist since 1968; and Vice President and Director of Aracoma Drug Company since 1975
Glenn T. Yost	47	Director of the Company and LB&T since 1994	W.W. McDonald Land Co. P. O. Box 1706 Logan, WV 25601	President, W.W. McDonald Land Co. from 1992 to present; President, Triadelphia Land Co.; President, Bruce McDonald Holding Co. from 1992 to present
David McCormick	57	Director of the Company and LB&T since 1994	McCormick’s, Inc. P. O. Box 627 Logan, WV 25601	President, McCormick’s, Inc. since 1969; President, Bodaco, Co. since 1993
Michael Winter	28	Director of the Company and LB&T since May, 2004	Bray & Oakley Insurance Agency, Inc. 213 Main Street Logan, WV 25601	Insurance agent since 1999; Director and Vice-President of Bray & Oakley Insurance Agency, Inc. since 1999

All of the above-listed persons are U.S. citizens.  During the past five years, none of them have been a party in any judicial or administrative proceeding that resulted in a judgment, decree, or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws.  Nor have any of them been convicted in any criminal proceeding during the past five years, excluding traffic violations and similar misdemeanors.  The business address and telephone number of each director and executive officer is c/o Logan County BancShares, Inc., 43 Washington Avenue, Logan, P. O. Box 597, Logan West Virginia 25601, (304) 752-0280.

Harvey Oakley and Eddie Canterbury are the directors of LCB Merger Co., Harvey Oakley is the Chairman of LCB Merger Co., Eddie Canterbury is the President of LCB Merger Co. and Mark Mareske is the Treasurer and Secretary of LCB Merger Co.

Past Contacts, Transactions, Negotiations and Agreements

During the past two years, neither the Company nor LCB Merger Co. has engaged in significant transactions with any of their affiliates, executive officers or directors, nor has either entity engaged in negotiations regarding such types of transactions.  There are no agreements between the Company, LCB Merger Co. or the Company’s executive officers and directors and any other person with respect to any shares of Common Stock.  Directors and officers of the Company and their associates are customers of and have had transactions with the Bank in the ordinary course of business.  All loans and commitments included in such transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.  No director or executive officer has pledged shares of Common Stock, except (i) William Wagner has pledged 16,121 shares of Common Stock to Logan Bank & Trust Company as security for a line of credit; and (ii) Eddie Canterbury has pledged 7,003 shares of Common Stock to United Bank, Inc. as security for a loan.

Use of Securities Acquired and Plans or Proposals

The Company will cancel shares of Common Stock acquired for cash pursuant to the Plan of Merger.  These cancelled shares will constitute authorized but unissued Common Stock.

The Merger, if carried out, is expected to enable the Company to suspend its obligation to file reports (such as Form 10-Q quarterly and Form 10-K annual reports) under the Securities Act and the Exchange Act.  See “The Merger Transaction-Suspension of Reporting Obligations Under the Securities Act” (pages 34-35).

Presently, neither the Company nor LCB Merger Co. has any plans, proposals or negotiations that relate to or would result in: any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; any change in the present Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer; or any other material change in the Company’s corporate structure or business.

Voting Securities and Principal Holders

The following table sets forth, as of March 29, 2005, the total number of shares of the Common Stock beneficially owned, and the percent of such shares so owned, by each director and executive officer of the Company.  All directors and executive officers of the Company as a group owned 193,404 shares or 27.47% of the Company’s Common Stock as of March 29, 2005.

Position	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
Director of Company and LB&T and President and Chairman of the Board of Directors of Company and Chairman of the Board of LB&T	Harvey Oakley	56,645	(1)	8.05%
Director of LB&T	Clell Peyton	10,733		1.52%
Director of LB&T	Earle B. Queen	19,842	(2)	2.82%
Director of Company	LaVeta Jean Ray	7,110		1.01%
Director of LB&T	William W. Wagner	18,000	(3)	2.56%

Position	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
Director and Executive Vice-President and CEO of the Company; Director and President and CEO of LB&T	Eddie Canterbury	8,200	(4)	1.16%
Director of Company; Vice President of the Company	Walter D. Vance	4,569	(5)	0.65%
Director of LB&T	Glenn T. Yost	29,762	(6)	4.23%
Director of LB&T	David McCormick	38,143	(7)	5.42%
Elected as Director of Company and LB&T at Annual Meeting held on May 25, 2004	Michael Winter	400.06%

(1)                    Includes 7,537 shares jointly owned with spouse.

(2)                    Includes: 18,000 shares owned by Earle B. Queen, Trust; 355 shares owned by Funeral Services, Inc.; and 400 shares owned by Queen Brothers, Inc.

(3)                    Includes 654 shares jointly owned with spouse.

(4)                    Includes: 800 shares owned in IRA; and 200 shares as custodian for Alexis Jo Canterbury.

(5)                    Includes 849 shares owned by Aracoma Drug Company.

(6)                    Includes:  28,762 shares for which voting and investment powers are held by Glenn T. Yost; 22,224 shares owned by W.W. McDonald Land Company; 5,863 shares owned by Bruce McDonald Holding Company; and 675 shares owned by Tridelphia Land Company.

(7)                    Includes 37,908 shares owned by Bodaco, Co.

The Company is not aware of any arrangements that may result in a change in control of the Company.  During the past 60 days, neither the Company nor its subsidiaries, directors or executive officers has engaged in any transactions involving Common Stock.

The following table sets forth, as of March 29, 2005, the names and addresses of all beneficial owners of 5% or more of the Common Stock and shows the amount and nature of such beneficial ownership.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
David McCormick Post Office Box 627 Logan, West Virginia 25601	38,143	(1)	5.42%
Harvey Oakley 509 Main Street Logan, West Virginia 25601	56,645	(2)	8.05%
Sarah Matteson Irrevocable Trust 11125 Harbour Estates Circle Ft. Myers, Florida 33908	93,182		13.24%
Paul Clinton Winter Post Office Box 386 Logan, West Virginia 25601	116,619	(3)	16.57%

(1)           Includes 37,908 shares owned by Bodaco Company.

(2)           Includes 7,537 shares jointly owned with spouse.

(3)           Includes 18,000 shares held by Bray & Oakley Insurance Agency; 1,063 shares held by Mary O. Winter Trust for Michael P. Winter of which Paul Clinton Winter is the Trustee; and 1,063 shares held by Mary O. Winter for Angela L. Winter of which Paul Clinton Winter is the Trustee.

Stock Repurchases

During the past two years, the Company has not repurchased any shares of Common Stock of the Company. LCB Merger Co. has not purchased any shares of Common Stock since its incorporation.

Market for Common Stock and Dividend Information

The shares of Logan County BancShares, Inc. are infrequently traded in the over-the-counter market and are not listed on the National Association of Security Dealers Automated Quotation System (NASDAQ) or on any exchange.  Management is not aware of any security dealer, which makes a market in the stock; therefore, no active trading market should be deemed to exist.

The sales price for Logan County BancShares, Inc. stock is determined by negotiations between individual buyers and sellers.  Although company keeps no records of sale prices paid for Company stock and has no direct knowledge of such prices, for purposes of presentation, Corporation’s management estimates the approximate market value ranges for 2004 and 2003 to be as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Sale Price
2004 Common Stock	$44-$47	$44-$47	$44-$47	$44-$47
2003 Common Stock	$42-$42	$42-$42	$42-$42	$42-$42
Per Share Dividends Declared
2004 Common Stock	$0.36	$0.36	$0.37	$0.52
2003 Common Stock	$0.35	$0.35	$0.36	$0.51

The payment of dividends by the Company and the Bank is affected by various regulatory requirements and policies, such as the requirement to maintain adequate capital above regulatory guidelines.  The “prompt corrective action” provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) impose further restrictions on the payment of dividends by insured banks which fail to meet specified capital levels and, in some cases, their parent bank holding companies.  FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized.  These regulations and restrictions may limit the Company’s ability to obtain funds from the Bank for the Company’s cash needs, including funds for acquisitions, payments of dividends and interest, and the payment of operating expenses.  Based on the Bank’s balance sheet as of December 31, 2004, the Bank could pay a dividend to the Company in the amount of $2,092,000 without prior regulatory approval.

After the Merger, the Common Stock will no longer be eligible for trading on an exchange or automated quotation system operated by a national securities association.  The Company will not be required to file reports under the Securities Act and the Exchange Act.  The Common Stock may be quoted in the over-the-counter market, on the “Pink Sheets.”  The “Pink Sheets” is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, Pinksheets.com, which provides stock and bond price quotes, financial news and information about securities traded.

Description of Common Stock

The Company is authorized to issue 780,000 shares of Common Stock, with a par value of $1.67 per share.  As of March 29, 2005, there were 703,991 shares of Common Stock outstanding.  Each share of Common Stock has equal voting rights, preferences and privileges.

Number of Shareholders.  As of March 29, 2005, there were approximately 376 shareholders of record.

Voting Rights.  Each share of Common Stock has the same rights and is identical in all respects with every other share of Common Stock.  The holders of Common Stock possess all voting rights with respect to the Company.  Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of Common Stock.

FUTURE SHAREHOLDER PROPOSALS

If the shareholders do not approve the Plan of Merger proposal, or if the Plan of Merger is approved but the Merger is not ultimately completed, shareholders may submit proposals for consideration at the 2006 Annual Meeting of Shareholders.  In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Shareholders, any shareholder’s proposal to take action at such meeting must have been received at the Company’s home office at 43 Washington Avenue, P. O. Box 597, Logan West Virginia 25601, no later than December 31, 2005.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC under the Exchange Act.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  You may read and copy, at the prescribed rates, this information at the SEC’s Public Reference Room, 450 Fifth Street NW, Washington, D.C. 20549.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers such as the Company, who file electronically with the SEC.  The address of that site is http://www.sec.gov.

The Company and LCB Merger Co. have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 in connection with the transactions described in this proxy statement.  As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3.  The

Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC’s website.

DOCUMENTS INCORPORATED BY REFERENCE

To “incorporate by reference” information into this document means that the Company is disclosing important information by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference into this document.

This document incorporates by reference the documents listed below that the Company has filed previously with the SEC.  They contain important information about the Company and its financial condition.

•                                          Logan’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005.  The unaudited financial statements are included in Part I, Item 1 entitled Financial Statements on pages 2-8.

•                                          Logan’s Annual Report on Form 10-K for the year ended December 31, 2004.  The audited financial statements are included in Part II, Item 8 entitled Financial Statements and Supplementary Data on pages 33-54.

•                                          Logan’s Annual Report on Form 10-K/A for the year ended December 31, 2003.  The audited financial statements are included in Part II, Item 8 entitled Financial Statements and Supplementary Data on pages 36-56.

The Company also incorporates by reference any additional documents that it may file with the SEC under Section 13(a),
13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the Special Meeting.

The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this proxy statement.  You may obtain a copy of these documents and any amendments thereto by writing to the Company’s Secretary at 43 Washington Avenue, P. O. Box 597, Logan, West Virginia 25601.

These documents are also included in the Company’s SEC filings, which you can access electronically at the SEC’s website at http://www.sec.gov.

The Company has not authorized anyone to give any information or make any representation about the transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC.  If anyone does give you different or additional information, you should not rely on it.

INDEX TO FINANCIAL STATEMENTS

Title

Consolidated Selected Financial Data (for the years ended December 31, 2003 and December 31, 2004 and for the three month period ended March 31, 2005)

Pro Forma Consolidated Balance Sheets (unaudited as of December 31, 2004)

Pro Forma Consolidated Statements of Income (unaudited for the year ended December 31, 2004)

Pro Forma Consolidated Balance Sheets (unaudited as of March 31, 2005)

Pro Forma Consolidated Statements of Income (unaudited for the three-month period ended March 31, 2005)

SELECTED FINANCIAL DATA

The following table summarizes consolidated financial results of the Company for the periods and at the dates indicates and should be read in conjunction with the Company’s consolidated financial statements and the notes to the consolidated financial statements contained in the Company’s annual report on Form 10-K and Form 10-K/A for the fiscal years ended December 31, 2004 and December 31, 2003, respectively, and in the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2005, previously filed with the SEC.  Those reports contain more detailed financial statements (audited in the case of the Form 10-K and Form 10-K/A), financial statement notes and management’s discussion and analysis of financial condition and results of operations.  Those reports are incorporated by reference in this proxy statement and you are encouraged to refer to the reports (available on the SEC’s website at http://www.sec.gov or upon request from the Company) for more complete financial information.

Logan County BancShares, Inc. and Subsidiary

CONSOLIDATED SELECTED FINANCIAL DATA

(In Thousands of Dollars, Except Share and Per Share Data)

	Three Month Period Ended	Year Ended December 31,
	March 31, 2005	2004	2003
Income Statement Data:
Total Interest Revenue	$2,141	$8,285	$8,766
Total Interest Expense	412	1,753	2,087
Net Interest Revenue	$1,729	$6,532	$6,679
Provision for Possible Loan Losses	0	(308)	(3)
Net Interest Revenue after Provision for Possible Loan Losses	$1,729	$6,840	$6,676
Other Operating Revenue	257	1,024	986
Other Operating Expense	$1,183	5,330	4,728
Income Before Income Taxes	$803	$2,534	$2,934
Income Taxes	(293)	(976)	(1,033)
Net Income	$510	$1,558	$1,901

	At March 31,	At December 31
	2005	2004	2003
Period-End Balance Sheet Data:
Total Cash and Cash Equivalents	$18,762	$11,985	$18,727
Total Investment Securities (available for sale at fair value)	65,127	65,920	47,892
Total Loans (net of allowance for loan losses)	96,482	97,034	100,033
Premises and Equipment, net	3,148	3,191	3,103
Accrued Interest Receivable	881	675	843
Bank Owned Life Insurance	2,091	2,076	2,011
Other Assets	802	787	993
Total Assets	$187,293	$181,668	$173,603

Total Deposits	$166,690	$161,211	$152,255
Repurchase Agreements	2,000	2,000	3,000
Other Liabilities	588	530	559
Total Liabilities	$169,278	$163,741	$163,741

Common Stock	$1,300	$1,300	1,300
Treasury Stock (76,000 shares at cost)	(1,406)	(1,406)	(1,406)
Surplus	2,408	2,408	2,408
Retained Earnings	16,100	15,851	15,426
Accumulated other Comprehensive Income	(387)	(226)	62
Total Shareholders’ Equity	$18,015	$17,927	$17,790

	At March 31,	At December 31
	2005	2004	2003
Per Share Data:
Earnings Per Common Share (Basic)	$0.72	$2.21	$2.70
Earnings Per Common Share (Diluted)	$0.72	$2.21	$2.70
Book Value Per Common Share	$25.59	$25.46	$25.27
Cash Dividends Declared	$0.37	$1.61	$1.57
Weighted Average Shares Outstanding	703,991	703,991	703,991
Shares Outstanding (actual number)	703,991	703,991	703,991

Selected Ratios:
Ratio of Earnings to Fixed Charges	2.95	2.45	2.41
Rate of Return on Average Total Assets	1.09%	0.86%	1.06%
Rate of Return on Average Shareholders’ Equity	11.08%	9.39%	10.24%
Tier 1 Capital to Total Assets at Year End	9.81%	10.04%	10.11%
Average Total Shareholders’ Equity to Average Total Assets	10.02%	9.10%	10.25%
Common Dividend Payment Ratio	51.07%	72.75%	58.15%
Nonaccrual and Restructured Business Loans as a Percentage of Total Loans	0.76%	0.74%	1.04%

LOGAN COUNTY BANCSHARES INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The following unaudited pro forma consolidated balance sheet as of December 31, 2004 and the unaudited pro forma consolidated income statements for the year ended December 31, 2004 give effect to the following:

We have assumed that the merger occurred as of January 1, 2004, for purposes of the pro forma consolidated balance sheet as of December 31, 2004, and the consolidated income statements for the year ended December 31, 2004.

•                  We have assumed that a total of 16,158 shares are redeemed in the merger at a price of $50.00 per share for a total of $807,900. Additionally, we have assumed that we have incurred or will incur $150,000 in expenses specifically related to the merger.

•                  We have assumed that the cash required to consummate the merger will be funded entirely through the working capital of the Company.  No borrowing is anticipated.  The following table summarizes the assumed sources and uses of funds from the proposed transaction (in thousands):

Sources of funds:
Existing liquid assets		$958

Uses of funds:
Total consideration paid for shares repurchased		$808
Estimated expenses and fees of merger:
Advisory fees and expenses	$10
Legal fees and expenses	125
Accounting fees and expenses	7
SEC filing fee	1
Printing solicitation and mailing	7
Total expenses and fees		150
Total uses of funds		$958

•                  We have assumed that the funds used to fund the transaction were taken from excess federal funds sold as of January 1, 2004.  Therefore, a reduction in interest income on federal funds sold of $958,000 was assumed for 2004.  A rate of 1.22% was used in calculating the reduction in interest income as this was the Company’s actual yield on federal funds sold for 2004.  This resulted in an assumed reduction of interest income of $12,000.

•                  We have assumed a tax rate of 38.5% for year ended December 31, 2004, which is consistent with our historical effective tax rate.  This results in an assumed reduction of $5,000 in income tax expense for 2004.

•                  The following table summarizes the net adjustment to shareholders’ equity as reported in the December 31, 2004 pro forma consolidated balance sheet (in thousands):

Net Adjustment

Total consideration paid for redeemed shares	$(808)

Estimated fees and expenses of merger	(150)

Net change from the pro forma consolidated income statement	(7)

Net adjustment to shareholders’ equity	$(965)

The transaction is expected to have the following impact on Logan’s regulatory capital ratios at December 31, 2004:

	Actual	Pro Forma

Leverage (tier 1 capital to average assets)	9.80%	9.32%

Tier 1 Capital (to risk weighted assets)	19.08%	18.10%

Total Capital (to risk weighted assets)	20.42%	19.44%

We have not reflected the anticipated annual cost savings, estimated to be approximately $150,000 per year, that we expect as a result of the merger.

The unaudited pro forma information is not necessarily indicative of the results that would have occurred had the merger actually taken place at the time periods specified nor does such information purport to project the results of operations for any future date or period. Significant assumptions and adjustments are disclosed above.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying footnotes of Logan County BancShares, Inc. included in our 2004 Annual Report to Stockholders.  These documents may be obtained by contacting Logan County BancShares, Inc.

Logan County BancShares, Inc. and Subsidiary

PRO FORMA CONSOLIDATED BALANCE SHEETS

December 31, 2004

Dollars Expressed in Thousands

	Historical	Adjustments	Pro Forma

ASSETS
Cash and due from banks	$5,995	$(965)	$5,030
Federal funds sold	5,990		5,990
Investment securities available for sale	65,920		65,920
Loans, net	97,034		97,034
Premises and equipment, net	3,191		3,191
Accrued interest receivable	675		675
Bank owned life insurance	2,076		2,076
Other assets	787		787
Total assets	$181,668	$(965)	$180,703

LIABILITIES

Noninterest bearing deposits	$33,991		$33,991
Interest bearing deposits	127,220		127,220
Total deposits	161,211		161,211
Repurchase agreements	2,000		2,000
Other liabilities	530		530
Total liabilities	163,741		163,741

STOCKHOLDERS’ EQUITY

Common stock	1,300	(27)	1,273
Treasury Stock	(1,406)		(1,406)
Surplus	2,408	(931)	1,477

Retained earnings	15,851	(7)	15,844
Accumulated other comprehensive loss	(226)		(226)
Total stockholders’ equity	17,927	(965)	16,962
Total liabilities and stockholders’ equity	$181,668	$(965)	$180,703
Book Value per share	$25.46	$(0.67)	$24.80

Logan County BancShares, Inc. and Subsidiary

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2004

Dollars Expressed in Thousands (except per share information)

	Historical Results	Adjustments	Pro Forma Results
INTEREST AND DIVIDEND INCOME
Interest and fees on loans - taxable	$6,917		$6,917
Investment securities - available-for-sale	1,098		1,098
Dividends	35		35
Interest on federal funds sold	235	(12)	223
Total interest and dividend income	8,285	(12)	8,273

INTEREST EXPENSE
Deposits	1,666		1,666
Other borrowings	87		87
Total interest expense	1,753	—	1,753

Net interest income	6,532	(12)	6,520

PROVISION (BENEFIT) FOR LOAN LOSSES	(308)		(308)

Net interest income after provision for loan losses	6,840	(12)	6,828

Total noninterest income	1,024		1,024
Total noninterest expense	5,330		5,330

Income before income taxes	2,534	(12)	2,522

INCOME TAXES	976	(5)	971

Net income	$1,558	$(7)	$1,551

WEIGHTED AVERAGE SHARES OUTSTANDING	703,991	(16,158)	687,833

EARNINGS PER COMMON SHARE	$2.21		$2.25

RATIO OF EARNINGS TO FIXED CHARGES	2.45	(0.01)	2.44

LOGAN COUNTY BANCSHARES INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The following unaudited pro forma consolidated balance sheet as of March 31, 2005 and the unaudited pro forma consolidated income statements for the year ended March 31, 2005 give effect to the following:

•                  We have assumed that the merger occurred as of January 1, 2005, for purposes of the pro forma consolidated balance sheet as of March 31, 2005, and the consolidated income statements for the three months ending March 31, 2005.

•                  We have assumed that a total of 16,158 shares are redeemed in the merger at a price of $50.00 per share for a total of $807,900. Additionally, we have assumed that we have incurred or will incur $150,000 in expenses specifically related to the merger.

•                  We have assumed that the cash required to consummate the merger will be funded entirely through the working capital of the Company.  No borrowing is anticipated.  The following table summarizes the assumed sources and uses of funds from the proposed transaction (in thousands):

Sources of funds:
Existing liquid assets		$958

Uses of funds:
Total consideration paid for shares repurchased		$808
Estimated expenses and fees of merger:
Advisory fees and expenses	$10
Legal fees and expenses	125
Accounting fees and expenses	7
SEC filing fee	1
Printing solicitation and mailing	7
Total expenses and fees		150
Total uses of funds		$958

•                  We have assumed that the funds used to fund the transaction were taken from excess federal funds sold as of January 1, 2005.  Therefore, a reduction in interest income on federal funds sold of $958,000 was assumed for 2005.  A rate of 2.41% was used in calculating the reduction in interest income as this was the Company’s actual yield on federal funds sold for 2005.  This resulted in an assumed reduction of interest income of $6,000.

•                  We have assumed a tax rate of 38.5% for the three months ending March 31, 2005, which is consistent with our historical effective tax rate.  This results in an assumed reduction of $2,000 in income tax expense for the three months ending March 31, 2005.

•                  The following table summarizes the net adjustment to shareholders’ equity as reported in the March 31, 2005 pro forma consolidated balance sheet (in thousands):

Net Adjustment

Total consideration paid for redeemed shares	$(808)
Estimated fees and expenses of merger	(150)
Net change from the pro forma consolidated income statement	(4)
Net adjustment to shareholders’ equity	$(962)

The transaction is expected to have the following impact on Logan’s regulatory capital ratios at March 31, 2005:

	Actual	Pro Forma
Leverage (tier 1 capital to average assets)	10.00%	9.43%
Tier 1 Capital (to risk weighted assets)	19.22%	18.05%
Total Capital (to risk weighted assets)	20.55%	19.39%

We have not reflected the anticipated annual cost savings, estimated to be approximately $150,000 per year, that we expect as a result of the merger.

The unaudited pro forma information is not necessarily indicative of the results that would have occurred had the merger actually taken place at the time periods specified nor does such information purport to project the results of operations for any future date or period. Significant assumptions and adjustments are disclosed above.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying footnotes of Logan County BancShares, Inc. included in our 2004 Annual Report to Stockholders.  These documents may be obtained by contacting Logan County BancShares, Inc.

Logan County BancShares, Inc. and Subsidiary

PRO FORMA CONSOLIDATED BALANCE SHEETS

March 31, 2005

Dollars Expressed in Thousands

	Historical	Adjustments	Pro Forma

ASSETS
Cash and due from banks	$7,852	$(962)	$6,890
Federal funds sold	10,910		10,910
Investment securities available for sale	65,127		65,127
Loans, net	96,482		96,482
Premises and equipment, net	3,148		3,148
Accrued interest receivable	881		881
Bank owned life insurance	2,091		2,091
Other assets	802		802

Total assets	$187,293	$(962)	$186,331

LIABILITIES

Noninterest bearing deposits	$37,008		$37,008
Interest bearing deposits	129,682		129,682
Total deposits	166,690		166,690
Repurchase agreements	2,000		2,000
Other liabilities	588		588
Total liabilities	169,278		169,278

STOCKHOLDERS’ EQUITY

Common stock	1,300	(27)	1,273
Treasury Stock	(1,406)		(1,406)
Surplus	2,408	(931)	1,477
Retained earnings	16,100	(4)	16,096
Accumulated other comprehensive loss	(387)		(387)
Total stockholders’ equity	18,015	(962)	17,053

Total liabilities and stockholders’ equity	$187,293	$(962)	$186,331

Book value per share	$25.59	$(0.80)	$24.79

Logan County BancShares, Inc. and Subsidiary

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2005

Dollars Expressed in Thousands (except per share information)

	Historical Results	Adjustments	Pro Forma Results
INTEREST AND DIVIDEND INCOME
Interest and fees on loans - taxable	$1,698		$1,698
Investment securities - available-for-sale	383		383
Dividends	6		6
Interest on federal funds sold	54	(6)	48
Total interest and dividend income	2,141	(6)	2,135

INTEREST EXPENSE
Deposits	395		395
Other borrowings	17		17
Total interest expense	412	—	412

Net interest income	1,729	(6)	1,723

PROVISION (BENEFIT) FOR LOAN LOSSES	—		—

Net interest income after provision for loan losses	1,729	(6)	1,723

Total noninterest income	257		257
Total noninterest expense	1,183		1,183

Income before income taxes	803	(6)	797

INCOME TAXES	293	(2)	291

Net income	$510	$(4)	$506

WEIGHTED AVERAGE SHARES OUTSTANDING	703,991	(16,158)	687,833

EARNINGS PER COMMON SHARE	$0.72		$0.74

RATIO OF EARNINGS TO FIXED CHARGES	2.95	(0.02)	2.93

APPENDIX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Plan of Merger”), dated as of April 15, 2005, is entered into by and between LCB Merger Company (“Merger Co.”) and Logan County BancShares, Inc. (“Logan”).

Merger Co. is a corporation, duly organized and validly existing under the laws of the State of West Virginia.  As of the date of this Plan of Merger, the authorized capital stock of Merger Co. consists of 1,000 shares of common stock, $1.00 par value (“Merger Co. Common Stock”), of which 1,000 shares are issued and outstanding.  All of Merger Co.’s outstanding shares are owned by Logan.  Logan is a corporation, duly organized and validly existing under the laws of the State of West Virginia.  As of the date of this Plan of Merger, the authorized capital stock of Logan consists of its common stock, $1.67 par value (“Logan Common Stock”), of which 780,000 shares are authorized and of which 703,991 shares are issued and outstanding.  The respective Boards of Directors of Logan and Merger Co. deem this Plan of Merger advisable and in the best interests of each such corporation and their respective shareholders.  The respective Boards of Directors of Logan and Merger Co. have each adopted the Plan of Merger, directed that this Plan of Merger be submitted for approval by their respective shareholders, and recommended that the Plan of Merger be approved by their respective shareholders.

Merger Co. and Logan agree:

ARTICLE I
THE MERGER

1.1          The Merger.  Subject to the terms and conditions of this Plan of Merger, and in accordance with the West Virginia Business Corporation Act (the “Act”), at the Effective Time (as defined in Section 1.2), Merger Co. will merge with and into Logan (the “Merger”).  Logan will survive the Merger and will continue its corporate existence (referred to after the Merger as the “Surviving Corporation”) under the laws of the State of West Virginia.  Upon consummation of the Merger, the separate corporate existence of Merger Co. will terminate and the name of the Surviving Corporation will be “Logan County BancShares, Inc.”

1.2          Effective Time.  After approval of this Plan of Merger by the shareholders of Merger Co. and Logan, Articles of Merger will be filed with the West Virginia Secretary of State for approval.  The Merger will become effective (the “Effective Time”) when the Articles of Merger have been filed with the West Virginia Secretary of State or as of any later time specified in the certificate of merger.

1.3          Effects of the Merger.  At and after the Effective Time, the Merger will have the effects set forth in the Act and in this Plan of Merger.

1.4          Treatment of Common Stock.

(a)           At the Effective Time, by virtue of the Merger and without any shareholder action, the following will occur:

(i)            Each issued and outstanding share of Logan Common Stock owned of record by a Qualified Holder (as defined in Section 1.5) at the Effective Time will continue as one share of common stock of the Surviving Corporation.

(ii)           Each issued and outstanding share of Logan Common Stock owned of record by a Nonqualified Holder (as defined in Section 1.5) at the Effective Time will be converted into the right to receive cash from the Surviving Corporation in the amount of $50.00 per share (the “Cash Consideration”).  Nonqualified Holders will not have any rights as shareholders of Logan or the Surviving Corporation after the Effective Time except the right to receive the Cash Consideration, without interest, upon surrender to the Surviving Corporation of their certificates which previously represented shares of Logan Common Stock and appraisal rights as described in Article III of this Plan of Merger.

(b)           At the Effective Time, by virtue of the Merger and without any shareholder action, each issued and outstanding share of Merger Co. Common Stock will be cancelled without consideration.

(c)           In no event will any Holder (as defined in Section 1.5) holding of record as of the Effective Time 200 or more shares in the aggregate be entitled to receive any consideration with respect to the shares so held except the right to continue to own those shares.

(d)           It will be a condition precedent to the right of any Holder to receive Cash Consideration, if any, payable with respect to the shares held by such Holder that such Holder certify in the letter of transmittal (described in Section 2.2 below) that such Holder held of record fewer than 200 shares of Logan Common Stock in the aggregate immediately prior to the Effective Time.

1.5           Certain Definitions.

(a)           The term “Qualified Holder” means a Holder of Logan Common Stock who holds of record 200 or more shares of Logan Common Stock immediately prior to the Effective Time.

(b)           The term “Nonqualified Holder” means a Holder of Logan Common Stock who is not a Qualified Holder.

(c)           The term “Holder” means any record holder or holders of Logan Common Stock who would be deemed, under Rule 12g5-1 promulgated under the Securities Exchange Act of 1934, as amended, to be a single “person” for purposes of determining the number of record shareholders of Logan.

1.6           Articles of Incorporation.  The Articles of Incorporation of Logan in effect as of the Effective Time will be the Articles of Incorporation of the Surviving Corporation after the Merger until amended in accordance with applicable law.

1.7           Bylaws.  The Bylaws of Logan in effect as of the Effective Time will be the Bylaws of the Surviving Corporation after the Merger until amended in accordance with applicable law.

1.8           Board of Directors.  The directors of Logan immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time until their respective successors will have been elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

1.9           Officers.  The officers of Logan immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time until their respective successors have been elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

1.10         Shareholder Approval.  The Merger is subject to the condition that this Plan of Merger be approved by a vote of the holders of a majority of the votes cast at a shareholders meeting at which a quorum is present.

ARTICLE II
STOCK CERTIFICATES

2.1           Certificates Held by Qualified Holders.  Certificates evidencing shares of Logan Common Stock held by a Qualified Holder as of the Effective Time will evidence the same number of shares of common stock of the Surviving Corporation after the Effective Time.

2.2           Certificates Held by Nonqualified Holders.  After the Effective Time, the Surviving Corporation will send or deliver to each Nonqualified Holder a letter of transmittal.  This letter will describe how to exchange stock certificates for the Cash Consideration.  Until presented to the Surviving Corporation as directed by the letter of transmittal, certificates that previously represented shares of Logan Common Stock held by a Nonqualified Holder will only evidence the right to receive cash as provided in this Plan of Merger.  Upon presentation to the Surviving Corporation of certificates that previously represented shares of Logan Common Stock held by a Nonqualified Holder, cash will be paid in an amount to which such holder will be entitled pursuant to Article I of this Plan of Merger.  No interest will be due on any cash payable pursuant to this Plan of Merger, except as may be applicable pursuant to Article III.

ARTICLE III
APPRAISAL RIGHTS

Each Nonqualified Holder may elect to dissent from this Plan of Merger, and obtain payment for his or her shares of Common Stock, in the manner, with the rights, and subject to the requirements set forth Article 13 of the Act relating to appraisal rights.  No other Holder will have the right to dissent and to exercise such appraisal rights.  The right of a Nonqualified Holder to exercise his or her appraisal rights is subject to the condition that the Nonqualified Holder comply strictly with Article 13 of the Act, and any Nonqualified Holder who exercises his or her appraisal rights will be deemed by such exercise to have agreed to be bound by those sections of the Act.  As provided under Article 13 of the Act, a Nonqualified Holder who wishes to assert his or her appraisal rights must deliver to Logan, before the shareholder vote to approve this Plan of Merger is taken, a written notice of his or her intent to demand payment for his or her shares if this Plan of Merger is effectuated.  In addition, the Nonqualified Holder must not vote his or her shares in favor of the Plan of Merger proposal.

ARTICLE IV
GENERAL PROVISIONS

4.1           Resolution of Issues.

(a)           Logan (acting through its officers or any other person or entity to which it may delegate or assign any responsibility or task) will have full discretion and exclusive authority to make such inquiries as it may deem appropriate for purposes of this Plan of Merger and resolve and determine in its sole discretion, all ambiguities, questions of fact, and interpretive and other matters relating to this Plan of Merger, including, without limitation, any questions as to the number of shares held of record by any Holder immediately prior to the Effective Time.  All determinations by Logan or such officer, person or entity will be final and binding on all parties, and no person or entity will have any recourse against Logan or any other person or entity with respect to such determinations.

(b)           For purposes of Article I, Logan may, in its sole discretion, but will not be obligated to: (i) presume that any shares of Logan Common Stock held in a discrete account are held by a person distinct from any other person, notwithstanding that the registered Holder of a separate discrete account has the same or a similar name as the Holder of a different discrete account; and (ii) aggregate the shares held by any person or persons that Logan determines to constitute a single Holder for purposes of determining the number of shares held by such Holder.

4.2           Governing Law.  This Plan of Merger will be governed and construed in accordance with the laws of the State of West Virginia, without regard to any applicable conflicts of law.

4.3           Abandonment.  At any time prior to the Effective Time, before or after approval of the Plan of Merger by the shareholders of Merger Co. and Logan, Merger Co. and Logan may abandon this Plan of Merger without further shareholder action by a written agreement signed by an officer of each of Merger Co. and Logan; provided, however, that if a certificate of merger has been filed, this Plan of Merger may not be abandoned unless a certificate of abandonment is filed with the West Virginia Secretary of State prior to the proposed effective date.  If abandoned, this Plan of Merger will terminate and be of no further force and effect and no shareholder shall have any rights under this Plan of Merger.

4.4           Amendment.  Subject to compliance with applicable law, this Plan of Merger may be amended by a written agreement executed by Merger Co. and Logan and authorized by their respective Boards of Directors or duly authorized committees at any time before or after approval of the Plan of Merger by the shareholders of Merger Co. or Logan; provided, however, that after any approval of the transactions contemplated by this Plan of Merger by the shareholders of Logan, there may not be, without further approval of such shareholders, any amendment of this Plan of Merger which (i) alters or changes the amount or the form of the consideration to be delivered to the holders of Logan Common Stock other than as contemplated by this Plan of Merger, (ii) alters or changes any term of the Articles of Incorporation of the Surviving Corporation, or (iii) adversely affects the holder of any stock of the constituent corporations.

THIS AGREEMENT AND PLAN OF MERGER has been executed as of the date first above written.

LCB MERGER COMPANY		LOGAN COUNTY BANCSHARES, INC.

By:	/s/ Eddie Canterbury	By:	/s/ Eddie Canterbury
	Eddie Canterbury		Eddie Canterbury
	Chief Executive Officer		Chief Executive Officer

APPENDIX B

PROPOSED AMENDMENT TO
ARTICLES OF INCORPORATION

ARTICLE THIRTEENTH:       No shareholder may transfer shares of common stock of the corporation if, as a result of an attempted transfer, the party who would receive the shares would own of record fewer than 200 shares of common stock.  This restriction may be noted conspicuously on stock certificates issued or transferred after the effective date of the amendment adding this Article Thirteenth to the Restated Articles of Incorporation.  For purposes of this Article Thirteenth, “transfer” means any type of disposition, including but not limited to a sale, gift, contribution, pledge or other action that would result in a change of the record ownership of any share of common stock.  It is the intent of the shareholders that this restriction will be enforced to the full extent, but only to the extent, it is enforceable against shareholders under the laws of the State of West Virginia.  The corporation may determine issues relating to a proposed transfer in its discretion, including without limitation whether the transfer would or would not be in violation of this Article Thirteenth and whether the restrictions of this Article Thirteenth may or may not be enforced against a holder requesting a transfer of shares.  The recording of a transfer of the stock records of the corporation shall be conclusive evidence that the corporation has consented to the transfer, if required under this Article Thirteenth, and any transfer of shares recorded on the stock records of the corporation will be valid for all purposes.

B-1

APPENDIX C

VALUATION OF

THE COMMON STOCK OF

LOGAN COUNTY BANCSHARES, INC.

Logan, West Virginia

As of January 31, 2005

Report Dated

February 21, 2005

February 21, 2005

Board of Directors of

Logan County Bancshares, Inc.

c/o Mr. Eddie Canterbury

Corner Washington Avenue and Main Street

Logan, West Virginia   25601

Directors:

Southard Financial was retained to determine the fair value of the outstanding common stock of Logan County Bancshares, Inc. as of January 31, 2005. The enclosed valuation was prepared for the stated purpose and is for your exclusive and confidential use. No copies of this report shall be furnished to third parties without your specific permission or direction, unless ordered by a court of competent jurisdiction. The report and its conclusions are subject to the statement of Contingent and Limiting Conditions contained herein.

The report was prepared by the undersigned. Preparation of the report entailed the use of standard techniques and practices, and involved due diligence on the part of Southard Financial. Further, the methodology and analysis employed is in compliance with the Uniform Standards of Professional Appraisal Practice.

Based upon the entire analysis, and for the purposes described in this report, it is our opinion that the fair value of the common stock of Logan County Bancshares, Inc., as of January 31, 2005, was:

$47.00 Per Share

Thank you for the opportunity to be of service in this matter.

Sincerely yours,

David A. Harris, CFA, ASA

Enclosure

TABLE OF CONTENTS

INTRODUCTION

Sources of Information
Conclusion of Report
Definition of Fair Value
Premise of Value
Statement of Scope and Limitations
Banking Industry Overview

OVERVIEW OF THE BANK

History and Overview
Competitive Market
Local Economy
Senior Management Team
Common Stock Ownership

REVIEW OF THE BANK’S FINANCIAL PERFORMANCE AND POSITION

Peer Group Comparisons
Historical Balance Sheets
Historical Income Statements

OVERVIEW OF THE HOLDING (PARENT) COMPANY

OTHER VALUATION CONSIDERATIONS

Acquisition Offers
Regulatory Issues
Pending Litigation
Environmental Considerations

DETERMINATION OF FAIR VALUE

Approach to Valuation
Goodwill and Intangible Value
Basis of Per Share Analysis
The Asset Based Approach
The Income Approach - Synergistic Price/Earnings Method
The Income Approach - Discounted Future Earnings Method
The Market Approach - Control Transactions Method
The Market Approach - Market Transactions Method
The Market Approach - Go Private Transactions Method
Combined Valuation
Discount for Lack of Marketability

CONCLUSION

EXHIBITS 1-5:	Historical Bank Financial Statements
EXHIBIT 6:	Historical Parent Only Financial Statements
APPENDIX A:	Contingent and Limiting Conditions
APPENDIX B:	Loan Portfolio Disclaimer
APPENDIX C:	Qualifications of Appraiser
APPENDIX D:	Banking Industry Overview
APPENDIX E:	Public Bank Stock Market Data
APPENDIX F:	Control Transactions Data
APPENDIX G:	Go Private Transactions Data

INTRODUCTION

Southard Financial was retained to provide the following appraisal services:

Client Name	Board of Directors of Logan County Bancshares, Inc.
Business Interest Being Valued	The Common Stock of Logan County Bancshares, Inc.
Home Office Location	Logan, West Virginia
Definition of Value	Fair Value
Premise of Value	Enterprise Value
Date of the Appraisal	January 31, 2005
Purpose/Intended Use of Appraisal	Share Redemption to Eliminate SEC Reporting
Type of Report	Appraisal

It is our understanding that the purpose of this report is to determine the value of the common stock of Logan County Bancshares, Inc. (the “Company”) for purposes of a share redemption in an attempt to reduce the number of shareholders below the threshold requiring SEC reporting. The appropriate standard of value is enterprise value.

Southard Financial and its principals have no past, present, or contemplated future interest in the subject or the conclusion of this valuation report. Further, Southard Financial and its principals have no bias or conflict of interest that could cause a question as to our independence or objectivity. Compensation paid to Southard Financial for this appraisal is in no way contingent upon the conclusion of this report.

Sources of Information

Information used in the study was obtained from the following sources.

•                  Consolidated Reports of Condition and Income (“Call Report”) of Logan Bank and Trust Company for the period ended December 31, 2004;

•                  Uniform Bank Performance Report (“UBPR”) of Logan Bank and Trust Company for the period ended September 30, 2004;

•                  Internal financial statements of Logan Bank and Trust Company and of Logan County Bancshares, Inc. for the periods ended December 31, 2004 and January 31, 2005;

•                  Audited financial statements of Logan County Bancshares, Inc. for the periods ended December 31, 1999-2003;

•                  Market information on publicly traded banking companies obtained from publications of Wilshire Associates and Standard & Poor’s Corporation; and,

•                  Additional pertinent information deemed necessary to render this opinion of value.

In the course of our due diligence investigation, we reviewed the information outlined above. In all cases we relied upon the referenced information without independent verification. In conjunction with the preparation of this report, we visited with management in Logan, West Virginia. Nevertheless, we did not inspect each and every asset, property, or business interest encompassed by this appraisal.

Conclusion of Report

The conclusion of this opinion is as follows:

Conclusion of Value

Enterprise Basis

$47.00 Per Share

This opinion is as of the date indicated above and is only for the intended purpose so indicated.

Definition of Fair Value

Fair value is a legal construct that provides the required approach to determine value under state law for certain transactions. In most instances fair value is the statutory standard of value for dissenting shareholders to mergers, acquisitions, and other corporate actions. In these instances fair value is the value of the shares immediately preceding the corporate action to which the dissenter objects.

Under Section 31D-13-130(4) of the West Virginia Business Corporation Act, the term “fair value” was defined as follows:

“Fair value” means the value of the corporation’s shares determined: (A) Immediately before the effectuation of the corporate action to which the shareholder objects; (B) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and (C) Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the Articles pursuant to Subdivision (5), Subsection (a), Section 1302 of this Article.

Therefore, under West Virginia law, it is not permissible to apply a minority or marketability discount when valuing shares of stock of a corporation for a merger transaction. West Virginia statutes and case law are silent regarding whether one must apply a control premium when valuing shares in such transactions.

Premise of Value

There are three general levels of value applicable to a business interest:

• Controlling Interest	Value of the entire entity, or an interest that controls the operations of the entity
• Marketable Minority Interest	Value of a minority interest, lacking control over the business entity, but being readily marketable (as if freely-traded)
• Non-Marketable Minority Interest	Value of a minority interest, lacking both control and a ready market

The three premises (or levels) of value are related as follows. Control value can be obtained by direct comparisons with change of controlling interest transactions or through the use of “appropriate” control methodologies or by applying a control premium to a marketable minority interest value. Marketable minority interest value can be obtained by comparisons with guideline publicly traded companies or by the use of other appropriate minority valuation methodologies such as the income approach using market rates of return. Alternatively, the value of a marketable minority interest can be determined by applying an appropriate minority interest discount to the control value. Non-marketable minority interest value is derived by applying an appropriate marketability discount to the derived marketable minority interest value or by applying both minority and marketability discounts to control value.

Statement of Scope and Limitations

This opinion has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and in accordance with the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers, ASA Business Valuation Standards. A Statement of Contingent and Limiting Conditions is contained in Appendix A and a statement of the Qualifications of the Appraiser is contained in Appendix C.

Banking Industry Overview

Appendix D provides a review of the banking industry in the most recent quarter for which information is available and an outlook for the upcoming period.

OVERVIEW OF THE BANK

History and Overview

Logan Bank & Trust Company was formed in 1964 in Logan, West Virginia. In 1984, the Bank acquired Bank of Chapmanville, about 15 miles north of Logan. The Bank formed a holding company (Logan County Bancshares, Inc.) and retained both the Logan and Chapmanville charters. In 1996, the Company acquired 20th Street Bank in Harts (about 12 miles from Chapmanville), and also opened a branch in Man, about 10 miles south of Logan. At the same time, the Banks were merged into Logan Bank & Trust Company, so that the Company was a one-bank holding company. In 1999, the Bank constructed a branch in an out-parcel in the Fountain Place Mall outside of Logan. The Bank also has a drive-up facility about 2,000 feet away from the downtown main office. The Bank has trust powers, but they have not been exercised.

All of the Bank’s branches are full-service facilities, and all are owned by the Bank (except the land at the Man branch, which is leased from a shareholder family). Currently, the downtown Logan branch has about 45% of the Bank’s total deposits; the Chapmanville branch has about 25%; the Man branch has about 15%; the Harts branch has about 8%, and the Fountain Place Mall branch has about 7%.

Competitive Market

Initially, the Bank’s only competition was National Bank of Logan, which was later acquired by Key Centurion, itself acquired by Bank One, National Association. Currently, the Bank has deposits of $162.9 million (about 55% of Logan County’s deposits). The competing institutions as indicated by management are:

Bank One National Association; branches in Chapmanville and Logan, with about 34% of the Logan County market for deposits

United Bank; branches in Logan and Man, with about 13% of the Logan County deposits

First Community Bank, N.A.; branch in Man with $43 million in deposits versus the Bank’s $25 million

Branch Banking & Trust Co.; branch in Logan with $28 million in deposits versus the Bank’s $86 million

The Bank is the only locally owned financial institution in its market. The Harts branch is the only financial institution with a presence in that remote location, so there is effectively no competition there.

Local Economy

Logan is the county seat of Logan county, which has a population of about 38,000. The county is a leading producer of coal, which provides about 30% of the jobs in the Bank’s market. The area also has several coal-related service industries. Major employers include the Logan County Board of Education (school system), Logan Regional Medical Center, Arch of West Virginia (Arch Coal, Inc.), and Massey Energy Company. According to management, another very important economic factor to the area is the four-lane highway all the way from Charleston, West Virginia to Bristol, Tennessee. Logan County is also home to the 4,000-acre Chief Logan State Park. The unemployment rate (third quarter 2004) is 5.2% in Logan County, versus 4.9% for the State of West Virginia and 5.4% nationally. Further, unemployment is 6.9% in Lincoln County, 4.9% in Boone County, 7.1% in Mingo County, and 5.0% in Wyoming County.

The population of Logan County has declined over the years (it was as high as 80,000), as technology has reduced the need for coal miners. Nevertheless, due to the recent energy crunch, coal related businesses are doing very well. Management indicated that the most difficult aspect of this recovery is finding coal workers, since many of them have left the area in search of jobs. Management expects the current economic conditions to remain positive for the next several years.

Senior Management Team

Eddie Canterbury, 56, President and CEO, has been with the Bank for his entire banking career of 35 years. Mr. Canterbury is involved in most loans of any significance. Mark Mareske, 47, CFO, has been with the Bank for 15 years. Prior to that, he was in public accounting for 10 years. Mr. Mareske is responsible for all financial functions, as well as human resources. Bart Willis, 47, COO, has been with the Bank for 24 years. He is responsible for all operations, information technologies, bookkeeping. Mr. Willis was the manager of the Chapmanville branch and he still makes some loans. Gary Ellis, 57, Man Branch Manager, has 35 years of banking experience. Roger Liming, 56, Compliance Officer, has over 20 years of service with the Bank and is also Senior Commercial Loan Officer. Charles Dale, 43, Chapmanville Branch Manager, has been with the Bank for nearly 20 years and is also a loan officer. Management indicated that no material changes in the composition of the management team are anticipated in the near future.

The Bank has ten directors, eight of whom also comprise the Company’s board of directors (including Mr. Canterbury). The directors range widely in age (29-84), years on the board (1-40), and background.

Common Stock Ownership

The parent Company owns 100% of the Bank’s common stock. The Company has nearly 400 shareholders. The purpose of the share redemption is to reduce to fewer than 300 the number of shareholders, and thus eliminate the possibility of SEC reporting requirements, and attendant expenses. The redemption will involve those shareholders with fewer than 200 shares (approximately 185 shareholders). Existing and future Company shareholders will then be restricted from owning less than 200 shares.

As of December 31, 2004, the officers and directors of the Company (including their family members) owned or controlled over 50% of the 703,991 outstanding common shares of the Company. The largest shareholder owned or controlled 114,493 shares, or 16.26% of the outstanding stock. The second largest shareholder (held in street name) owned in excess of 100,000 shares, or over 14% of the outstanding stock, and the third largest (husband and wife together) owned 70,884 shares, or 10.07%. One other shareholder owned more than 5% of the outstanding stock. According to management, the Oakley family (including the second and third largest shareholders) owned or controlled about 42% of the total shares.

REVIEW OF THE BANK’S FINANCIAL PERFORMANCE AND POSITION

As part of our due diligence process, we reviewed the financial position and performance of the Bank over the relevant period of analysis. This review entailed an examination of the Bank’s current financial statements in comparison with prior years and in comparison with reasonably comparable industry statistics. Our analysis was supplemented by discussions with management, which enhanced our understanding of the business reasons for changes in the financial statements. Results of this review, which have specific valuation implications, are noted below and at the appropriate point in the valuation section of this report.

Peer Group Comparisons

The financial position and performance of Logan Bank and Trust Company is compared to data provided in the Uniform Bank Performance Report (“UBPR” or “peer group”), prepared by the Federal Financial Institutions Examination Council. The Bank’s peer group is #5, representing all insured commercial banks having assets between $100 million and $300 million with three or more banking offices and located in a non-metropolitan area. Current year peer group data represents the period ended September 30, 2004. All current year and year-to-date periods for the peer group are hereafter sometimes referred to as “2004 year-to-date.”

Historical Balance Sheets

Historical balance sheets are shown in Exhibit 1. Exhibit 2 relates each year’s balance sheet as percentages of that year’s average assets to provide another important perspective; a presentation of changes in balance sheet composition. Based upon our analysis of the information reviewed, the following observations are pertinent:

Asset Structure:

•                  Assets totaled $181.2 million as of December 31, 2004, up from $152.1 million as of year-end 1999, for a compound annual growth rate of 3.56%. Average assets increased just 0.92% in 2003, but increased 4.26% in 2004.

•                  The composition of the earning asset base was characterized by decreased loans as a percentage of assets over the 1999-2004 period. As a percent of assets, net loans equaled 53.57% as of December

31, 2004, lower than the 64.12% average for the peer group as of September 30, 2004. Loans (net of unearned income) decreased at a compound annual rate of -2.14% during the 1999-2004 period, versus a 3.56% rate of annual asset growth.

•                  As of December 31, 2004, the Bank’s net loan to deposit ratio equaled 59.59%, much lower than the peer average of 78.94% at September 30, 2004. Management would prefer to see the loan/deposit ratio above 75%. The loan portfolio is comprised primarily of real estate loans (69.04% vs. 66.89% for the peer group), commercial and industrial loans (14.88% vs. 13.95%), and consumer loans (16.00% vs. 9.53%). The Bank had no agricultural loans, versus 5.55% of total loans for the peer group. The Bank retains its loans, and does not make 30-year fixed rate loans. According to management, there is not a heavy concentration of loans in the coal industry. Also, management prefers to make smaller home loans to maintain a lower exposure.

•                  As of December 31, 2004, the Bank had no securities classified as held-to-maturity. The market value of the available-for-sale securities portfolio was below book value by $582 thousand as of December 31, 2004. The securities portfolio contains only FHLB securities with short maturities, and contains no tax-exempt securities.

•                  Fixed assets equaled $3.2 million at December 31, 2004. As a percentage of assets, fixed assets equaled 1.76% as of December 31, 2004, near the peer average of 1.94% at September 30, 2004.

Asset Quality:

•                  The Bank’s loan loss reserve represented 1.28% of loans at December 31, 2004, near the peer average of 1.32% as of September 30, 2004. According to management’s internal analysis, the loan loss reserve was more than adequate at December 31, 2004 ($642 thousand in excess of the calculated allocation).

•                  Overall, the Bank’s net loan losses, as a percentage of average loans, were below the peer group over the 1999-2003 period (average of 0.09% vs. 0.24%) and in 2004 (0.01% vs. 0.17%). Management has a grading system for loans and is very selective. Further, loan officer lending limits are kept low for quality control purposes.

•                  Non-accrual loans totaled $734 thousand as of December 31, 2004. The Bank’s ratio of the loan loss reserve to non-accrual loans was much lower than the peer level as of September 30, 2004.

•                  According to management, the most recent Federal Reserve exam (July 2004) indicated no material concerns.

•                  Other real estate holdings (“ORE”) decreased from $358 thousand at year-end 1999 to $0 at year-end 2004.

Liabilities:

•                  Deposits increased at a compound annual rate of 5.00% from year-end 1999 through December 31, 2004, slightly faster than the rate of asset growth.

•                  Non-interest bearing deposits represented 19.10% of total assets at December 31, 2004, much higher than the peer average of 11.91% at September 30, 2004. Time and savings deposits accounted for 70.80% of assets, versus 71.80% for peer banks. The Bank’s deposit base is considered stable by management.

•                  The Bank had no long-term borrowings over the 1999-2004 period. The Bank has a $10 million line of credit with United Bank, but the line has never been used.

Capital:

•                  The Bank’s capital, as measured by the ratio of equity to total assets, declined from a high of 10.04% at year-end 2000 to 8.88% at December 31, 2004, lower than the peer average of 9.82% at September 30, 2004.

•                  Capital adequacy, as measured by the ratio of Tier I leverage capital, was 8.87% at September 30, 2004, lower than the peer level of 9.47%. Intangible assets consist of the branch premium paid in the Harts branch acquisition (originally $50 thousand; amortized down to $24 thousand).

•                  Management does not expect any equity infusions at the Bank in the foreseeable future.

Historical Income Statements

Historical income statements for the years 1999 through 2004 are provided in Exhibits 3 and 4. Based upon our analysis of the information reviewed, the following observations are pertinent:

Net Interest Income:

•                  On average, the net interest income margin was above peer levels over the 1999-2003 period (4.35% of average assets vs. 4.16%). However, the net interest margin was below the peer levels in 2003 (3.83% vs. 3.97%) and in 2004 (3.58% vs. 3.98%).

•                  The Bank has both a lower yield on earning assets and a lower cost of funds than does the peer group.

Non-Interest Income:

•                  On average, the Bank’s non-interest income was below peer averages over the 1999-2003 period (0.46% of average assets vs. 0.79%).

•                  Non-interest income was 0.36% of average assets in 2004, well below the peer level of 0.81% through September 30, 2004.

Non-Interest Expenses:

•                  On average, the Bank’s non-interest expenses were below peer averages over the 1999-2003 period (2.66% of average assets vs. 2.95%).

•                  Non-interest expenses equaled 2.62% of average assets in 2004, below the peer average of 2.92% through September 30, 2004. In 2004, salaries and benefits expenses were below the peer level, while net occupancy expenses and other operating expenses were near the peer average.

Net Non-Interest Income:

•                  On average, net non-interest income (non-interest income less non-interest expense) compared closely to peer levels over the 1999-2003 period (-2.20% of average assets vs. -2.16%), but was slightly unfavorable to the peer level in 2004 (-2.25% vs. -2.11%).

Loan Loss Provision:

•                  On average, the Bank’s loan loss provision was below peer levels during the 1999-2003 period (0.16% of average assets vs. 0.21%).

•                  As a percent of average assets, the Bank’s provision for loan losses equaled -0.17% in 2004, below the peer level of 0.16% through the first nine months of 2004. The negative provision for the Bank reflects a request by the regulators to write-off expenses related to a loan to Man Community Hospital that had previously been capitalized. According to management, the hospital loan is well secured.

Securities Transactions:

•                  Realized gains/losses on securities transactions were not material over the 1999-2004 period (never more than $6 thousand).

Performance:

•                  On average, ROAA (return on average assets) was near peer levels over the 1999-2003 period (1.21% vs. 1.19%). ROAA equaled 0.92% in 2004, below the peer average of 1.22% for the first nine months of the year. The decline in ROAA (both in absolute terms and relative to the peer group) reflects the Bank’s lower interest margin and lower non-interest income, partially offset by the negative loan loss provision.

•                  On average, ROAE (return on average equity) was near peer levels over the 1999-2003 period (12.51% vs. 12.56%). ROAE equaled 10.46% in 2004, below the peer level of 12.56% for the first nine months of the year. The below average ROAE for the Bank in 2004 was primarily due to its below average ROAA.

•                  Bank earnings for 2005 were budgeted to be $2.09 million, which would be similar to 2004 excluding the negative loan loss provision. However based on earnings in January and other factors, management expects Bank earnings of $2.35-$2.40 million in 2005.

Dividends:

•                  Over the 1999-2003 period, the Bank’s dividend payout ratio (average of 77.65%) increase in each year and was generally well above that of the peer group (average of 46.92%).

•                  The Bank’s dividend payout ratio was 67.72% of earnings in 2004, versus 36.64% for the peer group through September 30, 2004. Dividends have been paid in every year since 1970, and have increased every year.

OVERVIEW OF THE HOLDING (PARENT) COMPANY

Logan County Bancshares, Inc. is a one-bank holding company whose primary asset is its 100% ownership of Logan Bank and Trust Company. As of January 31, 2005, the Company had assets of $18.17 million and total equity capital of $18.12 million (liabilities were just $50 thousand). Aside from its investment in the Bank, the Company had cash and equivalents of $1.06 million and investments of $800 thousand.

Earnings were $2.62 per share in 2002, $2.70 per share in 2003, and $2.21 per share in 2004. The Company paid cash dividends of $1.56 per share in 2002, $1.57 per share in 2003, and $1.60 per share in 2004. Dividends are declared and paid quarterly, with a special dividend in December. Management expects dividends of about $1.64 per share in 2005.

There is not an active market for the Company’s stock, and there are no market makers. Nevertheless, there are periodic transactions in the Company’s stock. Between May 2004 and January 2005, a total of 2,866 shares of Company stock changed hands (transactions for which prices were known). These transactions predominantly took place at $44.00 per share, with two larger transactions at $46.00 per share.

OTHER VALUATION CONSIDERATIONS

Acquisition Offers

Management has not received any recent offers to purchase the Company. Management expressed no intention of selling the Company in the foreseeable future.

Regulatory Issues

The Company is not under any agreements with its regulators.

Pending Litigation

Periodically, the Company is party to legal actions which arise in the normal course of business. Management indicated that the liability from such actions, if any, is not substantive.

Environmental Considerations

According to management, the Company was not in violation of any environmental laws or regulations based upon its understanding and the findings of the most recent governmental examinations.

DETERMINATION OF FAIR VALUE

Approach to Valuation

Valuation is ultimately a matter of informed judgment based upon a full consideration of all relevant data, as well as the appropriate standard of value. The appraisal profession recognizes three general approaches to valuation. Within each approach, there are multiple methodologies.

ASSET BASED APPROACH

A general way of determining a value indication of a business, business ownership interest, or security using one or more methods based directly on the value of the assets of the business, less liabilities.

The asset-based approach includes those methods that seek to write up or down or otherwise adjust the various tangible and/or intangible assets of an enterprise.

MARKET APPROACH

A general way of determining a value indication of a business, business ownership interest, or security using one or more methods that compare the subject to similar investments that have been sold.

The market approach includes a variety of methods that compare the subject with transactions involving similar investments, including publicly traded guideline companies and sales involving controlling interests in public or private guideline companies. Consideration of prior transactions in interests of a valuation subject is also a method under the market approach.

INCOME APPROACH

A general way of determining a value indication of a business, business ownership interest, or security using one or more methods where value is determined by converting anticipated benefits.

The income approach includes those methods that provide for the capitalization of earnings estimates and those based upon projected future benefits (cash flow or earnings) discounted to the present using an appropriate risk adjusted discount rate.

The asset approach develops an estimate of value based upon the market values of the subject entity’s assets and liabilities, as opposed to their book values (adjusted book value). Adjusted book value is not liquidation value; however, it could be considered a quasi-liquidation value, where assets are sold in the context of a going concern. Asset value typically indicates a value that contains an element of control, or at least an element of assumed marketability. Thus, when using this approach to value an entity on a non-marketable minority interest basis, discounts for lack of control and lack of marketability are necessary.

The market approach typically consists of one or both of the following general approaches: (1) prior transactions method, and (2) guideline company method. When a business interest is not listed on an exchange and no active market exists for it, but some transactions have occurred, a market value can sometimes be derived and used as an element in the determination of fair value based upon an analysis of the transactions. Even if limited transactions have occurred at arms’ length, inferences can be drawn about fair value based on the limited transaction volume. It is crucial to evaluate the transactions to ensure that they are at arms’ length. Further, the standard of value for the opinion being issued may necessitate an adjustment to the observed market value for either liquidity concerns or for control.

The guideline company method is the generally accepted method of valuing closely held companies through comparison with similar companies whose stocks are publicly traded (guideline companies). When using this method, a determination of anticipated benefits (earnings, cash flow, etc.) is developed based upon a review of the subject entity. The anticipated benefits are then capitalized using a corresponding capitalization factor for the Guideline Company Group. It should be noted that: (1) it is virtually impossible to find identical public companies; and (2) required disclosure for public companies notwithstanding, appraisers are not privy to “inside” information for any public companies.

The income approach is a two step process. First a determination of anticipated benefits (earnings or cash flows) must be made. Second, an appropriate rate or multiple must be identified with which to capitalize those benefits. The resulting capitalized benefits must then be adjusted to reflect the estimated values of any non-operating assets and/or liabilities.

When determining the fair value of non-traded securities, it is common to derive a “combined value”, based upon a weighted average of valuation approaches deemed appropriate by the appraiser. The weights applied to the various methodologies are based upon the relative importance of each methodology. Further, discounts to the combined value may be necessary to properly reflect the appropriate standard of value (discounts for lack of control, lack of marketability, restrictions, and blockage are typical examples).

Finally, it is crucial to understand that valuation is ultimately a matter of informed judgment based upon a full consideration of all relevant data. We considered each of the valuation methodologies outlined above in reaching our final conclusion of the fair value, on an enterprise basis, of Logan County Bancshares, Inc.

Goodwill and Intangible Value

According to Revenue Ruling 59-60, the valuation of a closely held business should take into consideration goodwill or other intangibles. Goodwill, as interpreted from the ruling, is considered as value in excess of book value. In the case of banking institutions, goodwill typically arises through acquisitions, and can be either positive or negative.

While there has been no explicit effort to value the goodwill and intangibles independently, the following analysis considers the valuation implications of both.

Basis of Per Share Analysis

The valuation analysis is performed on a per share basis, based upon 703,991 shares issued and outstanding as of January 31, 2005. There are no options or warrants to purchase the Company’s common stock that were exercisable at the valuation date.

The Asset Based Approach

The asset value of a corporation is established by using the corporation’s financial statements. Adjustments are made, as necessary or appropriate, to reflect the market value of the corporation’s assets and liabilities as opposed to their book value. The objective is to arrive at a net asset value, defined as the difference between the adjusted valuation of all assets and liabilities. Net asset value reflects the valuation of assets in the context of a going concern. Net asset value is not liquidation value; however, it could be considered a quasi-liquidation value, where assets are sold in the context of a going concern.

Reported book value at January 31, 2005 was $18,117,602, or $25.74 per share. Based upon our review, the following adjustments would be necessary to derive asset value on an enterprise basis.

•                  No adjustment for the loan loss allowance is made.

•                  A premium to reflect the economic value of the deposit base (“core deposit intangibles”) is determined based upon the structure of the deposit base and our experience in valuing core deposit intangibles for numerous financial institutions. To estimate the appropriate deposit premium, we reviewed data for branch acquisition premiums during the 1997-04 period. For our purposes, a premium of 8.0% is utilized due to the economics of the Company’s market and the fact that deposit rates are slightly below peer levels.

•                  The appreciation in the held-to-maturity securities portfolio is added (net of taxes at 38%).

•                  No adjustment for fixed assets was deemed necessary.

TABLE 1

LOGAN COUNTY BANCSHARES, INC.

THE ASSET BASED APPROACH

As of January 31, 2005

Reported Book Value at January 31, 2005		$18,117,602
Deposit Premium	8.0%	13,030,000
Market Adjustment - HTM Securities		133,920

VALUATION - ASSET BASED APPROACH		$31,281,522

VALUATION PER SHARE	(703,991)	$44.43

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the asset-based approach was $44.43 per share as of January 31, 2005.

The Income Approach - Synergistic Price/Earnings Method

The determination of value using the income approach is a two step process. First, it is necessary to make a determination of the Company’s ongoing earning power, also defined as the “anticipated benefits” that will accrue to the Company on an annual basis. Second, a rate must be identified with which to capitalize those earnings (the capitalization factor).

Under the synergistic price/earnings method, the anticipated benefits are derived as estimated earnings based upon synergies that could expect to be achieved by an acquiror of the Company. The result is capitalized at an earnings multiple derived from the price/earnings ratios of publicly traded banks, which represent the pool of potential acquirers of the Company. The first step is to derive the anticipated benefits (ongoing earning power) of the Company without any synergies.

Anticipated Benefits

Our approach to determining ongoing earning power is based upon the current and historical performance of the Bank. Specifically, a five-period weighted average of basic operating income, on a fully taxable equivalent basis, is derived. No adjustments to the reported performance were deemed necessary. Then, a normalized loan loss provision is deducted based upon the average for peer banks over the 2000-04 period, adjusted for the Bank’s loan/asset ratio. The derived ongoing pre-tax ROAA is multiplied by average assets in 2004 to derive ongoing pre-tax earnings for the Bank. Net ongoing Company expenses are then deducted. Taxes are applied to the resulting adjusted pre-tax earnings at a fully-taxable equivalent rate of 38.0%. Also shown in the table below is the estimate of anticipated benefits that would accrue to an acquiror of the Company, based on the adjustment described above.

TABLE 2

LOGAN COUNTY BANCSHARES, INC.

ONGOING EARNING POWER

 (Anticipated Benefits)

Basic Operating Income	Adjustment	BOI

2003	0.18%	1.51	%(1)
2002	0.02%	1.76	%(2)
2001	0.01%	2.0	%(3)
2000	0.01%	2.02	%(4)
1999	0.00%	2.22%

Average Adjusted Basic Operating Income		1.80	%(5)
Estimated Ongoing Loan Loss Provision		0.04	%(6)

Estimated Ongoing Pre-Tax ROAA		1.76%
Average Assets - 2004		$181,762,000

Estimated Ongoing Pre-Tax Income - Bank		$3,199,011
Estimated Ongoing Parent Expenses, net		(40,000	)(7)

Estimated Ongoing Pre-Tax Income - Company		$3,159,011
Estimated Income Taxes	38.0%	1,200,424

Estimated Ongoing Earnings		$1,958,587

ANTICIPATED BENEFITS - NO SYNERGIES		$1,959,000

(1)     Adjusted to reflect net gains of $324 thousand

(2)     Adjusted to reflect net gains of $36 thousand

(3)     Adjusted to reflect net gains of $14 thousand

(4)     Adjusted to reflect net gains of $11 thousand

(5)     Years weighted 2004 (5x), 2003 (4x), 2002 (3x), 2001 (2x), 2000 (1x)

(6)               Based upon the peer average over the 2000-04 period, adjusted for the Bank’s loan/asset ratio and recent experience (25%)

(7)     Ongoing level, excluding non-recurring expenses

Based upon the analysis presented above, the ongoing earning power (anticipated benefits) of Logan County Bancshares, Inc. was $1,959,000 (rounded) as of January 31, 2005.

In the case of the Company, it is estimated that an acquiror could expect to achieve synergies equivalent to 0.25% of average assets, or $454,405. The after-tax savings (at 38.0%) of $281,731 are added to the ongoing earning power derived in the table above.

Anticipated Benefits - No Synergies		$1,958,587
Anticipated Economies to an Acquiror		454,405
Tax Effect of Savings	38.0%	(172,674)

Earning Power to An Acquiror		$2,240,318

ANTICIPATED BENEFITS TO AN ACQUIROR		$2,240,000

Adjusting for anticipated synergies, the anticipated benefits of Logan County Bancshares, Inc. were $2,240,000 (rounded) as of January 31, 2005.

Capitalization Factor

To derive appropriate capitalization factors (price/earnings ratio and price/book value ratio), we relied upon current market data for publicly traded banks and bank holding companies (guideline companies) found in Appendix E. Our analysis of the market data consisted of the following steps:

•                   Gather price, earnings, book value, market capitalization, and other data (as of December 31, 2004) on all publicly traded commercial banks which were indicated by Wilshire & Associates and whose identity and location could be confirmed by another source.

•                   Sort the list by market capitalization, price/earnings ratios, price/book value ratios, geographical region, and return on equity.

•                   Exclude all banks with negative earnings, all banks over $2.0 billion market capitalization, all banks with price/earnings ratios under 5.00x or over 25.00x trailing twelve month earnings, and all banks with price/book value ratios under 0.75x or over 3.50x.

•                   Analyze trends and patterns in the price/earnings ratios and price/book value ratios and make comparisons with the Company.

Some significant results of our analysis, as they pertain to the valuation of the Company, are contained in Appendix E and summarized in the following table:

TABLE 3

LOGAN COUNTY BANCSHARES, INC.

PUBLIC BANK STOCK MARKET ANALYSIS

(GUIDELINE COMPANIES)

As of December 31, 2004

Guideline Bank Group	# OF BANKS	PRICE/ EARNINGS RATIO	PRICE/ BOOK RATIO

ROE of at least 0.0%; Mkt Cap under $2.0 Bil	274	17.78	2.1230
ROE of at least 7.5%; Mkt Cap under $2.0 Bil	246	17.50	2.1989
ROE of at least 10.0%; Mkt Cap under $2.0 Bil	202	17.45	2.3132
ROE of at least 12.5%; Mkt Cap under $2.0 Bil	120	17.46	2.5371
ROE of at least 15.0%; Mkt Cap under $2.0 Bil	37	16.99	2.7721
ROE of at least 0.0%; Mkt Cap under $100 Mil	110	17.21	1.7750
ROE of at least 7.5%; Mkt Cap under $100 Mil	89	16.63	1.8640
ROE of at least 10.0%; Mkt Cap under $100 Mil	60	16.02	1.9749
ROE of at least 12.5%; Mkt Cap under $100 Mil	26	15.48	2.1649
ROE of at least 15.0%; Mkt Cap under $100 Mil	2	16.05	2.8419
Mid West Banks: Mkt Cap under $2.0 Bil	90	17.63	2.0639
Mid West Banks: Mkt Cap under $500 Mil	74	17.67	1.9795
Mid West Banks: Mkt Cap under $100 Mil	40	17.24	1.6832
Mid West Banks: ROE of at least 7.5%	84	17.40	2.1140
Mid West Banks: ROE of 7.5% - 10.0%	16	18.80	1.6726
Mid West Banks: ROE of at least 10.0%	68	17.07	2.2178
Mid West Banks: ROE of 10.0% - 12.5%	32	17.24	1.9674
Mid West Banks: ROE of at least 12.5%	36	16.93	2.4404
West Virginia	8	17.67	2.2048

Selection of Appropriate Comparable Group

The first step in the application of the guideline company method is the selection of the appropriate sub-set of public comparable companies to be used in the derivation of the base guideline public company multiples. For our analysis we believe that the appropriate sub-set for the valuation of community banks should have the following characteristics:

•                  Be sufficiently large to remove bias that might result from unknown factors.

•                  To the extent possible, be of similar size.

•                  To the extent possible, have similar financial performance characteristics (ROAA and ROAE).

Based upon these criteria, we have selected the subset of all banks with positive ROE and market capitalization of less than $100 million. This group consisted of 110 banks, which is sufficient in size to mitigate any significant bias. Further, the average ROAA and ROAE for the group were 0.99% and 10.09%, respectively (see Appendix E).

In utilizing a guideline group as an indication of the value of the Company on an enterprise basis, the focus should be on banks with the Company’s size and performance characteristics. For the valuation of the Company, a base capitalization rate of 15.50x was utilized. The derived multiple reflects a discount of about 10% from the multiples for publicly traded banks with positive ROE and market capitalization under $100 million.

Valuation – Synergistic Price/Earnings Method

Based upon the assumptions outlined in detail above, the synergistic price/earnings method of the income approach is summarized in the table below.

TABLE 4

LOGAN COUNTY BANCSHARES, INC.

THE INCOME APPROACH – SYNERGISTIC PRICE/EARNINGS METHOD

As of January 31, 2005

Anticipated Benefits		$2,240,000
Risk Adjusted Capitalization Factor		15.50

VALUATION - SYNERGISTIC PRICE/EARNINGS METHOD		$34,720,000

VALUATION PER SHARE	(703,991)	$49.32

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the income approach (synergistic price/earnings method) was $49.32 per share as of January 31, 2005.

The Income Approach – Discounted Future Earnings Method

The determination of value using the discounted future earnings method is a three-step process. First, it is necessary to make a projection of the subject entity’s earnings over a period of time, usually no more than five years. Second, it is necessary to estimate the value of the Company at the end of the five-year period (terminal value). Finally, an appropriate rate must be identified at which to discount the future earnings and terminal value to their present values (discount rate).

Anticipated Benefits

For the discounted future earnings method, the base year earnings number is derived based upon no synergies. The derived ongoing earnings of $1,959,000 will be discounted in the analysis below. The estimated terminal value was derived based upon the product of the projected earnings in year five and the price/earnings multiple (18.80x) derived above.

Capitalization (discount) Rate

It is commonly known that the value of an investment is the present value of the future income stream that flows to the owner, determined using a discount rate (interest rate) that reflects the riskiness of the investment. An accepted method of developing the appropriate capitalization rate, or investor’s required rate of return is the “build-up method”. The utilization of this approach relies upon the historical relationships between rates of return earned by investors on investments in securities. The model is based upon the following simple premise: investors demand a rate of return commensurate with the risk level borne.

Expressed mathematically, the build-up method results in the following relationship:

CR =  Rf + (Req * bj) + Rsize + Rp1 + ……….. + Rpn

where;

CR	=	Capitalization rate for the subject entity
Rf	=	Risk free rate of interest
Req	=	Equity risk premium
bj	=	Beta coefficient
Rsize	=	Size risk premium
Rpi	=	Specific risk premiums, i=1,….n

Thus, the use of the build-up method requires an estimate of each of the relevant risk premiums:

1.               Risk-Free Rate: The proxy used for the risk free interest rate is the 20-year Treasury bond yield. The 20-year Treasury bond yield as of January 31, 2005 was about 4.7%.

2.               Equity Risk Premium: The general market equity risk premium is taken from data provided by Ibbotson and Associates in Stocks, Bonds, Bills and Inflation, 2004 Yearbook (Valuation Edition). The general market equity risk premium for the period 1926-03 was 6.3%, based upon the average arithmetic return for all stocks on the NYSE, AMEX, and NASDAQ (12.1%, per Table 7-4) less the average arithmetic return on long-term government bonds (5.8%, per Table 2-1).

3.               Beta Coefficient: The riskiness of an investment reflects two basic components, the operating (business) risk and the financial risk. The bj (beta) coefficient of the market portfolio, based upon average operating and financial risk, is 1.0x. Further, the historic beta coefficient of the bank stock market is currently in the range of 0.10x to 0.99x (excluding outliers), with an average of 0.40x to 0.50x. Therefore, the beta coefficient used in the analysis is the approximate average of 0.45x.

4.               Size Risk Premium: The initial size risk premium is also based upon data from Ibbotson and Associates. In Stock, Bonds, Bills and Inflation, 2004 Yearbook (Valuation Edition, Table 7-9), data is provided for equity size risk premiums based upon deciles for the period 1926-03. Clearly, the rate of return earned has historically been a function of size. Thus, to account for the small size of the subject entity, a size risk premium of 6.8% is appropriate. This represents the size premium (return in excess of CAPM) for the smallest decile of NYSE/AMEX/NASDAQ stocks (based on beta-adjusted monthly returns).

5.               Specific Risk Premium: To adjust for the risk of a business interest, specific risk premiums are generally considered for the following factors. It is important to note that the risk premium can be either positive or negative depending upon the operating and financial characteristics of the subject entity. For the Company, the following specific risk premiums were considered:

•                  Key-man factors: Typically, small public companies have more management depth and, therefore, less dependency upon one or two key people. The Company has an adequate management team for its size and operations.

•                  Diversification factors: Typically, small public companies have more geographic and product line diversification, as well as a larger customer base. The Company’s market is limited geographically, and is growing slowly.

•                  Earnings/Return volatility: Typically, small public companies have more stable and predictable revenues and earnings. The earnings of the Company have been stable and relatively predictable.

Based upon these factors, it is our opinion that no specific risk premium is appropriate for the valuation of the Company. The lack of a risk premium is based upon the stability of the Company’s earnings and the stability of the banking industry in general (regulation and oversight).

TABLE 5

LOGAN COUNTY BANCSHARES, INC.

INVESTOR’S REQUIRED RETURN

Long-Term Government Bond Rate (20-year)		4.7%
Ibbotson Equity Risk Premium	6.3%
Beta Coefficient	0.45
Adjusted Equity Risk Premium		2.8%
Ibbotson Size Premium		6.8%
Specific Risk Premium		0.0%

Investor’s Required Rate of Return		14.3%

Based upon the analysis presented above, the appropriate discount rate for the anticipated future earnings of the Company was 14.3% as of January 31, 2005.

Valuation - Discounted Future Earnings Method

Based upon the assumptions outlined in detail above, the discounted future earnings method is summarized in the table below. The methodology employed in determining valuation under the income approach was to discount the anticipated future earnings of the Company to the present at the discount rate. It is assumed that the base year earnings will increase 5.0% per year over a five-year period (based on management’s estimate) and that 60% of earnings are paid as dividends (the average payout ratio over the last five years).

TABLE 6

LOGAN COUNTY BANCSHARES, INC.

THE INCOME APPROACH - DISCOUNTED FUTURE EARNINGS

As of January 31, 2005

Year	Earnings w/o Synergies	Dividend Payments (60%)	Present Value

1	$1,959,000	$1,175,400	$1,028,346
2	2,056,950	1,234,170	944,675
3	2,159,798	1,295,879	867,812
4	2,267,788	1,360,673	797,203
5	2,381,177	1,428,706	732,338
5	44,766,128		22,946,602

VALUATION - DISCOUNTED FUTURE EARNINGS METHOD			$27,316,976

VALUATION PER SHARE	(703,991)		$38.80

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the income approach (discounted future earnings) was $38.80 per share as of January 31, 2005.

The Market Approach - Control Transactions Method

The control transactions method is based upon whole-bank transactions involving similar companies for which adequate information is available.

Control Transactions Data

A list of control bank transactions announced in 2004 is presented in Appendix F, along with pricing and other information. For the market approach, we utilized three methods:

1.               Estimated ongoing earnings times the control transactions price/earnings multiple.

2.               Book value times the price/book value ratio for control transactions.

3.               Total assets times the price/assets ratio for control transactions.

In determining base capitalization rates for the market approach, Southard Financial reviewed bank control transactions in West Virginia and surrounding states, as well as throughout the United States. The focus of the review was banks of similar size (assets), performance (ROAA and ROAE), and capitalization (equity/assets ratio). The resulting group had median pricing multiples of 18.80 times earnings, 215% of book value and 21.65% of assets (all rounded). The multiples are used in the analysis below with no discounts.

Valuation – The Market Approach Control Transactions Method

The valuation of the Company using the control transactions method is presented in the table below. The benchmark measures for the Company are based upon January 31, 2005 data. For the price/earnings method, anticipated benefits were derived above (ongoing earning power without synergies). For the price/assets ratio, assets were derived as total Bank assets plus parent Company assets.

TABLE 7

LOGAN COUNTY BANCSHARES, INC.

THE MARKET APPROACH - CONTROL TRANSACTIONS

As of January 31, 2005

		Price/Earnings	Price/Book	Price/Assets

Anticipated Benefits		$1,959,000	$18,117,602	$183,069,000
Risk Adjusted Capitalization Factor		18.80	215%	21.65%

VALUATION - CONTROL TRANSACTIONS		$36,829,200	$38,952,844	$39,634,439

VALUATION PER SHARE	(703,991)	$52.31	$55.33	$56.30

Weight		40%	40%	20%

VALUATION PER SHARE (weighted average)		$54.32

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the control transactions method was $52.31 per share under the guideline price/earnings method, $55.33 per share under the guideline price/book value method, and $56.30 per share under the price/assets method as of January 31, 2005. The weighted average of the three valuation results was $54.32 per share.

The Market Approach - Market Transactions Method

The market transactions method is based upon market transactions involving similar companies for which adequate information is available.

Market Transactions Data

To derive appropriate capitalization factors (price/earnings ratio and price/book value ratio), we relied upon current market data for publicly traded banks and bank holding companies (guideline companies) found in Appendix E and discussed above.

In our opinion, based upon all of the available data, the appropriate risk-adjusted capitalization factors for the Company at this time are 17.00 times earnings and 175% of book value. The multiples represent the averages (rounded) for all public banks with positive ROE and market capitalization under $100 million.

Valuation - The Market Approach Market Transactions Method

The valuation of the Company using the market transactions method is presented in the table below. The benchmark measures for the Company are based upon January 31, 2005 data. For the price/earnings method, anticipated benefits were derived above (ongoing earning power without synergies).

TABLE 8

LOGAN COUNTY BANCSHARES, INC.

THE MARKET APPROACH - MARKET TRANSACTIONS

As of January 31, 2005

		Price/Earnings	Price/Book

Anticipated Benefits		$1,959,000	$18,117,602
Risk Adjusted Capitalization Factor		17.00	175%

VALUATION - MARKET TRANSACTIONS		$33,303,000	$31,705,804

VALUATION PER SHARE	(703,991)	$47.31	$45.04

Weight		50%	50%

VALUATION PER SHARE (weighted average)		$46.18

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the market transactions method was $47.31 per share under the guideline price/earnings method and $45.04 per share under the guideline price/book value method as of January 31, 2005. The weighted average of the two valuation results was $46.18 per share.

The Market Approach - Go Private Transactions Method

The go private transactions method is based upon market transactions involving similar companies for which adequate information is available.

Go Private Transactions Data

A list of go private bank transactions announced in 2004 is presented in Appendix G, along with pricing and other information. For the market approach, we utilized three methods:

1.               Estimated ongoing earnings times the go private transactions price/earnings multiple.

2.               Book value times the price/book value ratio for go private transactions.

3.               The most recent trading price of Company stock times the trading price premium for go private transactions.

In determining base capitalization rates for the go private transactions method, Southard Financial reviewed go private transactions throughout the United States. The resulting median multiples are 20.30 times earnings, 149% of book value, and a 17.6% premium over the trading price.

Valuation – The Market Approach Go Private Transactions Method

The valuation of the Company using the go private transactions method is presented in the table below. The benchmark measures for the Company are based upon January 31, 2005 data. For the price/earnings method, anticipated benefits were derived above (ongoing earning power without synergies).

TABLE 9

LOGAN COUNTY BANCSHARES, INC.

THE MARKET APPROACH - GO PRIVATE TRANSACTIONS

As of January 31, 2005

		Price/Earnings	Price/Book	Price/Trades

Anticipated Benefits		$1,959,000	$18,117,602	$44.00
Risk Adjusted Capitalization Factor		20.30	149%	17.6%

VALUATION - GO PRIVATE TRANSACTIONS		$39,767,700	$26,995,227	$51.74

VALUATION PER SHARE	(703,991)	$56.49	$38.35	$51.74

Weight		40%	40%	20%

VALUATION PER SHARE (weighted average)		$48.28

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the go private transactions method was $56.49 per share under the guideline price/earnings method, $38.35 per share under the guideline price/book value method, and $51.74 per share under the price/trades method as of January 31, 2005. The weighted average of the three valuation results was $48.28 per share.

Combined Valuation

Based upon the entire analysis, it is our opinion that the fair value of Logan County Bancshares, Inc. should be determined by assigning appropriate weights to the values derived above. The table below shows the combined value of the Company as of January 31, 2005. In our opinion, the weight assigned to each valuation approach properly reflects the relative importance of that approach for purposes of this valuation opinion.

TABLE 10

LOGAN COUNTY BANCSHARES, INC.

COMBINED VALUE PER SHARE

As of January 31, 2005

Valuation Methodology	Value/Share	Weight	Product

Asset Based Approach	$44.43	15%	$6.66
Income Approach - Synergistic P/E Method	49.32	15%	7.40
Income Approach - Discounted Future EPS	38.80	15%	5.82
Market Approach - Control Transactions	54.32	15%	8.15
Market Approach - Market Transactions	46.18	20%	9.24
Market Approach - Go Private Transactions	48.28	20%	9.66

COMBINED VALUE PER SHARE		100%	$46.93

Based on the analysis presented above, the combined valuation of Logan County Bancshares, Inc. was $46.93 per share as of January 31, 2005.  The valuation has yet to consider the marketability of the shares being valued.

Discount for Lack of Marketability

No discount for lack of marketability is appropriate under the definition of fair of value.

CONCLUSION

Based upon the entire analysis, it is our opinion that the fair value of the common stock of Logan County Bancshares, Inc., on an enterprise basis, was $47.00 per share (rounded) as of January 31, 2005.

TABLE 11

LOGAN COUNTY BANCSHARES, INC.

VALUATION CONCLUSIONS

As of January 31, 2005

CONCLUSION OF VALUE		$47.00

		Valuation
Valuation Ratios	Per Share	Ratio

Percent of Book Value	$25.74	182.6%
Multiple of Ongoing Earning Power	$2.78	16.89
Multiple of Actual Earnings	$2.21	21.23
Multiple of Projected Earnings	$3.30	14.23
Price to Assets	$260.04	18.07%
Premium to Recent Price	$44.00	6.8%

The final conclusion of fair value is rounded to reflect the imprecision inherent in the various assumptions used in the fair value determination.  Nevertheless, the conclusion is reasonable, in our opinion, and meets the standards set out in the section on fair value.  The valuation has considered all of the relevant factors reviewed during our due diligence process, whether referenced in this report or not.

It should be noted that the conclusion of value per share represents the value for each share outstanding as of the valuation date.  The issuance of new shares of Company stock may constitute dilution of existing shareholder interests.  For example, all other things being equal, an increase in the number of shares outstanding, without an increase in total Company value, decreases the Company’s value per share.  We are not currently aware of any material dilutive transactions planned by management. In the event that a material issuance of new shares is planned, a valuation adjustment may be necessary to properly reflect value per share.

APPENDIX D

FAIRNESS OPINION

LOGAN COUNTY BANCSHARES, INC.

Report Dated

March 1, 2005

March 1, 2005

Board of Directors

Logan County Bancshares, Inc.

Logan, West Virginia

RE: Fairness Opinion Relative to a Proposed Go Private Transaction

Directors:

The Board of Directors of Logan County Bancshares, Inc. (“LCBI” or the “Company”) retained Southard Financial, in its capacity as a financial valuation and consulting firm, to render its opinion of the fairness, from a financial viewpoint, of a proposed go-private transaction (the “Transaction”). This opinion is based upon financial information through January 31, 2005.

Southard Financial and its principals have no past, present, or contemplated future interest in LCBI or the conclusion of this opinion. Further, Southard Financial and its principals have no bias or conflict that could cause a question as to their independence or objectivity. Compensation paid to Southard Financial for the opinion is in no way contingent upon the conclusion of the opinion.

APPROACH TO ASSIGNMENT

The approach to this assignment was to consider the following factors:

•      A review of the financial performance and position of LCBI and the market value (trading range and activity) of its common stock;

•      A review of recent bank merger transactions in the United States, West Virginia, and surrounding states;

•      A review of the current and historical market prices of bank holding companies in the United States, West Virginia, and surrounding states;

•      A review of the investment characteristics of the common stock of LCBI;

•      A review of the proposed terms of the Transaction; and,

•      An evaluation of other factors as was considered necessary to render this opinion.

DUE DILIGENCE REVIEW PROCESS

In performing this assignment, Southard Financial reviewed the documents cited in Exhibit 1 pertaining to LCBI and the proposed Transaction. Southard Financial visited with the management and legal counsel of LCBI. Details pertaining to LCBI are contained in Southard Financial’s file.

THE PROPOSED TRANSACTION

As part of the Transaction, LCBI expects to acquire approximately 20,000 shares at a price of $50.00 per share, or a total consideration of approximately $1.0 million. The Transaction will be funded with cash. The proposed Transaction represents the following pricing ratios (based upon the most recent released financial results):

Price/Book Value ($25.74 per share at 1/31/05)	194.3%
Price/Earnings ($2.21 per share in 2004)	22.62	x
Price/Assets at January 31, 2005	19.23%
Premium to Recent Market Trade ($44.00 per share)	13.6%

MAJOR CONSIDERATIONS

Numerous factors were considered in the overall review of the proposed transaction. The review process included considerations regarding LCBI and the proposed Transaction. The major considerations are as follows:

Logan County Bancshares, Inc.

•      Historical earnings;

•      Historical dividend payments;

•      Outlook for future performance, earnings, and dividends;

•      Economic conditions and outlook in LCBI’s market;

•      The competitive environment in LCBI’s market;

•      Comparisons with peer banks;

•      Recent minority stock transactions in LCBI’s common stock; and,

•      Other such factors as were deemed appropriate in rendering this opinion.

Market Factors

•      Historical and current bank merger pricing;

•      Historical and current market pricing for publicly traded banks and bank holding companies; and,

•      Recent data for go-private transactions involving banks and bank holding companies.

The Proposed Transaction

•      The price paid to the cashed-out shareholders of LCBI; and,

•      The impact on the investment value to the shareholders not cashed-out in the transaction.

OVERVIEW OF FAIRNESS ANALYSIS

In connection with rendering its opinion, Southard Financial performed a variety of financial analyses, which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and should not be interpreted based upon partial analyses.

In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of LCBI. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned a greater significance than any other.

Fairness of the Transaction Price-Cashed Out Shareholders

Comparison with Recent Control Bank Transactions

Based upon the transaction price of $50.00 per share, the Transaction price represents the following pricing ratios:

Price/Diluted Book Value ($25.74 per share at 1/31/05)	194.3%
Price/Earnings ($2.21 per share in 2004)	22.62	x
Price/Assets at January 31, 2005	19.23%

The price/book ratio (194%) is below the median price/book value ratio for the selected whole-bank transactions during 2004 (215%), but is above the median price/book value ratio for selected go-private transactions (149%), and above the average price/book value of market transactions (175%).

The price/earnings ratio (22.6x) is above the median price/earnings ratio for the selected whole-bank transactions during 2004 (18.8x); above the median price/earnings ratio for selected go-private transactions (20.3x); and above the average price/earnings ratio for market transactions (17.0x).

The price/asset ratio (19.23%) is slightly below the average ratio for the selected whole-bank transactions during 2004 (21.66%). The transaction price also represents a lower premium to recent transactions (13.6%) than the median of selected go-private transactions (17.6%); however, this difference is due, at least partially, to differences in trading volume.

On balance, the implied pricing ratios are near or above observed market pricing for whole-bank transactions, and not inconsistent with the valuation premise of enterprise value.

Analysis of Liquidity

The Transaction price of $50.00 per share represents a premium of 13.6% to the most recent traded price for LCBI common stock ($44.00 per share in the fourth quarter of 2004). There is no active market for the shares of LCBI, and trading volume was very light during 2004. Thus, the ability to sell a significant block of shares is very limited and would likely result in an adverse impact on the market value of the shares. Therefore, the proposed transaction price represents, in our opinion, a reasonable premium to the recent trading range.

Discounted Cash Flow Analysis

Based upon a pro-forma discounted cash flow analysis, Southard Financial determined the value of LCBI based upon adding (i) the present value of the estimated future dividend stream that LCBI could generate over the next five to ten year period; and, (ii) the present value of the “terminal value” of LCBI common stock at the end of the period. To determine a projected dividend stream, Southard Financial used an estimate of ongoing earnings for 2005, assumed annual growth in earnings and assets of between 5% (management’s estimate) and 8% (the high end). The analysis was performed under two dividend assumptions: (i) that LCBI maintains a dividend payout ratio of 60% (the average of the past five years); and, (ii) that LCBI pays dividends sufficient to maintain an equity/assets ratio of 8% (a normal level). The “terminal value” of LCBI common stock at the end of the projection period was determined by applying price/earnings multiples of 18-20 (the current range) times projected net income in the final year of the analysis. The dividend stream and terminal value were discounted to the present using discount rates between 12% and 15%, which Southard Financial viewed as the appropriate discount rate range for a company with LCBI’s risk characteristics. Using this analysis, the implied value of LCBI was consistently at or below the proposed Transaction price.

Summary of Analyses

The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of LCBI. Throughout the due diligence process, Southard Financial relied upon all information provided by LCBI and third party sources without independent verification.

FAIRNESS OPINION

Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the price to be paid to the cashed out shareholders of LCBI is fair, from a financial point of view.

Fairness Analysis-Remaining Shareholders

Impact on LCBI’s Capital Ratio and Return on Equity

The Transaction will reduce LCBI’s capital ratio from 9.01% at January 31, 2005 to 8.50% on a pro forma basis. The reduction in the capital ratio from the Transaction will increase the Company’s return on average equity by approximately 60 to 70 basis points.

Impact of Transaction on LCBI’s Performance and Financial Position

Southard Financial reviewed the impact of the proposed transaction on the earnings per share and book value per share of LCBI. Further, Southard Financial reviewed pro forma financial statements provided by management, which were based upon LCBI’s historical financial statements, adjusted to reflect the terms of the Transaction.

Earnings Per Share:  Based upon the terms of the Transaction, the pro forma financial statements, and our analysis, it is reasonable to expect that earnings per share post-Transaction will be higher than if LCBI does not consummate the Transaction.

Book Value:  Reported book value of LCBI was $25.74 per share at January 31, 2005.  Had the Transaction occurred on that date, book value would have declined to $25.03 per share, or by $0.71 per share (2.76%).  Based upon the non-dilutive impact on earnings per share, book value would likely return to its pre-Transaction level during the first half of 2005.

Fundamental Analysis:  Southard Financial reviewed the financial characteristics of LCBI with respect to profitability, capital ratios, liquidity, asset quality, and other factors.  Southard Financial compared LCBI to a universe of publicly traded banks and bank holding companies.  Based upon the terms of the Transaction and the pro forma financial statements, LCBI’s capital ratio and return on average equity (relative to the industry average) would be largely unchanged after the Transaction.

Expected Impact on Per Share Value

Based upon the factors outlined above, it is reasonable to expect that the impact of the Transaction on the value per share will not be adverse. However, it should be noted that the shares will no longer be listed.

Summary of Analyses

The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of LCBI.

Throughout the due diligence process, Southard Financial relied upon all information provided by LCBI and third party sources without independent verification.

Based upon the analyses discussed above and other analyses performed by Southard Financial, the impact of the proposed transaction to the shareholders of LCBI is expected to be favorable.

FAIRNESS OPINION

Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the price to be paid to the cashed out shareholders in the Transaction is fair, from a financial viewpoint, to the remaining shareholders of LCBI.

Thank you for this opportunity to be of service to the shareholders of Logan County Bancshares, Inc.

Sincerely yours,

SOUTHARD FINANCIAL

Attachments:

Exhibit 1: Logan County Bancshares, Inc., Document Review List

EXHIBIT 1

LOGAN COUNTY BANCSHARES, INC.

DOCUMENT REVIEW LIST

1.             Audited financial statements of Logan County Bancshares, Inc. for the years ended December 31, 1999-2003

2.             Consolidated Reports of Condition and Income for Bank with Domestic Offices Only of Logan Bank & Trust Company, for the period ended December 31, 2004

3.             Summary Budget of Logan County Bancshares, Inc. for 2005

4.             Uniform Bank Performance Report of Logan Bank & Trust Company for the periods ended December 31, 1999-2003 and September 30, 2004

5.             Internal financial statements of Logan Bank & Trust Company and Logan County Bancshares, Inc. for the periods ended December 31, 2004 and January 31, 2005

6.             Additional pertinent information deemed necessary to render this opinion

APPENDIX E

CHAPTER 31D  WEST VIRGINIA BUSINESS CORPORATION ACT

ARTICLE 13  APPRAISAL RIGHTS

PART I  RIGHT TO APPRAISAL AND PAYMENT FOR SHARES

§  31D-13-1301  Definitions

In this article:

(1)           “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another person or is a senior executive.  For purposes of subdivision (4), subsection (b), section one thousand three hundred two [§  31D-13-1302] of this article, a person is deemed to be an affiliate of its senior executives.

(2)           “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3)           “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections one thousand three hundred twenty-two [§§  31D-13-1322 through 31D-13-1326, 31D-13-1330 and 31D-13-1331], one thousand three hundred twenty-three, one thousand three hundred twenty-four, one thousand three hundred twenty-five, one thousand three hundred twenty-six, one thousand three hundred thirty and one thousand three hundred thirty-one of this article, includes the surviving entity in a merger.

(4)           “Fair value” means the value of the corporation’s shares determined:

(A)          Immediately before the effectuation of the corporate action to which the shareholder objects;

(B)           Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(C)           Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision (5), subsection (a), section one thousand three hundred two [§  31D-13-1302] of this article.

(5)           “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)           “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

(7)           “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)           “Senior executive” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

(9)           “Shareholder” means both a record shareholder and a beneficial shareholder.

§  31D-13-1302  Right to appraisal

(a)   A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(1)           Consummation of a merger to which the corporation is a party: (A) If shareholder approval is required for the merger by section one thousand one hundred four [§  31D-11-1104], article eleven of this chapter and the shareholder is entitled to vote on the merger, except that appraisal rights may not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (B) if the corporation is a subsidiary and the merger is governed by section one thousand one hundred five [§  31D-11-1105], article eleven of this chapter;

(2)           Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights may not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(3)           Consummation of a disposition of assets pursuant to section one thousand two hundred two [§  31D-12-1202], article twelve of this chapter if the shareholder is entitled to vote on the disposition;

(4)           An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

(5)           Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

(b)   Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4), subsection (a) of this section are limited in accordance with the following provisions:

(1)           Appraisal rights may not be available for the holders of shares of any class or series of shares which is:

(A)          Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc.; or

(B)           Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of a class or series has a market value of at least twenty million dollars, exclusive of the value of the shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent of the shares.

(2)           The applicability of subdivision (1), subsection (b) of this section is to be determined as of:

(A)          The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

(B)           The day before the effective date of the corporate action if there is no meeting of shareholders.

(3)           Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for the shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1), section (b) of this section at the time the corporate action becomes effective.

(4)           Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares where any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who: (A) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or (B) for purpose of voting their shares of the corporation, each member of the group formed is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(c)   Notwithstanding any other provision of section one thousand three hundred two [§  31D-13-1302] of this article, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, but any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of the shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell pursuant to any conversion, exchange or other right existing immediately before the effective date of the amendment does not apply to any corporate action that becomes effective within one year of that date if the action would otherwise afford appraisal rights.

(d)   A shareholder entitled to appraisal rights under this article may not challenge a completed corporate action for which appraisal rights are available unless the corporate action:

(1)           Was not effectuated in accordance with the applicable provisions of article ten [§§  31D-10-1001 et seq.], eleven [§§  31D-11-1101 et seq.] or twelve [§§  31D-12-1201 et seq.] of this chapter or the corporation’s articles of incorporation, bylaws or board of directors’ resolution authorizing the corporate action; or

(2)           Was procured as a result of fraud or material misrepresentation.

§  31D-13-1303  Assertion of rights by nominees and beneficial owners

(a)   A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted.  The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection are to be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b)   A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

(1)           Submits to the corporation the record shareholder’s written consent to the assertion of the rights no later than the date referred to in paragraph (D), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article; and

(2)           Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

PART II  PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

§  31D-13-1320  Notice of appraisal rights

(a)   If proposed corporate action described in subsection (a), section one thousand three hundred two [§  31D-13-1302] of this article is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article.  If the corporation concludes that appraisal rights are or may be available, a copy of this article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b)   In a merger pursuant to section one thousand one hundred five [§  31D-11-1105], article eleven of this chapter, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective.  The notice must be sent within ten days after the corporate action became effective and include the materials described in section one thousand three hundred twenty-two [§  31D-13-1322] of this article.

§  31D-13-1321  Notice of intent to demand payment

(a)   If proposed corporate action requiring appraisal rights under section one thousand three hundred two [§  31D-13-1302] of this article is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1)           Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2)           Must not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

(b)   A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under this article.

§  31D-13-1322  Appraisal notice and form

(a)   If proposed corporate action requiring appraisal rights under subsection (a), section one thousand three hundred two [§  31D-13-1302] of this article becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1), subsection (b) of this section to all shareholders who satisfied the requirements of section one thousand three hundred twenty-one [§  31D-13-1321] of this article.  In the case of a merger under section one thousand one hundred five [§  31D-11-1105], article eleven of this chapter, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b)   The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after that date and must:

(1)           Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify: (A) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and (B) that the shareholder did not vote for the transaction;

(2)           State:

(A)          Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under this subdivision;

(B)           A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form required by subsection (a) of this section are sent and state that the shareholder is deemed to have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

(C)           The corporation’s estimate of the fair value of the shares;

(D)          That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in paragraph (B) of this subdivision the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(E)           The date by which the notice to withdraw under section one thousand three hundred twenty-three [§  31D-13-1323] of this article must be received, which date must be within twenty days after the date specified in paragraph (B) of this subdivision; and

(3)           Be accompanied by a copy of this article.

§  31D-13-1323  Perfection of rights; right to withdraw

(a)   A shareholder who receives notice pursuant to section one thousand three hundred twenty-two [§  31D-13-1322] of this article and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article.  If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section one thousand three hundred twenty-five [§  31D-13-1325] of this article.  In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article.  Once a shareholder deposits the shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder unless the shareholder withdraws pursuant to subsection (b) of this section.

(b)   A shareholder who has complied with subsection (a) of this section may decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to paragraph (E), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article.  A shareholder who fails to withdraw from the appraisal process by that date may not withdraw without the corporation’s written consent.

(c)   A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article, is not entitled to payment under this article.

§  31D-13-1324  Payment

(a)   Except as provided in section one thousand three hundred twenty-five [§  31D-13-1325] of this article, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article is due, the corporation shall pay in cash to those shareholders who complied with subsection (a), section one thousand three hundred twenty-three [§  31D-13-1323] of this article the amount the corporation estimates to be the fair value of their shares, plus interest.

(b)   The payment to each shareholder pursuant to subsection (a) of this article must be accompanied by:

(1)           Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

(2)           A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to paragraph (C), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article; and

(3)           A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section one thousand three hundred twenty-six [§  31D-13-1326] of this article and that if any shareholder does not make a demand for further payment within the time period specified, shareholder is deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this article.

§  31D-13-1325  After-acquired shares

(a)   A corporation may elect to withhold payment required by section one thousand three hundred twenty-four [§  31D-13-1324] of this article from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article.

(b)   If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article is due, notify all shareholders who are described in subsection (a) of this section:

(1)           Of the information required by subdivision (1), subsection (b), section one thousand three hundred twenty-four [§  31D-13-1324] of this article;

(2)           Of the corporation’s estimate of fair value pursuant to subdivision (2), subsection (b), section one thousand three hundred twenty-four [§  31D-13-1324] of this article;

(3)           That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section one thousand three hundred twenty-six [§  31D-13-1326] of this article;

(4)           That those shareholders who wish to accept the offer must notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer; and

(5)           That those shareholders who do not satisfy the requirements for demanding appraisal under section one thousand three hundred twenty-six [§  31D-13-1326] of this article are deemed to have accepted the corporation’s offer.

(c)   Within ten days after receiving the shareholder’s acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2), subsection (b) of this section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d)   Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2), subsection (b) of this section to each shareholder described in subdivision (5), subsection (b) of this section.

§  31D-13-1326  Procedure if shareholder dissatisfied with payment or offer

(a)   A shareholder paid pursuant to section one thousand three hundred twenty-four [§  31D-13-1324] of this article who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest and less any payment due under section one thousand three hundred twenty-four of this article.  A shareholder offered payment under section one thousand three hundred twenty-five [§  31D-13-1325] of this article who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b)   A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) of this section within thirty days after receiving the corporation’s payment or offer of payment under sections one thousand three hundred twenty-four [§  31D-13-1324] or one thousand three hundred twenty-five [§  31D-13-1325] of this article, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

PART III  JUDICIAL APPRAISAL OF SHARES

§  31D-13-1330  Court action

(a)   If a shareholder makes demand for payment under section one thousand three hundred twenty-six [§ 31D-13-1326] of this article which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section one thousand three hundred twenty-six of this article plus interest.

(b)   The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

(c)   The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or in any amendment to it.  The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.  There is no right to a jury trial.

(d)   Each shareholder made a party to the proceeding is entitled to judgment: (1) For the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shares; or (2) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section one thousand three hundred twenty-five [§  31D-13-1325] of this article.

§  31D-13-1331  Court costs and counsel fees

(a)   The court in an appraisal proceeding commenced under section one thousand three hundred thirty [§  31D-13-1330] of this article shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.  The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(b)   The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)           Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section one thousand three hundred twenty [§  31D-13-1320], one thousand three hundred twenty-two [§  31D-13-1322], one thousand three hundred twenty-four [§  31D-13-1324] or one thousand three hundred twenty-five [§  31D-13-1325], of this article; or

(2)           Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

(c)   If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d)   To the extent the corporation fails to make a required payment pursuant to section one thousand three hundred twenty-four [§  31D-13-1324], one thousand three hundred twenty-five [§  31D-13-1325], or one thousand three hundred twenty-six [§  31D-13-1326] of this article, the shareholder may sue directly for the amount owed and, to the extent successful, are to be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.